As filed with the Securities and Exchange Commission on February 6, 2024

Registration No. 333-275528

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

 AMENDMENT NO. 1

TO

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________________

Royalty Management Holding Corporation
(Exact name of registrant as specified in its charter)

____________________________

Delaware	8731	86-1599759
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12115 Visionary Way, Suite 174

Fishers, Indiana 46038

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Thomas M. Sauve

Chief Executive Officer

12115 Visionary Way, Suite 174

Fishers, Indiana 46038

Telephone: (317) 855-9926

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies to:

_________________

Mitchell S. Nussbaum Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

(212) 407-4000

____________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated February 6, 2024

Royalty Management Holding Corporation

2,996,500 Shares of Class A Common Stock

3,901,201 Warrants to Purchase Shares of Class A Common Stock

9,148,963 Shares of Class A Common Stock Underlying Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of (A) up to 2,996,500 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), consisting of (i) 2,646,500 shares of Class A Common Stock (the “Founder Shares”) issued in connection with the consummation of the Business Combination (as defined below), in exchange for 2,646,500 shares of Class B Common Stock of American Acquisition Opportunity Inc. (“AMAO”) originally issued in a private placement to American Opportunity Ventures, LLC (the “Sponsor”) and certain other holders of AMAO’s Founders Shares for an aggregate purchase price of $25,000, or approximately $0.009 per share; and (ii) 350,000 shares of Class A Common Stock (the “Deferred Fee Shares”) issued to EF Hutton’s designees in lieu of the cash deferred fee owed to them from AMAO’s initial public offering at a per share value of $10.00 per share; and (B) up to 3,901,201 warrants (the “private placement warrants”) originally issued in a private placement to the Sponsor at a per warrant price of $1.00 per warrant. In addition, this prospectus relates to the offer and sale of up to 5,246,962 shares of Class A Common Stock that are issuable by us upon the exercise of 5,247,762 warrants (the “public warrants”) and up to 3,901,201 shares of Class A Common Stock issuable upon the exercise of the private placement warrants. The per warrant exercise price is $11.50.

On October 31, 2023, we consummated the business combination, (“the Business Combination”), contemplated by the Agreement and Plan of Merger, dated June 28, 2022, as amended, with Royalty Merger Sub (“Merger Sub”), a wholly-owned subsidiary of AMAO, and Royalty Management Corporation (“Legacy Royalty”), (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub was merged with and into Legacy Royalty, with Legacy Royalty surviving the merger as a wholly owned subsidiary of AMAO (the “Business Combination”). Upon the closing of the Business Combination (the “Closing”), we changed our name to Royalty Management Holding Corporation.

We will not receive any proceeds from the sale of the shares by the Selling Securityholders. We will receive the proceeds from any exercise of the warrants for cash. We may receive up to an aggregate of approximately $105.2 million from the cash exercise of the warrants. The exercise price of each of our warrants is $11.50 per warrant. However, the last reported sales price of our Class A Common Stock on January 26, 2024 was $1.509. The likelihood that holders of warrants will exercise their warrants, and therefore, any amount of cash proceeds that we may receive is dependent upon the trading price of our Class A Common Stock. If the trading price of our Class A Common Stock continues to be less than $11.50 per share, we do not expect holders to exercise their warrants. Any proceeds from the exercise of such securities would increase our liquidity, but we are not currently budgeting for any cash proceeds from the exercise of warrants when planning for our operational funding needs. As described in this prospectus, we expect we may need additional capital to support our operations; however, sales of our securities in the public market by the registered holders could depress the market price of our Class A Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Common Stock and warrants. For further information regarding our operational funding needs, see the section of this prospectus titled “Risk Factors -The significant number of shares of Class A Common Stock that may be resold pursuant to this registration statement may negatively impact our stock price and make it more difficult or more expensive to raise additional equity capital.

We will bear all costs, expenses and fees in connection with the registration of the shares of Class A Common Stock. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Class A Common Stock.

Our Class A Common Stock is listed on The Nasdaq Stock Market, or NASDAQ, under the symbol “RMCO” and our warrants are listed on the NASDAQ under the symbol “RMCOW.” The exercise price of each of our outstanding warrants is $11.50 per share. On January 26, 2024, the closing sale price of our Class A Common Stock as reported on the NASDAQ was $1.509, and the closing sale price of our warrants as reported on the NASDAQ was $0.0222.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Emerging Growth Company Status.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 10 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________ ____, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of common stock issuable upon the exercise of any public or private warrants. We will receive proceeds from any exercise of the public or private warrants for cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take responsibility for and can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the selling stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “Royalty Management” refer to the consolidated operations of Royalty Management Holding Corporation, formerly known as American Acquisition Opportunity, Inc., and its subsidiaries. References to “AMAO” refer to the Company prior to the consummation of the Business Combination and references to “Royalty Management Corporation” refer to Royalty Management Corporation prior to the consummation of the Business Combination.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”), including, among other things, statement regarding the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “intend” “may,” “might,” “plan,” “possible,” “potential,” “project,” “scheduled,” “seek,” “should,” “will” or similar expressions, but the absence of these words does not mean that a statement is not forward-looking. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the Company’s ability to:

•	market acceptance of Royalty’s current and future products and services;

•	changing regulatory environments and costs associated with compliance, particularly as related to Royalty’s operations in the resource sector;

•	Royalty’s ability to compete with other companies offering similar revenue and royalty streams;

•	the amount and timing of operating expenses, particularly lease and royalty administration of Royalty’s business, operations and infrastructure;

•	Royalty’s ability to control costs, including operating expenses as well as future investments;

•	Royalty’s ability to manage organic growth and growth fueled by acquisitions;

•	investor perception and acceptance of resource-related royalty streams; and general economic conditions and events.

•	maintain the listing of its Class A Common Stock and Warrants on Nasdaq;

•	meet future liquidity requirements, which may require additional financing; and

•	effectively respond to general economic and business conditions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

Overview of the Company

Royalty Management Holding Corporation is focused on investing or purchasing assets that have current or near-term income to provide the company with accretive cash flow from which it can reinvest in new assets or expand cash flow from existing assets. These assets typically are natural resources assets (including real estate), patents, and intellectual property, and emerging technologies.

Royalty has a diversified business plan dedicated both to near term cash flow as well as long term growth. Additionally, Royalty identifies and invests in undervalued assets which are either under-utilized, undeveloped or at an inflection point in their life cycle. Royalty’s business plan is focused on assets and revenue streams that are divided into 3 groups:

Resources and Land Assets – Royalty has 3 resource and land assets in operation:

FUB Mineral – Royalty stream is 2.3% of gross sales price from PCI carbon operation in Perry County Kentucky. The royalty agreement carries a 10 year term, which then automatically extends yearly thereafter until all leased coal has been mined.

Ferrox Holdings – Investment in convertible note of operating Titanium and Pig Iron mine in Limpopo South Africa. The principal of the investment totaled $250,000 and carries a 7% interest rate with a maturity date of August 31, 2023.

Sycamore Holdings – Land rental income totaling a fixed $2,500 per month from a carbon processing operation located in Pike County Kentucky.

Royalty plans to acquire assets and rights for critical element and rare earth element, metallurgical carbon, traditional resource deposits and land resources that are or can be proven out and monetized for long term cash flow stream.

•	Net Carbon Assets – Carbon deposits often get labeled with a broad brush. The Royalty team is experienced at identifying which deposits can generate sustainable cash flow from infrastructure demand

•

Land Assets – Land is a commodity that can drive lease and royalty payments through the transition to more sustainable industries such as regenerative agriculture, recycling and other industries built for a transitioning economy.

•

Critical and Rare Earth Metals – Royalty has interests in 30,000 acres of surface and mineral assets to investigate and develop rare earth and critical elements from clay deposits associated with Appalachian coal seams.

Sustainable Assets – Sustainable revenue streams utilizing land and methods traditionally focused only on legacy ways of monetizing land and assets, such as targeting water, regenerative agriculture, sustainable timber and sustainable building solutions through long term financial structures.

•

Water Rights – Royalty has development rights agreement from land and infrastructure assets throughout Indiana, Kentucky and West Virginia and are exploring partnerships to develop such opportunities to bring to market.

•

Sustainable housing and farms – Royalty has rights to buy and/or provide the financing for housing and indoor farming company that builds its products from upcycled shipping containers that provide a sustainable, durable and energy efficient solution to the market.

•

Sustainable timber assets – Timber properties that are sustainably farmed help the growth of the future generation of trees in a stronger, faster and better environment. The Royalty team has been involved in sustainable timbering for over 12 years.

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Royalty had no operational agreements under this category.

IP & Digital Assets – Royalty acquires the rights to intellectual property and purchases and/or funds the development of intellectual property development to achieve long term technology value from creating revenue streams.

•

Agriculture and Recycling IP – The Royalty team is identifying new methods and the associate IP for sustainable farming and recycling. Royalty has one asset under operations which is the investment in the LBX Token. At December 31, 2021, the Company is the holder of 250,000 LBX Tokens which have been recorded at their purchase price of $8 per token. No cash consideration was given but a convertible note in the amount of $2,000,000 and 76,924 warrants were issued to Westside Advisors LLC. During 2022, due to lack of market transactions and failure to list on an exchange the token value was written to $0 on the balance sheet as of December 31, 2022.

The Business Combination and Related Transactions

On October 31, 2023, we consummated the business combination, or the Business Combination, contemplated by the Agreement and Plan of Merger, dated June 28, 2022, as amended, with Royalty Merger Sub (“Merger Sub”), a wholly-owned subsidiary of AMAO, and Royalty Management Corporation (“Legacy Royalty”), (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub was merged with and into Legacy Royalty, with Legacy Royalty surviving the merger as a wholly owned subsidiary of AMAO (the “Business Combination”). Upon the closing of the Business Combination (the “Closing”), we changed our name to Royalty Management Holding Corporation.

Summary Risk Factors

Investments in our securities involve substantial risk. The occurrence of one or more of the events or circumstances described in the section of this prospectus entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others, the following:

•	Royalty has a relatively short operating history, which makes it difficult to evaluate its makes e business and future prospects difficult and may increase the risk of your investment.
•	Management has determined that there are factors that raise substantial doubt about its ability to continue as a going concern.
•	Royalty has limited capital resources which may require it to raise additional capital which could result in substantial dilution or significant debt service obligations.
•	Since its inception, all of Royalty’s revenues come from three sources. The loss of any one of these could results in a material adverse effect on Royalty
•	As a company with portfolio holdings in the mining industry, we face many particular and evolving risks associated with that industry.
•	Our long-term results of operations are difficult to predict and depend on the continued growth of current and future royalty streams.
•	The growth and success of our business depends on the continued contributions of our key executives, as well as our ability to attract and retain qualified personnel.
•	Concentrations of ownership among the Royalty’s officers, directors and their affiliates may prevent new investors from influencing significant corporation actions.
•	There can be no assurance that Royalty’s Class A Common Stock will be able to comply with the continued listing standards of Nasdaq.
•	Royalty’s management has little experience in operating a public company.
•

Royalty may issue additional shares of Class A Common Stock or other equity securities without your approval which could dilute your ownership interests and depress the trading price of Company’s Class A Common Stock

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Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	the option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering of our securities. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period to comply with new or revised accounting standards. We have elected to use the extended transition period to comply with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Exercise of Warrants

The exercise price of our Warrants is $11.50 per share of Class A Common Stock. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Class A Common Stock. If the trading price of our Class A Common Stock is less than $11.50 per share, we believe holders of our Warrants are unlikely to exercise their Warrants. Conversely, the Warrant holders are more likely to exercise their Warrants the higher the price of our Class A Common Stock is above $11.50 per share. The closing price of our Class A Common Stock on the Nasdaq on January 26 , 2024 was $1.509, which is below the $11.50 exercise price of the Warrants. It is unlikely that the Warrants will be exercised until the market price exceeds the exercise price. The Warrants are exercisable on a cashless basis under certain circumstances specified in the Warrant Agreement. To the extent that any Warrants are exercised on a cashless basis, the aggregate amount of cash we would receive from the exercise of the Warrants will decrease.

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Corporate Information

We were incorporated in Delaware on January 20, 2021 under the name American Acquisition Opportunity, Inc., in order to effectuate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. AMAO completed its initial public offering on March 22, 2021. On October 31, 2023, AMAO and RMC consummated the transactions contemplated by the Business Combination Agreement. On the Closing Date, AMAO changed its name to Royalty Management Holding Corporation.

The mailing address of our principal executive office is 12115 Visionary Way, Suite 174, Fishers Indiana 46038, and our telephone number is (317) 855-9926.

THE OFFERING

Shares of Class A Common Stock offered by us	9,148,963 shares of Class A Common Stock issuable upon exercise of Warrants.
Shares of Class A Common Stock offered by the selling stockholders	2,996,500 shares of Class A Common Stock.
Warrants being offered by the selling stockholders	3,901,201
Exercise price per Warrant	$11.50.
Use of proceeds

We will not receive any proceeds from the sale of shares of Class A Common Stock by the selling stockholders pursuant to this prospectus. We will receive any proceeds from the exercise of the Warrants for cash, but not from the sale of the shares of Class A Common Stock issuable upon such exercise.

Risk factors

You should carefully read the “Risk Factors” beginning on page 8 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Class A Common Stock or Warrants.

Nasdaq symbol for our Class A Common Stock	“RMCO”
Nasdaq symbol for our Warrants	“RMCOW”

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. The following discussion should be read in conjunction with our financial statements and the financial statements of the Company and notes to the financial statements included herein.

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Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refers to the Company and its subsidiaries

.

Risks Related to Royalty

Royalty has a relatively short operating history, which makes it difficult to evaluate its business and future prospects.

Royalty has a relatively short operating history, which makes it difficult to evaluate Royalty’s business and future prospects. Royalty has been in existence only since 2021 and all of Royalty’s revenue growth has occurred during 2022. Royalty has encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, including those related to:

•	market acceptance of Royalty’s current and future products and services;

•	changing regulatory environments and costs associated with compliance, particularly as related to Royalty’s operations in the resource sector;

•	Royalty’s ability to compete with other companies offering similar revenue and royalty streams;

•	the amount and timing of operating expenses, particularly lease and royalty administration of Royalty’s business, operations and infrastructure;

•	Royalty’s ability to control costs, including operating expenses as well as future investments;

•	Royalty’s ability to manage organic growth and growth fueled by acquisitions;

•	investor perception and acceptance of resource-related royalty streams; and

•	general economic conditions and events.

If Royalty does not manage these risks successfully, its business and financial performance will be adversely affected.

Management has determined that there are factors that raise substantial doubt about our ability to continue as a going concern.

The accompanying consolidated financial statements of Royalty have been prepared in conformity with accounting principles generally accepted in the United States of America, assuming we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Royalty did not realize a profit in either of 2021 or 2022. At December 31, 2022, we had an accumulated deficit of approximately $2,717,124 and positive working capital of approximately $12,000. These factors raise substantial doubt about its ability to continue as a going concern within one year from the date of this proxy statement/prospectus. Royalty’s ability to continue as a going concern is dependent on its ability to raise the required additional capital or debt financing to meet short and long-term operating requirements. Royalty may also encounter business endeavors that require significant cash commitments or unanticipated problems or expenses that could result in a requirement for additional cash. As it continues to raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of its current stockholders could be reduced, and such securities might have rights, preferences, or privileges senior to Royalty Class A Common Stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available to us or are not available on acceptable terms, Royalty may not be able to take advantage of prospective business endeavors or opportunities, which could significantly and materially restrict its operations. If Royalty is unable to obtain the necessary capital, it may have to cease operations.

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Royalty has limited capital resources and will need to raise additional capital. Such funding, if obtained, could result in substantial dilution or significant debt service obligations. Royalty may not be able to obtain additional capital on commercially reasonable terms in a timely manner, which could adversely affect its liquidity, financial position, and ability to continue operations.

As a new company founded during 2021, Royalty will likely need to continue to raise capital in order to grow. In connection with the Business Combination, a total of 253,807 shares of American Acquisition Opportunity’s Class A Common Stock were redeemed which resulted in only $986,617 in proceeds prior to expenses being released to Royalty at the Closing. Its ability to raise additional funds will depend on financial, economic and other factors, many of which are beyond its control. Royalty cannot be certain that additional funding will be available on acceptable terms, or at all. Royalty has limited committed sources of additional capital and if it is unable to raise additional capital in sufficient amounts or on terms acceptable to it, it may have to significantly delay, scale back or discontinue its intended growth.

The significant number of shares of Class A Common Stock that may be resold pursuant to this registration statement may negatively impact our stock price and make it more difficult or more expensive to raise additional equity capital.

If Royalty was to seek additional equity financing, the significant number of shares that can be resold in the public market may have a negative impact on the stock price. Consequently, any further capital raise might not be available to us, or may only be available on terms that would result in significant dilution of its stockholders’ interests.

During the period from June 21, 2021 (Inception) through December 31, 2021 Royalty had no revenue. For the year ended December 31, 2022, approximately 100% of Royalty’s revenue came from 3 sources. In the event of any material decrease in revenue from one of these customers, or if Royalty is unable to replace the revenue through other customers, its financial condition and results from operations could be materially and adversely affected.

As of December 31, 2021, Royalty had yet to generate revenue.

For the year ended December 31, 2022 and the nine months ended September 30, 2023, Royalty’s revenue is comprised of the performance of environmental services and royalty and lease revenue governed by three underlying royalty/lease contracts consisting of (i) the Carnegie Override/Carnegie 2 Royalty, (ii) Real Estate and (iii) Data Hosting and Services. Royalty also receives income from investments in LLCs including Fub Mineral LLC and Ferox LLC which is accounted for as Other Income..

All the revenue-generating activity is undertaken in eastern Kentucky, central Indiana and Limpopo, South Africa. The loss of any one of these revenue streams would have a significant adverse effect on Royalty.

Dependence on third-party operators

Royalty is not and will not be directly involved in the exploration, development and production of minerals from, or the continued operation of, the mineral projects underlying the royalties or streams that are or may be held by it. The exploration, development and operation of such properties is determined and carried out by third-party owners and operators thereof and any revenue that may be derived from the Royalty’s asset portfolio will be based on production by such owners and operators. Third-party owners and operators will generally have the power to determine the manner in which the properties are exploited, including decisions regarding feasibility, exploration and development of such properties or decisions to commence, continue or reduce, or suspend or discontinue production from a property. The interests of third-party owners and operators and those of Royalty may not always be aligned. As an example, it will usually be in the interest of Royalty to advance development and production on properties as rapidly as possible, in order to maximize near-term cash flow, while third-party owners and operators may take a more cautious approach to development, as they are exposed to risk on the cost of exploration, development and operations. Likewise, it may be in the interest of owners and operators to invest in the development of, and emphasize production from, projects or areas of a project that are not subject to royalties, streams or similar interests that are or may be held by Royalty. The inability of Royalty to control or influence the exploration, development or operations for the properties in which it holds or may hold royalties or streams may have a material adverse effect on Royalty’s business, results of operations and financial condition.

Royalty may not be entitled to any compensation if the properties in which it holds or may hold royalties or streams discontinue exploration, development or operations on a temporary or permanent basis. The owners or operators of the projects in which the Company holds an interest may, from time to time, announce transactions, including the sale or transfer of the projects or of the operator itself, over which the Company has little or no control. If such transactions are completed, it may result in a new operator, which may or may not explore, develop or operate the project in a similar manner to the current operator, which may have a material adverse effect on the Company’s business, results of operations and financial condition. The effect of any such transaction on the Company may be difficult or impossible to predict.

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To the extent that they relate to the exploration, development and production of minerals from, or the continued operation of, the properties in which Royalty holds or may hold royalties, streams or similar interests, Royalty will be subject to the risk factors applicable to the owners and operators of such mines or projects.

Mineral exploration, development and production generally involves a high degree of risk. Such operations are subject to all of the hazards and risks normally encountered in the exploration, development and production of metals, including weather related events, unusual and unexpected geology formations, seismic activity, environmental hazards and the discharge of toxic chemicals, explosions and other conditions involved in the drilling, blasting and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to property, injury or loss of life, environmental damage, work stoppages, delays in exploration, development and production, increased production costs and possible legal liability. Any of these hazards and risks and other acts of God could shut down such activities temporarily or permanently. Mineral exploration, development and production is subject to hazards such as equipment failure or failure of retaining dams around tailings disposal areas, which may result in environmental pollution and consequent liability for the owners or operators thereof. The exploration for, and development, mining and processing of, mineral deposits involves significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate.

Royalty currently has royalty interests in various exploration-stage projects. While the discovery of mineral deposits may result in substantial rewards, few properties that are explored are ultimately developed into producing mines. Major expenditures may be required to locate and establish mineral reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that exploration or development programs planned by the owners or operators of the properties underlying royalties or streams that are or may be held by it will result in profitable commercial mining operations. Whether a mineral deposit will be commercially viable depends on a number of factors, including cash costs associated with extraction and processing; the particular attributes of the deposit, such as size, grade and proximity to infrastructure; mineral prices, which are highly cyclical; government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection; and political stability. The exact effect of these factors cannot be accurately predicted but the combination of these factors may result in one or more of the properties underlying Royalty’s current or future interests not receiving an adequate return on invested capital. Accordingly, there can be no assurance the properties underlying its interests will be brought into a state of commercial production.

Risks related to mineral reserves and resources

The mineral reserves and resources on properties underlying the royalties, streams or similar interests that may or will be held by Royalty are estimates only, and no assurance can be given that the estimated reserves and resources are accurate or that the indicated level of minerals will be produced. Such estimates are, in large part, based on interpretations of geological data obtained from drill holes and other sampling techniques. Actual mineralization or formations may be different from those predicted by the owners or operators of the properties. Further, it may take many years from the initial phase of drilling before production is possible and, during that time, the economic feasibility of exploiting a discovery may change. Market price fluctuations of commodities, as well as increased production and capital costs or reduced recovery rates, may render the proven and probable reserves on properties underlying the royalties, streams or similar interests that are or may be held by Royalty unprofitable to develop at a particular site or sites for periods of time or may render reserves containing relatively lower grade mineralization uneconomic. Moreover, short-term operating factors relating to the reserves, such as the need for the orderly development of ore bodies or the processing of new or different ore grades, may cause reserves to be reduced or not extracted. Estimated reserves may have to be recalculated based on actual production experience. The economic viability of a mineral deposit may also be impacted by other attributes of a particular deposit, such as size, grade and proximity to infrastructure; by governmental regulations and policy relating to price, taxes, royalties, land tenure, land use permitting, the import and export of minerals and environmental protection; and by political and economic stability.

Resource estimates in particular must be considered with caution. Resource estimates for properties that have not commenced production are based, in many instances, on limited and widely spaced drill holes or other limited information, which is not necessarily indicative of the conditions between and around drill holes. Such resource estimates may require revision as more drilling or other exploration information becomes available or as actual production experience is gained. Further, resources may not have demonstrated economic viability and may never be extracted by the operator of a property. It should not be assumed that any part or all of the mineral resources on properties underlying the royalties, streams or similar interests that are or may be held by Royalty constitute or will be converted into reserves. Any of the foregoing factors may require operators to reduce their reserves and resources, which may have a material adverse effect on Royalty’s business, results of operations and financial condition.

Royalty’s operations may be impaired if its information technology systems fail to perform adequately or if Royalty is the subject of a data breach or cyber-attack.

Royalty relies on information technology systems in order to conduct business, including communicating with employees and Royalty’s key commercial customers and vendors. While Royalty has taken steps to ensure the security of Royalty’s information technology systems, Royalty’s systems may nevertheless be vulnerable to computer viruses, security breaches and other disruptions from unauthorized users. If Royalty’s information technology systems are damaged or cease to function properly for an extended period of time, whether as a result of a significant cyber incident or otherwise, Royalty’s ability to communicate internally as well as with Royalty’s customers could be significantly impaired, which may adversely impact Royalty’s business.

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Additionally, in the normal course of Royalty’s business, Royalty collects, stores and transmits proprietary and confidential information regarding it customers, employees, suppliers and others, including personally identifiable information. An operational failure or breach of security from increasingly sophisticated cyber threats could lead to loss, misuse or unauthorized disclosure of this information about Royalty’s employees or customers, which may result in regulatory or other legal proceedings, and have a material adverse effect on Royalty’s business and reputation. Royalty also may not have the resources or technical sophistication to anticipate or prevent rapidly-evolving types of cyber-attacks. Any such attacks or precautionary measures taken to prevent anticipated attacks may result in increasing costs, including costs for additional technologies, training and third party consultants. The losses incurred from a breach of data security and operational failures as well as the precautionary measures required to address this evolving risk may adversely impact Royalty’s financial condition, results of operations and cash flows.

The growth and success of Royalty’s business depends on the continued contributions of Royalty’s executive management, as well as Royalty’s ability to attract and retain qualified personnel.

Royalty’s growth and success is dependent upon the continued contributions made by executive management team. Royalty relies on its management team when to develop new royalty revenue streams. If Royalty’s management cannot serve Royalty or is no longer willing to do so, Royalty may not be able to find alternatives in a timely manner or at all. This may have a material adverse effect on Royalty’s business. In addition, Royalty’s growth and success will depend to a significant extent on Royalty’s ability to identify, attract, hire, train and retain qualified professional, creative, technical and managerial personnel. Competition for experience and qualified talent in the indoor agriculture marketplace can be intense. Royalty may not be successful in identifying, attracting, hiring, training and retaining such personnel in the future. If Royalty is unable to hire, assimilate and retain qualified personnel in the future, such inability could adversely affect Royalty’s operations.

Protecting and defending against future intellectual property claims may have a material adverse effect on Royalty’s future business plans.

Royalty’s future growth plans include acquiring and sponsoring intellectual property rights although it does not have any such rights at the current time.

If it obtains any such rights in the future, Royalty’s will need to ensure that such intellectual property is protected. Royalty will seek to protect any proprietary and intellectual property rights it may obtain in the future through patent applications and trademark laws, nondisclosure agreements. Enforcement of its intellectual property rights would be costly, and there can be no assurance that Royalty will have the resources to undertake all necessary action to protect its intellectual property rights or that Royalty will be successful. Any infringement of Royalty’s material intellectual property rights could require it to redirect resources to actions necessary to protect same and could distract management from its underlying business operations. An infringement of Royalty’s material intellectual property rights and resulting actions could adversely affect its operations.

Royalty cannot assure investors that it will obtain any intellectual property or similar rights. Further, Royalty cannot predict how long it would take to obtain the appropriate protection under patent and trademark laws. If a patent is obtained, it is possible that its competitors may design their products around its patented technologies. Further, Royalty cannot assure investors that other parties will not challenge any patents granted to Royalty, or that courts or regulatory agencies will hold its patents to be valid, enforceable, and/or infringed. Royalty cannot guarantee investors that Royalty will be successful in defending challenges made against its patents and patent applications. Any successful third-party challenge or challenges to its patents could result in the unenforceability or invalidity of such patents, or such patents being interpreted narrowly and/or in a manner adverse to its interests. Royalty’s ability to establish or maintain a technological or competitive advantage over its competitors and/or market entrants may be diminished because of these uncertainties. For these and other reasons, Royalty’s intellectual property may not provide Royalty with any competitive advantage. For example:

•	Royalty may not have been the first to make the inventions claimed or disclosed in its patent application;

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Royalty may not have been the first to file patent application. To determine the priority of these inventions, Royalty may have to participate in interference proceedings or derivation proceedings declared by the U.S. Patent and Trademark Office (“USPTO”), which could result in substantial cost to Royalty, and could possibly result in a loss or narrowing of patent rights. No assurance can be given that its granted patents will have priority over any other patent or patent application involved in such a proceeding, or will be held valid as an outcome of the proceeding;

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other parties may independently develop similar or alternative products and technologies or duplicate any of Royalty’s products and technologies, which can potentially impact its market share, revenue, and goodwill, regardless of whether intellectual property rights are successfully enforced against these other parties;

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it is possible that if Royalty is issued patents in the future, they may not provide intellectual property protection of commercially viable products or product features, may not provide Royalty with any competitive advantages, or may be challenged and invalidated by third parties, patent offices, and/or the courts;

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Royalty may be unaware of or unfamiliar with prior art and/or interpretations of prior art that could potentially impact the validity or scope of Royalty’s patents or patent applications that Royalty may file;

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Royalty takes efforts to enter into agreements with employees, consultants, collaborators, and advisors to confirm ownership and chain of title in intellectual property rights. However, an inventorship or ownership dispute could arise that may permit one or more third parties to practice or enforce Royalty’s intellectual property rights, including possible efforts to enforce rights against Royalty;

•	Royalty may elect not to maintain or pursue intellectual property rights that, at some point in time, may be considered relevant to or enforceable against a competitor;

•	Royalty may not develop additional proprietary products and technologies that are patentable, or Royalty may develop additional proprietary products and technologies that are not patentable;

•	the patents or other intellectual property rights of others may have an adverse effect on Royalty’s business; and

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Royalty applies for patents relating to Royalty’s products and technologies and uses thereof, as Royalty deem appropriate. However, Royalty or its representatives or their agents may fail to apply for patents on important products and technologies in a timely fashion or at all, or Royalty or its representatives or their agents may fail to apply for patents in potentially relevant jurisdictions.

To the extent Royalty’s future intellectual property offers inadequate protection, or is found to be invalid or unenforceable, Royalty would be exposed to a greater risk of direct or indirect competition. If Royalty’s future intellectual property does not provide adequate coverage over Royalty’s competitors’ products, its competitive position could be adversely affected, as could its business.

Royalty’s success depends in part upon Royalty’s ability to protect its core leases and royalty streams.

Royalty’s success depends in part upon its ability to protect its core leases, royalty and potential future intellectual property. To establish and protect its proprietary rights, Royalty relies on a combination of trademark, copyright, patent, trade secret and unfair competition laws of the United States and other countries, as well as contract provisions, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee disclosure and invention assignment agreements, and other contractual rights, as well as procedures governing internet/domain name registrations. However, there can be no assurance that these measures will be successful in any given case. Royalty may be unable to prevent the misappropriation, infringement or violation of its intellectual property rights, breach of any contractual obligations to Royalty, or independent development of intellectual property that is similar to Royalty’s any of which could reduce or eliminate any competitive advantage Royalty has developed, adversely affecting Royalty’s revenues or otherwise harming Royalty’s business.

Royalty generally controls access to and use of its proprietary technology and other confidential information through the use of internal and external controls, including contractual protections with employees, contractors, customers, and partners, and Royalty’s software is protected by U.S. copyright laws.

Despite efforts to protect Royalty’s proprietary rights through intellectual property laws, licenses, and confidentiality agreements, unauthorized parties may still copy or otherwise obtain and use Royalty’s technology. Companies in the Internet, technology, and software industries frequently enter into litigation based on allegations of infringement, misappropriation, or violations of intellectual property rights or other laws. From time to time, Royalty may face allegations that Royalty have infringed the trademarks, copyrights, patents, trade secrets and other intellectual property rights of third parties, including competitors. If it became necessary for Royalty to resort to litigation to protect these rights, any proceedings could be burdensome, costly and divert the attention of Royalty’s personnel, and Royalty may not prevail. In addition, any repeal or weakening of laws or enforcement in the United States or internationally intended to protect intellectual property rights could make it more difficult for Royalty to adequately protect Royalty’s intellectual property rights, negatively impacting their value and increasing the cost of enforcing Royalty’s rights.

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Royalty may need to enter into intellectual property license agreements in the future, and if Royalty is unable to obtain these licenses, its business could be harmed.

Royalty may need or may choose to obtain licenses and/or acquire intellectual property rights from third parties to advance its research or commercialization of Royalty’s current or future products. Royalty also cannot provide any assurances that third-party patents do not exist that might be enforced against Royalty’s current or future products in the absence of such a license or acquisition. Royalty may fail to obtain any of these licenses or intellectual property rights on commercially reasonable terms. Even if Royalty is able to obtain a license, it may be non-exclusive, thereby giving its competitors access to the same technologies licensed to Royalty. In that event, Royalty may be required to expend significant time and resources to develop or license replacement technology. If Royalty is unable to do so, it may be unable to develop or commercialize the affected products, which could materially harm its business and the third parties owning such intellectual property rights could seek either an injunction prohibiting its sales, or, with respect to its sales, an obligation on its part to pay royalties and/or other forms of compensation.

Others may assert intellectual property infringement claims against Royalty

Companies in the software and technology industries can own patents, copyrights, trademarks, and trade secrets, and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. In addition, various “non-practicing entities” that own patents (colloquially known as “patent trolls”) often attempt to aggressively assert their rights to extract value from technology companies. It is possible that, from time to time, third parties may claim that Royalty’s products misappropriate or infringe their intellectual property rights. Irrespective of the validity or the successful assertion of any such claims, Royalty could incur significant costs and diversion of resources in defending against these claims, which could adversely affect Royalty’s operations. Royalty may receive unfavorable preliminary or interim rulings in the course of litigation, and there can be no assurances that favorable final outcomes will be obtained in all cases. Royalty may decide to settle such lawsuits and disputes on terms that are unfavorable to it. As a result, Royalty may also be required to develop alternative non-infringing technology or practices or discontinue the practices. The development of alternative non-infringing technology or practices could require significant effort and expense or may not be feasible. In addition, to the extent claims against Royalty is successful, Royalty may have to pay substantial money damages or discontinue, modify, or rename certain products or services that are found to be in violation of another party’s rights. Royalty may have to seek a license (if available on acceptable terms, or at all) to continue offering products and services, which may significantly increase its operating expenses.

Concentration of ownership in Royalty may prevent new investors from influencing significant corporate decisions.

Certain stockholders own a significant portion of the outstanding shares of Class A Common Stock. Specifically, through entities owned and controlled by the respective parties, our CEO owns 8.18% of the outstanding shares of Class A Common Stock, Kirk Taylor owns 9.95% of the outstanding shares of Class A Common Stock and Mark Jensen, the former CEO of AMAO owns 7.74% of Royalty’s outstanding shares of Class A Common Stock.

As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, appointment and removal of officers, any amendment of the amended and restated certificate of incorporation (the “Charter”) and approval of mergers and other business combination transactions requiring stockholder approval, including proposed transactions that would result in the Royalty stockholders receiving a premium price for their shares and other significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

There can be no assurance that the Class A Common Stock and Warrants will be able to comply with the continued listing standards of Nasdaq.

If Royalty fails to satisfy the continued listing requirements for Nasdaq, we could face significant material adverse consequences, including:

•	limited availability of market quotations for the Royalty’s securities;

•	a limited amount of analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

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If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of our securities, may decline.

Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for Royalty’s securities. Accordingly, the valuation ascribed to Royalty may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for the our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a negative impact on your investment in Royalty’s securities and its securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Royalty’s securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

•	changes in the market’s expectations about our operating results;

•	success of competitors;

•	failure to attract analyst coverage for our stock or one or more analysts ceases coverage of Roalty or fails to publish reports on it regularly;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning Royalty or the industries in which we operate in general;

•	operating and share price performance of other companies that investors deem comparable to Royalty;

•	Royalty’s ability to market new and enhanced products and technologies on a timely basis;

•	changes in laws and regulations affecting our business;

•	our ability to meet compliance requirements;

•	commencement of, or involvement in, litigation involving Royalty;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of our Class A Common Stock available for public sale;

•	any major change in Royalty’s board of directors or management;

•	sales of a substantial number of shares of Class A Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

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Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of Royalty’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of Royalty’s securities also could adversely affect our ability to issue additional securities and ability to obtain additional financing in the future.

Royalty will incur significant increased expenses and administrative burdens as a public company, which could negatively impact its business, financial condition and results of operations.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that Royalty does not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities Royalty has not done previously. For example, we have created new board committees and adopted new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs to rectify those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require Royalty to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Our failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it after the Business Combination is consummated could negatively impact its business.

Royalty was not subject to Section 404 of the Sarbanes-Oxley Act prior to the Business Combination. However, we will be required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Royalty as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are now applicable. If we are not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, we may not be able to assess whether its internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of its securities.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make Royalty’s securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.

We are as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of the Class A Common Stock that is held by non-affiliates equals or exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2026 which is the last day of the fiscal year following the fifth anniversary of the date of the first sale of American Acquisition Opportunity Class A Common Stock. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as Royalty is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, Royalty may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find the Class A Common Stock less attractive because we will rely on these exemptions, which may result in a less active trading market for the our Class A Common Stock and its price may be more volatile.

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Royalty’s management has limited experience in operating a public company.

Royalty’s executive officers have limited experience in the management of a publicly traded company. Royalty’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the company. Royalty may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase our operating costs in future periods.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about Royalty, our business, or our market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for Royalty’s securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on Royalty. If no securities or industry analysts commence coverage of Royalty, our share price and trading volume would likely be negatively impacted. If any of the analysts who may cover Royalty change their recommendation regarding Class A Common Stock adversely, or provide more favorable relative recommendations about its competitors, the price of our shares of Class A Common Stock would likely decline. If any analyst who may cover us were to cease coverage or fail to regularly publish reports on it, Royalty could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

Because we have no current plans to pay cash dividends on the Class A Common Stock for the foreseeable future, you may not receive any return on investment unless you sell the Class A Common Stock for a price greater than that which you paid for it.

Royalty may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the our board of directors may deem relevant. In addition, Royalty’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness it or its subsidiaries incur. As a result, you may not receive any return on an investment in the Class A Common Stock unless you sell your shares of Class A Common Stock for a price greater than that which you paid for it.

We may issue additional shares of Class A Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of Class A Common Stock.

Royalty has warrants outstanding to purchase an aggregate of 9,148,963 shares of Class A Common Stock. Royalty may also issue additional shares of Class A Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

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The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:

•	existing stockholders’ proportionate ownership interest in Royalty will decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding share of Class A Common Stock may be diminished; and

•	the market price of the Class A Common Stock may decline.

Anti-takeover provisions in our Charter and under Delaware law could make an acquisition of Royalty, which may be beneficial to its stockholders, more difficult and may prevent attempts by its stockholders to replace or remove Royalty’s then current management.

Our Charter contains provisions that may delay or prevent an acquisition of the us or a change in our management. These provisions may make it more difficult for stockholders to replace or remove members of the board of directors. Because the board of directors is responsible for appointing the members of the management team, these provisions could in turn frustrate or prevent any attempt by its stockholders to replace or remove our current management. In addition, these provisions could limit the price that investors might be willing to pay in the future for shares of Class A Common Stock. Among other things, these provisions include:

•	the limitation of the liability of, and the indemnification of, its directors and officers;

•	a prohibition on actions by its stockholders except at an annual or special meeting of stockholders;

•	a prohibition on actions by its stockholders by written consent; and

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the ability of the board of directors to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by the board of directors.

Moreover, because Royalty is incorporated in Delaware, it is governed by the provisions of Section 203 of the DGCL, which prohibits a person who owns 15% or more of its outstanding voting stock from merging or combining with the Royalty for a period of three years after the date of the transaction in which the person acquired 15% or more of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. This could discourage, delay or prevent a third party from acquiring or merging with us, whether or not it is desired by, or beneficial to, its stockholders. This could also have the effect of discouraging others from making tender offers for the Class A Common Stock, including transactions that may be in its stockholders’ best interests. Finally, these provisions establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings. These provisions would apply even if the offer may be considered beneficial by some stockholders. For more information, see the section titled “Description of American Acquisition Opportunity’s Securities — Certain Anti-Takeover Provisions of Delaware Law.”

Risks Related to Our Business Operations

We may encounter difficulties in managing our growth, which could disrupt our operations.

We expect to experience continued substantial growth in our business. Over the next several years, we expect to significantly increase the scope of our operations, particularly in the areas of manufacturing, sales and support, research and development, product development, regulatory affairs, marketing and other functional areas, including finance, accounting, quality control, and legal, especially as we transition to operating as a U.S. public company. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational quality and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Due to our limited financial resources, we may not be able to manage the expansion of our operations or recruit and train additional qualified personnel in an effective manner. In addition, the physical expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plans or disrupt our operations.

20

Risks Relating to the Ownership of Our Securities

The price of Class A Common Stock and Warrants may be volatile.

Fluctuations in the price of the Company’s securities could contribute to the loss of all or part of your investment. The valuation ascribed to the Company in the Business Combination may not be indicative of the price that will prevail in the trading market. If an active market for our securities develops and continues, the trading price of the Company’s securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and the Company’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the Company’s securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about the Company’s operating results;

•	success of competitors;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC,

•	operating results failing to meet the expectations of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning the Company or the industry in which the Company operates in general;

•	operating and stock price performance of other companies that investors deem comparable to the Company;

•	ability to market new and enhanced products and services on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving the Company;

•	changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of the Company’s Class A Common Stock available for public sale;

•	any major change in the Company’s board or management;

•	sales of substantial amounts of the Company’s Class A Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, changes in interest rates, changes in fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq specifically, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your securities at or above the price at which it was acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

21

Sales of a substantial number of our securities in the public market by the selling stockholders and/or by our existing stockholders could cause the price of our shares of Class A Common Stock and Warrants to fall.

Approximately ___% of our issued and outstanding Class A Common Stock as of January 29, 2024 is being registered for resale pursuant to the registration statement of which this prospectus forms a part. The selling stockholders can sell, under this prospectus, (i) up to 2,996,500 shares of Class A Common Stock, which consists of (a) up to 2,646,500 shares of Class A Common Stock that were originally issued to the Initial Holders in the form of founder shares prior to the AMAO IPO, and (b) 350,000 shares of Class A Common Stock that were issued to EF Hutton’s designees in lieu of the $3.5 million deferred underwriting fee due to EF Hutton from the IPO.

The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the selling stockholders may still experience a positive rate of return on the securities they purchased due to the price at which such selling stockholder initially purchased the securities. See “Certain existing stockholders purchased, or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.” below.

Sales of a substantial number of our shares of Class A Common Stock and/or Warrants in the public market by the selling stockholders and/or by our other existing stockholders, or the perception that those sales might occur, could depress the market price of our shares of Class A Common Stock and Warrants and could impair our ability to raise capital through the sale of additional equity securities.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

The Company is subject to laws, regulations and rules enacted by national, regional and local governments and the Nasdaq. In particular, Company is required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on Company’s business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on Company’s business and results of operations.

If we fail to maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of our Class A Common Stock may decline.

Effective internal controls over financial reporting are necessary for the Company to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause the Company to fail to meet its reporting obligations. In addition, any testing by the Company conducted in connection with Section 404 of the Sarbanes-Oxley Act (“Section 404”) or any subsequent testing by the Company’s independent registered public accounting firm, may reveal deficiencies in the Company’s internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to the Company’s financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in the Company’s reported financial information, which could have a negative effect on the trading price of the Company’s stock.

For as long as the Company is an emerging growth company, its independent registered public accounting firm will not be required to attest to the effectiveness of its internal controls over financial reporting pursuant to Section 404. An independent assessment of the effectiveness of the Company’s internal controls over financial reporting could detect problems that the Company’s management’s assessment might not detect. Undetected material weaknesses in the Company’s internal controls over financial reporting could lead to restatements of the Company’s consolidated financial statements and require the Company to incur the expense of remediation.

If the Company is not able to comply with the requirements of Section 404 in a timely manner or it is unable to maintain proper and effective internal controls over financial reporting may not be able to produce timely and accurate consolidated financial statements. As a result, the Company’s investors could lose confidence in its reported financial information, the market price of the Class A Common Stock could decline and the Company could be subject to sanctions or investigations by the SEC or other regulatory authorities.

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The Company is a holding company and our only significant asset is our ownership interest in our subsidiaries and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on the Class A Common Stock or satisfy our other financial obligations, including taxes.

The Company is a holding company with no material assets other than its ownership of our subsidiaries. As a result, the Company has no independent means of generating revenue or cash flow. The Company’s ability to pay taxes and pay dividends will depend on the financial results and cash flows of our subsidiaries and the distributions we receive from our subsidiaries. Deterioration in the financial condition, earnings or cash flow of our subsidiaries for any reason could limit or impair our subsidiaries’ ability to pay such distributions. Additionally, to the extent that the Company needs funds and our subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or our subsidiaries are otherwise unable to provide such funds, it could materially adversely affect the Company’s liquidity and financial condition.

Dividends on the Class A Common Stock, if any, will be paid at the discretion of the Board, which will consider, among other things, the Company’s business, operating results, financial condition, current and expected cash needs, plans for expansion and any legal or contractual limitations on its ability to pay such dividends. Financing arrangements may include restrictive covenants that restrict the Company’s ability to pay dividends or make other distributions to its stockholders. In addition, the Company is generally prohibited under Delaware law from making a distribution to stockholders to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of the Company (with certain exceptions) exceed the fair value of its assets. If our subsidiaries do not have sufficient funds to make distributions, the Company’s ability to declare and pay cash dividends may also be restricted or impaired.

Sales, or the perception of sales, of our Class A Common Stock, including those registered in this registration statement, by us or our existing stockholders in the public market could cause the market price for our Class A Common Stock to decline.

The sale of substantial amounts of shares of our Class A Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Upon the expiration or waiver of the lock-ups described above, shares held by certain of our stockholders will be eligible for resale, subject to, in the case of certain stockholders, volume, manner of sale and other limitations under Rule 144. As restrictions on resale end, the market price of shares of our Class A Common Stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of Class A Common Stock or other securities.

Certain existing stockholders purchased, or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.

Certain stockholders in the Company, including certain of the selling stockholders, acquired, or may acquire, shares of our Class A Common Stock or Warrants at prices below the current trading price of our Class A Common Stock, and may experience a positive rate of return based on the current trading price.

This prospectus relates to the offer and resale from time to time by the selling stockholders of (i) up to 2,996,500  shares of Class A Common Stock, constituting approximately ___% of our issued and outstanding shares of Class A Common Stock as of January 29, 2024, which consists of (a) up to 2,646,500 shares of Class A Common Stock that were originally issued to the Initial Holders in the form of founder shares prior to the AMAO IPO, and (b) 350,000  shares of Class A Common Stock that were issued to EF Hutton’s designees in connection with the Closing in lieu of the cash deferred underwriting fee due to it from the AMAO IPO and (ii) 3,901,201 warrants to purchase shares of Class A Common Stock.

For example, based on the closing price of our Class A Common Stock of $1.509 on January 26, 2024, the Initial Holders may experience potential profit of up to $1.50 per share of Class A Common Stock, or approximately $4.1 million in the aggregate, based on the Initial Holders’ initial purchase price of shares of Class A Common Stock in the form of founder shares prior to the AMAO IPO at a price of approximately $0.009 per share. The shares of Class A Common Stock issued in lieu of the deferred underwriting fee were valued at $10.00 per share which was the price at which the Class A Common Stock was initially sold in the IPO.

Public stockholders may not be able to experience the same positive rates of return on securities as they purchased shares at a significantly higher price than the price at which the Sponsor purchased shares of our Class A Common Stock. At the market price of the Class A Common Stock of $150.9 as of January 26, 2024, these holders would experience a loss if they sold their shares.

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Warrants will become exercisable for Company Class A Common Stock, which would increase the number of shares eligible for resale in the public market and result in dilution to our stockholders.

Outstanding warrants to purchase an aggregate of 9,148,963 shares of Class A Common Stock will become exercisable in accordance with the terms of the Warrant Agreement governing those securities. Each warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per full share, subject to adjustment as discussed below. Pursuant to the Warrant Agreement, a holder of Warrants may exercise its Warrants only for a whole number of shares. This means that only a whole warrant may be exercised at any given time by a holder of Warrants. To the extent such warrants are exercised, additional shares of the Class A Common Stock will be issued, which will result in dilution to the holders of the Class A Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of the Class A Common Stock.

The Warrants may never be in the money, and they may expire worthless and the terms of the Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Warrants approve of such amendment.

The warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Warrants to make any change that adversely affects the interests of the registered holders of Warrants. Accordingly, the Company may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding warrants approve of such amendment. Although the Company’s ability to amend the terms of the Warrants with the consent of at least a majority of the then outstanding Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, shorten the exercise period or decrease the number of shares of the Class A Common Stock, as applicable, purchasable upon exercise of a Warrant.

We may receive up to an aggregate of approximately $105.2 million from the cash exercise of the Warrants. The exercise price of each of our Warrants is $11.50 per Warrant. However, the last reported sales price of our Class A Common Stock on January 26, 2024 was $1.509. The likelihood that holders of Warrants will exercise their Warrants, and therefore the likelihood that we would receive any cash proceeds that we may receive, is dependent upon the trading price of our Class A Common Stock. If the trading price for our Class A Common Stock continues to be less than $11.50 per share, we do not expect holders to exercise their Warrants. We expect to use the net proceeds from the exercise of such securities, if any, for general corporate purposes, which may include acquisitions or other strategic investments. We will have broad discretion over the use of any proceeds from the exercise of such securities. Any proceeds from the exercise of such securities would increase our liquidity, but, as it is currently unlikely that any will be exercised, we are not currently budgeting for any cash proceeds from the exercise of Warrants when planning for our operational funding needs.

The Warrant Agreement contains an exclusive forum clause, which could limit a Warrant holder’s ability to obtain a favorable judicial forum for disputes arising under the Warrant Agreement.

The Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us or the warrant agent arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act (or the rules and regulations thereunder) or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of the Warrants shall be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement. If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice of forum provision may limit a Warrant holder’s ability to bring, and increase the cost of, a claim in a judicial forum that it finds favorable for disputes the Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

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Your unexpired Warrants may be redeemed prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

We have the ability to redeem the outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant if, among other things, the last reported sale price of shares of Class A Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the Warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted). If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the Warrants as set forth above even if the holders are otherwise unable to exercise the Warrants. Redemption of the outstanding Warrants as described above could force you to: (1) exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (2) sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants; or (3) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, we expect would be substantially less than the market value of your Warrants.

In addition, we have the ability to redeem the outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per Warrant if, among other things, the Reference Value equals or exceeds $10.00 per share (as adjusted). In such a case, the holders will be able to exercise their Warrants prior to redemption for a number of shares of Class A Common Stock determined based on the redemption date and the fair market value of our Class A Common Stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the Warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of the Class A Common Stock had your Warrants remained outstanding. The value received upon exercise of the Warrants (1) may be less than the value the holders would have received if they had exercised their Warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of shares of Class A Common Stock received is capped at 0.361 shares of Class A Common Stock per Warrant (subject to adjustment) irrespective of the remaining life of the Warrants.

USE OF PROCEEDS

Any sales of Class A Common Stock by the selling stockholders pursuant to this prospectus will be solely for the selling stockholders’ respective accounts. The Company will not receive any proceeds from any such sales.

The Company will receive up to an aggregate of approximately $105.2 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The Company expects to use any such net proceeds from the exercise of the Warrants for general corporate and working capital purposes. The Company will have broad discretion over the use of proceeds from the exercise of the Warrants but, as it is currently unlikely that any will be exercised given that the market price of the Class A Common Stock is significantly below the per share exercise price, we are not currently budgeting for any cash proceeds from the exercise of Warrants when planning for our operational funding needs.

The exercise price of our Warrants is $11.50 per share of Class A Common Stock. We believe the likelihood that the holders will exercise their Warrants, as applicable, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Class A Common Stock. If the trading price of our Class A Common Stock is less than the exercise price thereof, we believe the holders are unlikely to exercise their Warrants. Conversely, the holders are more likely to exercise their Warrants, as applicable, the higher the price of our Class A Common Stock is above the exercise price thereof. The closing price of our Class A Common Stock on Nasdaq on January 26, 2024 was below the applicable exercise price of our Warrants. The Warrants are exercisable on a cashless basis under certain circumstances specified in the Warrant Agreement, respectively. To the extent that any Warrants are exercised on a cashless basis, the aggregate amount of cash we would receive from such exercises will decrease.

The holders will pay any underwriting discounts, selling commissions and stock transfer taxes and fees incurred by such holders in connection with any sale of their shares of Class A Common Stock. The Company will generally bear all other costs, fees and expenses incurred in effecting the registration of the shares of Class A Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of Company counsel and independent registered public accountants.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context requires otherwise, all references to (i) “American Acquisition Opportunity” or “SPAC” refer to American Acquisition Opportunity Inc. prior to giving effect to the Business Combination; (ii) “Royalty Management Holding Corporation” or “New Royalty” refer to the entity formerly known as American Acquisition Opportunity, which is now named Royalty Management Holding Corporation, after giving effect to the Business Combination; and (iii) “Royalty” refers to Royalty Management Corporation, an Indiana corporation.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 present the combined financial information of American Acquisition Opportunity and Royalty after giving effect to the Business Combination and related adjustments described in the accompanying notes.

American Acquisition Opportunity and Royalty are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the “Combined Company”

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786. The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 and the nine months ended September 30, 2023 give pro forma effect to the Business Combination as if it had occurred on January 1, 2022. The unaudited pro forma condensed combined balance sheet as of September 30, 2023 gives pro forma effect to the Business Combination as if it was completed on September 30, 2023.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the audited historical financial statements and the unaudited historical financial statements of each of American Acquisition Opportunity and Royalty as of and for the periods ended December 31, 2022, and as of and for the three months ended September 30, 2023 and nine months ended September 30, 2023, respectively, and the related notes thereto, in each case, included elsewhere in this proxy statement/prospectus; and

•

other information relating to American Acquisition Opportunity and Royalty contained in the proxy statement/prospectus, including the disclosures contained in the sections titled “American Acquisition Opportunity Management’s Discussion and Analysis of Financial Condition and Results of Operations of American Acquisition Opportunity” and “Royalty Management’s Discussion and Analysis of Financial Condition and Results of Operations of Royalty.”

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the combined financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined companies. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

As previously announced, the Business Combination between American Acquisition Opportunity and Royalty was completed on October 31, 2023 pursuant to the Business Combination Agreement. American Acquisition Opportunity’s public stockholders approved the proposed Business Combination on October 30, 2023.

In connection with the Business Combination, holders of 253,807 shares of American Acquisition Opportunity Class A Common Stock exercised their right to redeem those shares for cash at an approximate price of $10.47 per share, for an aggregate payment of $2,656,564 out of the Trust Account, which was paid to such holders on the Closing Date (referred to herein as the “actual redemptions”).

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In the Business Combination, Royalty’s equity holders maintained a controlling financial interest over the Combined Company.

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under the guidance in ASC 805, American Acquisition Opportunity is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Royalty issuing stock for the net assets of American Acquisition Opportunity, accompanied by a recapitalization whereby the net assets of American Acquisition Opportunity will be stated at historical cost and no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of Royalty.

Royalty expects to be the accounting acquirer based on evaluation of the following facts and circumstances under the illustrative actual redemptions:

•	Royalty stockholders will have the largest voting interest in the Combined Company immediately after the Business Combination;

•	Individuals designated by, or representing, Royalty stockholders will constitute a majority of the board of directors of the Combined Company immediately after the Business Combination;

•	Royalty management will continue to hold executive management positions in the Combined Company and be responsible for the day-to-day operations;

•	the post-combination company is assuming the name “Royalty Holding Company”;

•	the Combined Company is maintaining the pre-existing Royalty headquarters; and

•	the operations of Royalty will comprise the ongoing operations of the Combined Company.

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The following summarizes the pro forma ownership of Combined Company Common following the Business Combination based on the actual redemptions that occurred in the Business Combination:

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2023

			Actual Redemptions
	SPAC (Historical)	Royalty (Historical)	Transaction Accounting Adjustments (Assuming Actual Redemptions)	Notes	Pro Forma Combined (Assuming Actual Redemptions)
Assets
Current assets
Cash and cash equivalents	$98,439	70,994	-		$495,747
			274,729	(D)
				(G)
			(250,000)	(H)
			301,585	(K)
				(Q)
Accounts receivable, net		53,430			53,430
Prepaid insurance
Deposits	73,336				73,336
Total current assets	171,775	124,424	326,314		622,513
Cash equivalents held in Trust Account	3,629,614		(3,629,614)	(Q)	-

Interest Receivable		371,868			371,868
Fee Income Receivable		146,754			146,754
Investments in Corporations and LLCs		10,112,852			10,112,852
Convertible Notes Receivable		900,000			900,000
Notes Receivable		350,000			350,000
Intangible Assets, net accumulated amortization		539,066			539,066
Restricted Cash		176,800			176,800
Operating lease right-of-use assets		463,181			463,181
Total assets	3,801,389	13,184,946	(3,303,300)		13,683,034
Liabilities and Stockholders’ Equity (Deficit):
Current liabilities
Accounts payable – related party	$291,243			(G)	$291,243
Accounts payable	$920,613				920,613
Current portion of operating lease liabilities, net		32,951			32,951
Accrued Expenses		974,604			974,604
Total current liabilities	1,211,856	1,007,555			2,219,411

Notes payable, net		1,707,755			1,707,755
Convertible notes payable, net		2,648,585	(2,648,585)	(C)	-
					-
Deferred underwriter commissions	3,500,000		(3,500,000)	(E)
Fair value liability of public warrants	523,602				523,602
Fair value liability of private warrants	187,258				187,258
Operating lease liabilities, net		428,909			428,909

Total liabilities	5,422,716	5,792,804	(6,148,585)		5,066,933
Commitments and Contingencies
Class A common stock subject to possible redemption, 360,474 shares at redemption value of $10.10 per share as of September 30, 2023 (no shares issued and outstanding, pro forma combined)	3,640,791		(3,640,791)	(Q)	-

Stockholders’ Equity (Deficit):
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; No issued and outstanding (excluding 525,611 shares subject to possible redemption) as of September 30, 2023 issued and outstanding, pro forma combined)			1,110	(J)	1,110

Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 2,726,500 shares issued and outstanding as of September 30, 2023 (including 100,000 representative shares)	273				273
Common stock, $.01 par value; 100,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2023 (2,024,769 shares issued and outstanding, pro forma combined)			4,024	(C)	4,664
			305	(D)
				(E)
			335	(K)
Common Stock: $0.01 par value; 100,000,000 shares authorized, 6,887,971 shares issued and outstanding as of September 30, 2023.		68,880	(68,880)	(J)	-
Additional paid-in capital	(10,140,613)	10,865,160			12,901,982
			2,611,810	(C)
			274,424	(D)
				(E)
			500,000	(H)

			67,801	(J)
			301,250	(K)
			8,422,150	(N)
Retained Earnings (Accumulated deficit)	4,878,222	(3,541,897)	(750,000)	(H)	(4,291,897)
			(4,878,222)	(N)
Total Stockholders’ Equity (Deficit)	(5,262,118)	7,392,142	6,486,076		8,616,101
Total Liabilities and Stockholders’ Equity (Deficit)	3,801,389	13,184,946	(3,303,300)		13,683,034

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2023

			Actual Redemptions
	SPAC (Historical)	Royalty (Historical)	Transaction Accounting Adjustments (Assuming Actual Redemptions)	Notes	Pro Forma Combined (Assuming Actual Redemptions)
Revenue	$-	224,408	-		$224,408
Operating expenses
General and administrative	1,030,728	527,525	-	(X)	1,558,253

Total operating expenses	1,030,728	527,525	-		1,558,253
Loss from operations	(1,030,728)	(303,117)	-		(1,333,845)

Changes in fair value of warrant liability	(499,254)				(499,254)
Interest income (expense), net		(436,579)			(436,579)
Amortization expense - intangibles		(56,420)			(56,420)
Other income	202,710		-	(U)	202,710

Income/Loss before income tax expense	(1,327,272)	(796,116)	-		(2,123,388)
Net loss/Gain	(1,327,272)	(796,116)	-		(2,123,388)

Weighted average number of shares of common stock outstanding:
Class A - Public shares	3,563,318				—
Class A - Common stock		6,887,971			14,270,761
Basic and diluted net loss per share:
Class A - Public shares	(0.37)	$-			$—
Common stock		$(0.12)		(AA)	$(0.15)

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 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2022

			Actual Redemptions
	SPAC (Historical)	Royalty (Historical)	Transaction Accounting Adjustments (Assuming Actual Redemptions)	Notes	Pro Forma Combined (Assuming Actual Redemptions)
Revenue	$-	104,810			$104,810
Operating expenses
General and administrative	559,081	227			1,858,463
			1,299,155	(X)
Professional Fees	$662,568	95,787			758,355
Bank Fees & Service Charges		94			94
Sponsorship Expense		15,000			15,000
Printing		869			869
Software & apps		265			265
Payroll		30,419			30,419
Payroll Taxes		2,942			2,942
Employee Insurance		718			718
Board of Directors Comp		60,000			60,000
Consultant Fee		75,000			75,000
Officers’ Salaries		75,000			75,000
Rent/Lease		59,052			59,052
Fuel		3,425			3,425
Equipment Rentals		44			44
Small Equipment		1,197			1,197
Telephone		319			319
Utilities		5,570			5,570
Total operating expenses	1,221,649	425,928	1,299,155		2,946,732
Loss from operations	(1,221,649)	(321,118)	(1,299,155)		(2,841,922)
Interest income on investments held in Trust Account			-		-
Changes in fair value of warrant liability	5,087,628				5,087,628
Interest income, net		149,808	(149,808)	(U)
Other income	22,729	67,876			90,605
Income/Loss from Investment		(1,834,396)			(1,834,396)
Amortization expense - intangible		(28,658)			(28,658)
Convertible Debt Interest		(722,717)			(722,717)
Income/Loss before income tax expense	3,888,708	(2,689,205)	(1,448,963)		(220,802)
Net loss/Gain	3,888,708	(2,689,205)	(1,448,963)		(220,802)

Weighted average number of shares of common stock outstanding:
Class A - Public shares	7,098,632				—
Class A - Common stock		6,890,281			13,826,500
Basic and diluted net loss per share:
Class A - Public shares	0.55	$-			$—
Common stock		$(0.39)		(AA)	$(0.01)

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Basis of Pro Forma Presentation

American Acquisition Opportunity’s public stockholders approved the proposed Business Combination on October 30, 2023, and the Business Combination between American Acquisition Opportunity and Royalty was completed on October 31, 2023 pursuant to the Business Combination Agreement.  As a result, the unaudited pro forma condensed combined financial statements have been prepared based on the actual redemptions of 253,807 shares of American Acquisition Opportunity Class A Common Stock based on an approximate redemption price of $10.47 per share, for an aggregate payment of $2,656,564 out of the Trust Account, which was paid to holders of such shares on the Closing Date.

Under the actual redemptions, Royalty is considered the accounting acquirer, as further discussed in Note 1 of the Notes to the Unaudited Pro Forma Combined Financial Information.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Entity’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to include Transaction Accounting Adjustments (discussed within the notes below) which reflect the application of the accounting required by GAAP. The Transaction Accounting Adjustments for the Business Combination consist of those necessary to account for the Business Combination. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination and certain other adjustments.

Under the actual redemptions, the Business Combination will be accounted for as a reverse recapitalization because Royalty has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration actual redemptions that occurred in the Business Combination:

•	The pre-combination equity holders of Royalty will hold the majority of, among others, voting rights in the Combined Entity;

•	The pre-combination equity holders of Royalty will collectively hold voting power giving them the right to appoint the majority of the directors on the Combined Entity Board;

•	Senior management of Royalty will comprise the senior management of the Combined Entity;

•	Operations of Royalty will comprise the ongoing operations of the Combined Entity; and

•	Royalty is significantly larger than American Acquisition Opportunity in terms of revenue, total assets (excluding cash) and employees.

Under the reverse recapitalization model, the Business Combination will be treated as Royalty issuing equity for the net assets of American Acquisition Opportunity, with no goodwill or intangible assets recorded.

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Note 2 — Transaction Accounting Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

(A)	[Intentionally omitted]

(B)	[Intentionally omitted]

(C)

Represents the conversion of existing convertible debt in the amount of $2,648,585 into 407,474 shares of Royalty Common Stock at a conversion rate of $6.50 per share per the terms of the convertible debt agreement. Pursuant to the terms of the convertible debt agreement and the Business Combination Agreement, all amounts outstanding will be converted into shares of the Combined Company Common Stock at the Closing.

(D)

Represents the issuance of 166,517 shares of Royalty Common Stock at an exercise price of $9 per share for equity value of $632,817 pursuant to cashless exercise provisions in conjunction with the existing convertible debt outlined in footnote C. Pursuant to the terms of the convertible debt agreement and the Business Combination Agreement, all amounts outstanding will be converted into equity immediately prior to the Effective Time of the Merger.

(E)	Represents the conversion of the deferred underwriter fee totaling $3,500,000 into 350,000 shares of Combined Company Common Stock at a conversion rate of $10 per share.

(F)	[Intentionally omitted]

(G)	[Intentionally omitted]

(H)

Represents the payment of $1,299,155 of estimated transaction costs at Closing in connection with the Business Combination relating to advisory, legal and other fees including deferred underwriting fees discussed in footnote E.

(I)	[Intentionally omitted]

(J)

Represents the exchange of equity interests in Royalty, including all issued and outstanding shares of Royalty Common Stock. Based on a valuation of $111,000,000 and a price per share of $10, there were 11,100,000 shares issued.

(K)	[Intentionally omitted]

(L)	[Intentionally omitted]

(M)	[Intentionally omitted]

(N)	Represents the elimination of American Acquisition Opportunity’s historical retained earnings of $4,878,222.

(O)	[Intentionally omitted]

(P)	[Intentionally omitted]

(Q)

Represents the release of the cash and cash equivalents held in the Trust Account upon consummation of the Business Combination at Closing. Under the “Actual Redemptions”, and cash equivalents held in trust account decreased $3,629,614 and redeemable Class A Common Stock decreased by $3,629,614. Please refer to “Basis of Pro Forma Presentation” above for calculations assuming actual redemptions.

(R)

Represents the redemption of 177,543 Class A Common Stock on September 22, 2023.  The redemption caused a distribution from the trust to redeeming shareholders totaling $1,848,172 or $10.41 per share of Class A Common Stock.  The trust was further reduced in the amount of $98,093 for a tax withdrawal.

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Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2023.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 are as follows:

(U)	Represents the elimination of investment income on the Trust Account.

(X)	Represents expenses incurred in conjunction with the Business Combination.

(AA)

Represents the net loss per share calculated using the weighted average shares outstanding and the issuance of additional shares of Class A Common Stock in connection with the Business Combination, assuming that the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for net loss per share assumes that the shares issuable related to the Business Combination have been outstanding for the entire period presented.

The combined financial information has been prepared assuming “Actual Redemptions”.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2022

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 are as follows:

(U)	Represents the elimination of investment income on the Trust Account.

(X)	Represents expenses incurred in conjunction with the Business Combination.

(AA)

Represents the net loss per share calculated using the weighted average shares outstanding and the issuance of additional shares of Class A Common Stock in connection with the Business Combination, assuming that the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for net loss per share assumes that the shares issuable related to the Business Combination have been outstanding for the entire period presented.

The combined financial information has been prepared assuming an “Actual Redemption”.

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MARKET INFORMATION FOR CLASS A COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Class A Common Stock and Public Warrants are currently listed on Nasdaq under the symbols “RMCO” and “RMCOW,” respectively. As of January 29, 2024, there were approximately _____ holders of record of our Class A Common Stock and one holder of record of our Public Warrants. The actual number of stockholders of our Class A Common Stock and the actual number of holders of our Warrants is greater than the number of record holders and includes holders of our Class A Common Stock or Warrants whose shares of Class A Common Stock or Warrants are held in street name by brokers and other nominees.

Dividend Policy

We have not declared or paid any dividends on our capital stock to date. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the board of directors deems relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of Royalty Management Corporation. and its subsidiaries should be read together with the section of this proxy statement/prospectus titled “Selected Historical Financial Information of Royalty” and the audited and consolidated financial statements, together with related notes thereto for the years ended December 31, 2022 and 2021 and the unaudited consolidated financial statements for the three and nine months ended September 30, 2023 and 2022, included elsewhere in this proxy statement/prospectus. The discussion and analysis should also be read together with the section of this proxy statement/prospectus titled “Information About Royalty” and the unaudited pro forma condensed combined financial information (in the section of this prospectus titled “Unaudited Pro Forma Condensed Combined Financial Information”). The following discussion contains forward-looking statements that involve risks, uncertainties and assumptions. See the section titled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in the forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors — Risks Related to Royalty’s Business and Industry” or elsewhere in this proxy statement/prospectus. As used in this section, unless the context suggests otherwise, “we,” “us,” “our,” the “Company” or “Royalty” refer to Royalty and its subsidiaries prior to the consummation of the Business Combination.

Overview

Royalty Management Corporation is a corporation organized under the laws of Indiana on June 21, 2021. The Company was formed for the purpose of investing or purchasing assets that have current or near-term income to provide the company with accretive cash flow from which it can reinvest in new assets or expand cash flow from existing assets. These assets typically are natural resources assets (including real estate), patents, and intellectual property.

Royalty Management Corporation has two wholly owned subsidiaries Coking Coal Financing LLC and RMC Environmental Services LLC.

Coking Coal Financing LLC was acquired during April 2022 for the purpose of holding energy contracts.

RMC Environmental Services LLC was formed during 2022 to conduct environmental consulting and services.

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Business Combination

We entered into the Business Combination Agreement with American Acquisition Opportunity on June 28, 2022.  On October 31, 2023, the Business Combination was consummated and Legacy Royalty became a wholly owned subsidiary of American Acquisition Opportunity, a publicly traded company which will be renamed as Royalty Management Holding Corporation and will be listed on NASDAQ, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Royalty expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal and administrative resources.

Key Factors Affecting Our Performance

Financial results from our operations and the growth and future success of our business are dependent upon many factors. While each of these factors presents significant opportunities for us, these factors also pose challenges that we must successfully address to sustain and grow our business.

 Our business is affected by our liquidity and capital constraints which limit our ability to grow through the purchase of additional royalty streams as well as the size of any royalty stream we can purchase. While we have low overhead expenses and could operate independently for some period of time, our growth is dependent upon our ability to obtain additional sources of capital or liquidity so as to be able to expand our royalty portfolio.

Our business will be affected by global macro trends for resources and royalty streams we invest in. The royalty revenue will be generated off of the sales prices of the underlying material governed by the royalty streams. As global demand for these resources fluctuate it may affect the underlying sales price of the agreements. Additionally, macro trends in employment, supply chain and other constraints may affect the underlying royalty or lease agreements.

Our business will also be affected by micro trends effecting individual operators under royalty and lease agreements with us. Each agreement will have its own factors including but not limited to operator risk, capital constraints, regulatory oversight or operational decisions by the individual operating companies.

Industry Trends and Customers Preference

Investment in growth

We are actively investing in our business to support future growth and we expect this investment to continue. We have built a diversified royalty portfolio encompassing natural resources, intellectual property, and digital asset royalty streams.

At September 30, 2023, December 31, 2022 and December 31, 2021, our intangible assets, less accumulated amortization, totaled $539,066, $740,487 and $0, respectively.

We generate our revenue from royalties, investment income and interest income. For the three months ended September 30, 2023 and 2022, total revenues were $90,753 and $34,890. For the nine months ended September 30, 2023 and 2022, total revenues were $224,408 and $57,390.  For the year ended December 31, 2022 and the period from inception through December 31, 2021, revenues were $172,686 and $0.  The growth in revenues across the periods reflects the growth in earning assets.

While we continue to make investments to provide capacity for the growth of our business, our strategy may continue to change related to these investments and we may slow the pace of our investments including in response to the known and potential impacts of COVID-19 on our business.

Components of Results of Operations

Revenue

We generate our revenue from royalties, investment income and interest income. For the three months ended, 2023 and 2022, total revenues were $66,363 and $22,500. For the nine months ended September 30, 2023 and 2022, total income was $133,655 and $22,500. The increase in revenue is attributed to an increase in environmental services income, fee income and rental income as compared to the prior period. For the year ended December 31, 2022, total revenues were $172,686 compared to no revenues in the period from inception through December 31, 2021 with the increase due to the fact that Royalty had just commenced operations in late 2021.

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Operating Expenses, exclusive of amortization and depreciation

Total Operating Expense for the three months ended September 30, 2023 and 2022 were $174,391 and $95,306. For the nine months ended September 30, 2023 and 2022, they were $527,525 and $205,506. Operating expenses primarily consist of expenses related to board of directors fees, employees and consultants we employ to help manage our business.

Total Other Income/(Expenses) for the three months ended September 30, 2023 and 2022 totaled ($217,837) and ($128,978). For the nine months ended September 30, 2023 and 2022 totaled ($492,999) and ($2,326,777). It was mostly attributed to interest income, income(loss) from investment, and convertible debt interest.

Total Operating Expense for the year ended December 31, 2022 was $2,425,929 compared to none for the period from inception through December 31, 2021.  Total Other Income/Expenses for the year ended December 31, 2022 were ($435,962) compared to net expenses of $56,576 for the period from inception through December 31, 2021.  Royalty had not generated any operating revenue in 2021 and all expenses were related to its formation.

We expect that general and administrative expenses will increase substantially over the next several years as a result of operating as a public company, including expenses to comply with the rules and regulations applicable to companies listed on a national securities exchange, expenses related to compliance and reporting obligations pursuant to the rules and regulations of the SEC. Following the consummation of the Business Combination, we also expect to incur significant additional general and administrative expenses related to hiring of additional personnel, general and director and officer insurance premiums, investor relations, and professional services (e.g., audit, legal, regulatory and tax- related services).

Amortization

Amortization consists of the amortization of convertible note discounts.

Interest expense

Interest expense consists primarily of interest expense associated with our outstanding debt.

Results of Operations

During the period ended December 31, 2022, income increased from the prior period due to the commencement of environmental services income and rental income. Additionally, the operating expenses incurred during this period increased from the prior period due to commencement of operating activities. The investments made during the period are anticipated to be longer term and to produce revenue in future periods.

The following table shows our results of operations for the periods presented. The period-to-period comparison of financial results is not necessarily indicative of  future results.

		For the Period from January 20, 2021 (Inception)
	For the Year Ended December 31, 2022	Through December 31, 2021
Statement of Operations Data
Income	$172,686	$--
Operating Expenses	(2,425,929)	$--
Other Income (Expense)	(435,962)	$(56,577)
Net Loss	$(2,689,205)	$(56,577)

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Our revenue is comprised of the performance of environmental services and royalty and lease revenue governed by the underlying contracts. As of December 31, 2022, all the revenue-generating activity is undertaken in eastern Kentucky, Indiana, and Limpopo, South Africa. All of our revenue generated from 3 sources. The loss of any one of these sources could have a material adverse effect on our results of operations.

Liquidity and Capital Resources

Liquidity describes the ability of a company to generate sufficient cash flows in the short- and long-term to meet the cash requirements of its business operations, including working capital needs, debt service, acquisitions, other commitments and contractual obligations. We consider liquidity in terms of cash flows from operations and other sources, including availability under our credit facility, and their sufficiency to fund our operating and investing activities. Historically, we have financed our operations and acquisitions from a combination of cash generated from operations and periodic borrowings under the convertible note as well as non-convertible note offerings. Our primary cash needs are for day-to- day operations, to fund working capital requirements, to fund our growth strategy, including acquisitions, and to pay interest and principal on our indebtedness.  Royalty currently has no contractual and other arrangement cash requirements.

Liquidity. Our principal sources of liquidity have been borrowings under our current convertible note facility, proceeds from the issuance of equity and cash generated by operating activities. Over the course of the upcoming 24 months, Royalty plans to utilize cash flow from investments, issuance of convertible notes or sale of equity to financing ongoing operations.

In connection with the completion of the Business Combination, as a result of the redemption of 253,807 shares of American Acquisition Opportunity Class A Common Stock, we only received we only received $986,617 in proceeds from the trust account prior to expense at the Closing. Our ability to raise additional funds will depend on financial, economic and other factors, many of which are beyond its control. Royalty cannot be certain that additional funding will be available on acceptable terms, or at all. Royalty has limited committed sources of additional capital and if it is unable to raise additional capital in sufficient amounts or on terms acceptable to it, it may have to significantly delay, scale back or discontinue its intended growth.

Capital Resources. Currently we have no commitments to utilize cash on hand other than investments that have already been completed. Our acquisition strategy and our interest expense in particular may require that we seek additional sources of equity or debt financing in future periods.

Class A Common Stock. The Company is able to issue shares of Royalty Class A Common Stock for investments as well as services.  As of September 30, 2023 the Company has issued 947,301 shares of Royalty Class A Common Stock for execution of Royalty’s business plan and services.

Royalty’s ability to raise funds through the sale of equity capital is likely to be impacted by the significant number of shares of Class A Common Stock that were issued in the Business Combination and are being registered for resale.  While our Class A Common Stock is listed for trading on the Nasdaq Capital Market, it is fairly thinly traded. We have registered for resale 12,145,463 shares of our Class A Common Stock (including 9,148,963 shares that may be issued in connection with the exercise of the outstanding Warrants) pursuant to a registration statement of which this prospectus forms a part. Sales of shares that have been registered for resale may result in downward pressure on the stock price, thereby making it more difficult for us to raise additional equity capital without resulting in dilution to our existing stockholders.

Convertible Notes.  The Company has raised funds primarily through the issuance of convertible notes.  The notes carry interest at 10% and offer a conversion feature to common equity at $6.50 for each share.  The Company may in the future utilize this structure to raise additional capital.  As of September 30, 2023, the outstanding balance of the convertibles notes amounted to $2,648,585.

Warrants. As of the date of this prospectus, there are a total of 9,148,963 outstanding Warrants to purchase shares of our Class A Common Stock, each with a per share exercise price of $11.50.  Upon exercise of any Warrants, we would receive the exercise price.  The likelihood that holders of Warrants will exercise any Warrants is dependent upon the trading price of the Class A Common Stock. Until such time as the stock price for our Class A Common Stock exceeds $11.50, we do not anticipate there will be any exercises of the Warrants.  As such, we do not consider the Warrants for purposes of budgeting our sources of cash.

At September 30, 2023, cash and cash equivalents totaled $70,994.

connection with the approval of the Business Combination, we prepared projections which were provided to the board of American Acquisition Opportunity. We have not yet achieved our projected results and will miss our projected results for 2023 as well. Until such time as our operations are of sufficient size to produce income to support our operations and investments, our future growth may be limited. In

Cash Flows

The following table summarizes our cash flows for the periods indicated:

	For the nine months ended September 30,	For the nine months ended September 30,
	2023	2022
Operating Activities
Net Income (loss)	$(796,116)	(2,474,894)

Net Cash Provided (Used) by Operating Activities	$(244,444)	198,574

Investing Activities

Net Cash Used by Investing Activities	$(501,904)	(1,254,590)

Financing Activities

Net Cash Provided by Financing Activities	$384,000	1,753,199

Net Cash Increase (Decrease) for the Period	$(362,349)	697,183
Cash at Beginning of the Period	610,143	0
Cash at End of the Period	$247,794	697,183

Supplemental Information
Discount on Convertible Notes	$30,770	40,469
Notes Receivable	(100,000)	0
Intangible Assets	100,000	0

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	December 31,	December 31,
	2022 (As Restated)	2021
Operating Activities
Net Income (loss)	$(2,689,205)	$56,577

Net Cash Provided by Operating Activities	$368,696	$1,639

Investing Activities

Net Cash Used by Investing Activities	$(1,645,599)	$(251,639)

Financing Activities

Net Cash Provided by Financing Activities	$1,887,046	$250,000

Net Cash Increase for the Year	$610,143	$0
Cash at Beginning of the Year	0	0
Cash at End of the Year	$610,143	$0

Operating Activities

Operating activities include cash received from rental income and environmental services income and adjustments for accruals in accounts receivables, interest receivable and accrued expenses.

Investing Activities

The main use of investing activities includes investing in LLC’s, Notes Receivable and Intangible Assets.

Financing Activities

The main source of financing activities includes the proceeds from the issuance Notes Payable and Convertible Notes.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses and related disclosures. On an ongoing basis, we evaluate our estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.

We believe that the following critical accounting policies reflect the more significant estimates and assumptions used in the preparation of our consolidated financial statements.

Revenue recognition

The Company recognizes revenue in accordance with ASC 606 from services provided when (a) persuasive evidence that an agreement exists; (b) the products or services has been delivered or completed; (c) the prices are fixed and determinable and not subject to refund or adjustment; and (d) collection of the amounts due is reasonably assured.

Our revenue is comprised of the performance of environmental services and royalty and lease revenue governed by the underlying contracts. As of September 30, 2023, all the revenue generating activity is undertaken in eastern Kentucky, Indiana, and Limpopo, South Africa.

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Leases

Leases with a term greater than one year are recognized on the consolidated balance sheet as right-of-use (“ROU”) assets and lease liabilities. Lease liabilities and their corresponding ROU assets are recorded based on the present value of lease payments over the expected lease term. As the interest rate implicit in lease contracts is typically not readily determinable, we utilize the appropriate incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

Recent Accounting Pronouncements

For information regarding recently issued accounting pronouncements and recently adopted accounting pronouncements, please see Note 2, Recent accounting pronouncements, to our consolidated financial statements included elsewhere in this proxy statement /prospectus.

The following are recently issued accounting pronouncements that do not have a material application to Royalty, and have not been adopted by Royalty as of September 30, 2023:

Management has determined that the impact of the following recent FASB pronouncements will not have a material impact on the financial statements.

ASU 2020-10, Codification Improvements, effective for years beginning after December 15, 2020.

ASU 2020-08, Codification Improvements to Subtopic 310-20, Receivables – Nonrefundable and other Costs, effective for years beginning after December 15, 2020.

ASU 2020-06, Debt – Debt with Conversion and Other Options, effective for years beginning after December 15, 2021. Management is still evaluating the effects of this pronouncement ahead of its effective date.

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BUSINESS

Overview

Royalty is a corporation organized under the laws of the state of Delaware in January 2021 under the name “American Acquisition Opportunity Inc.” and was renamed to Royalty Management Holding Corporation in connection with the Business Combination.  Its sole direct subsidiary is Royalty Management Corporation, an Indiana corporation formed for the purpose of investing or purchasing assets that have current or near-term income to provide the company with accretive cash flow from which it can reinvest in new assets or expand cash flow from existing assets. These assets typically are natural resources assets (including real estate), patents, and intellectual property, and emerging technologies. Unless the context indicates otherwise, all references herein to Royalty shall be to Royalty, on a consolidated basis.

Royalty has a diversified business plan dedicated both to near term cash flow as well as long term growth. Additionally, Royalty identifies and invests in undervalued assets which are either under-utilized, undeveloped or at an inflection point in their life cycle. Royalty’s business plan is focused on assets and revenue streams that are divided into 3 groups:

Resources and Land Assets – Royalty has 3 resource and land assets in operation:

FUB Mineral – Royalty stream is 2.3% of gross sales price from PCI carbon operation in Perry County Kentucky. The royalty agreement carries a 10 year term, which then automatically extends yearly thereafter until all leased coal has been mined.

Ferrox Holdings – Investment in convertible note of operating Titanium and Pig Iron mine in Limpopo South Africa. The principal of the investment totaled $250,000 and carries a 7% interest rate with a maturity date of August 31, 2023.

Sycamore Holdings – Land rental income totaling a fixed $2,500 per month from a carbon processing operation located in Pike County Kentucky.

Royalty plans to acquire assets and rights for critical element and rare earth element, metallurgical carbon, traditional resource deposits and land resources that are or can be proven out and monetized for long term cash flow stream.

•	Net Carbon Assets – Carbon deposits often get labeled with a broad brush. The Royalty team is experienced at identifying which deposits can generate sustainable cash flow from infrastructure demand

•

Land Assets – Land is a commodity that can drive lease and royalty payments through the transition to more sustainable industries such as regenerative agriculture, recycling and other industries built for a transitioning economy.

•

Critical and Rare Earth Metals – Royalty has interests in 30,000 acres of surface and mineral assets to investigate and develop rare earth and critical elements from clay deposits associated with Appalachian coal seams.

Sustainable Assets – Sustainable revenue streams utilizing land and methods traditionally focused only on legacy ways of monetizing land and assets, such as targeting water, regenerative agriculture, sustainable timber and sustainable building solutions through long term financial structures.

•

Water Rights – Royalty has development rights agreement from land and infrastructure assets throughout Indiana, Kentucky and West Virginia and are exploring partnerships to develop such opportunities to bring to market.

•

Sustainable housing and farms – Royalty has rights to buy and/or provide the financing for housing and indoor farming company that builds its products from upcycled shipping containers that provide a sustainable, durable and energy efficient solution to the market.

•

Sustainable timber assets – Timber properties that are sustainably farmed help the growth of the future generation of trees in a stronger, faster and better environment. The Royalty team has been involved in sustainable timbering for over 12 years.

Royalty had no operational agreements under this category.

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IP & Digital Assets – Royalty acquires the rights to intellectual property and purchases and/or funds the development of intellectual property development to achieve long term technology value from creating revenue streams.

•

Agriculture and Recycling IP – The Royalty team is identifying new methods and the associate IP for sustainable farming and recycling. Royalty has one asset under operations which is the investment in the LBX Token. At December 31, 2021, the Company is the holder of 250,000 LBX Tokens which have been recorded at their purchase price of $8 per token. No cash consideration was given but a convertible note in the amount of $2,000,000 and 76,924 warrants were issued to Westside Advisors LLC. During 2022, due to lack of market transactions and failure to list on an exchange the token value was written to $0 on the balance sheet as of December 31, 2022.

Facilities

We currently maintain our principal executive offices at 12115 Visionary Way, Suite 174, Fishers, IN 46038, which is provided to us by American Resources Corporation, a member of the sponsor of American Acquisition Opportunity, for which we pay one-quarter of the monthly rent. We also maintain a regional office at 1845 South Kentucky Highway 15, Hazard, Kentucky 41701, for which we pay $250 per month to an affiliated party. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

The Chief Executive Officer is currently our only officer and employee. This individual is obligated to only devote enough time to the business as he reasonably believes to be necessary to our business.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team.

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MANAGEMENT

Executive Officers and Directors

The following table lists the names, ages and positions of the individuals who currently serve as our executive officers and directors.

Name	Age	Position
Executive Officers
Thomas M Sauve	44	Chief Executive Officer and Chairman
Kirk P. Taylor	44	Chief Financial Officer

Non-Employee Directors
Daniel J. Hasler	65	Director
Julie Griffith	66	Director
Gary Ehlebracht	38	Director

Executive Officers

Thomas M. Sauve, Chief Executive Officer

Mr. Sauve has over 18 years in entity formation, land and lease management acquisition integration. As President of American Resources Corporation (Nasdaq: AREC) since 2015, Mr. Sauve has successfully integrated eight acquisitions into a streamlined operating model. Additionally, Mr. Sauve is the founder and manager of a private land management company. We believe Mr. Sauve is well qualified to serve as an officer and director due to his over 20 years of finance, resources and public company experience.

Kirk P. Taylor, CPA, Chief Financial Officer

Mr. Taylor has over 18 years of financial, accounting and tax structuring experience. After working in national public accounting firms, he has been the Chief Financial Officer of American Resources Corporation (Nasdaq: AREC) since 2015, leading the public process as well as integrations of 8 different acquisitions within the infrastructure and resource space. Mr. Taylor is also a founder and President of Land Betterment Corp, a benefit corporation, focused on positive environmental and social communities facing a changing industrial landscape. We believe Mr. Taylor is well qualified to serve as an officer due to his over 20 years of accounting, resources and public company experience.

Non-Employee Directors

Daniel J. Hasler

Mr. Hasler is the founder and President of Hasler Ventures LLC, a company working to advance groundbreaking technologies by moving them to the public through collaborations with industry. For the previous 5 years, Mr. Hasler was President of Purdue Research Foundation. Previously, Mr. Hasler was the Secretary of Commerce for the State of Indiana and spent 31 years at Eli Lilly and Co., (NYSE: LLY) in a number of leadership positions including Vice President for Global Marketing. We believe Mr. Hasler is well qualified to serve as a director due to his over 40 years of university, government and public company experience.

Julie Griffith

Ms. Griffith has over 30 years of public policy experience in both the public and private sector. Ms. Griffith joined the Ball State University Board of Trustees in 2022 and is the current executive vice president for Strategy, Partnerships, and Outreach for the Indiana Innovation Institute. Within this role, she is able to highlight her strategic vision, rich background in government affairs, and business development and marketing experience. Before joining the Indiana Innovation Institute, Griffith served as the vice president of Public Affairs for Purdue University and worked with Duke Energy in a variety of roles, including vice president for Government Affairs and Foundation Relations. Before that she worked for the Texas-based energy company Spectra Energy and its predecessor companies. Griffith has an extensive background in marketing, business development, and government and regulatory affairs. Ms. Griffith graduated from Ball State University in 1979 with a Bachelor of Science degree in Political Science. We believe Ms. Griffith is well qualified to serve as a director due to her over 40 years of university, government and public policy experience.

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Gary Ehlebracht

Mr. Ehlebracht has over 12 years of physical and financial commodity trading experience. He joined grain trading and merchandising firm Gavilon, LLC in 2008 where he spent over 10 years as a senior trader focused primarily on dairy commodities. In 2019 Mr. Ehlebracht joined Dairy Products Incorporated, a leading dairy trading firm, where he focuses on physical merchandising, financial risk management, global logistics and supply chain management working with some of the largest multinational food companies. We believe Mr. Ehlebracht is well qualified to serve as a director due to his over 20 years of commodities and agriculture experience.

Limitations on Liability and Indemnification of Officers and Directors

The Company entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require the Company to indemnify its directors and executive officers to the fullest extent permitted by Delaware law.

The Company maintains a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Charter, Bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

For more details regarding the related party transactions between the Company and its other anticipated executive officers and directors, see the sections entitled “Certain Relationships and Related Party Transactions.”

Corporate Governance

Election of Officers

Our board of directors has three classes of directors. Unless required by applicable law at the time of election, there is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.  The members of class 1 is Daniel Hasler, members of class 2 is Gary Ehlebracht and members of class 3 are Julie Griffith and Thomas Sauve.

Board Composition

Our Board consists of four directors. Each of our current directors will continue to serve as a director until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. The authorized number of directors may be changed by resolution of our Board. Vacancies on our Board may be filled by resolution of the Board.

Our Board consists of (i) Thomas Sauve, (ii) Daniel Hasler, (iii) Julie Griffith, and (iv) Gary Ehlebracht.

Three directors qualify as “independent directors” under Nasdaq listing rules, namely, Daniel Hasler, Julie Griffith, and Gary Ehlebracht. For more details, see the section entitled “Independence of our Board of Directors.”

Independence of our Board of Directors

Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that, with the exception of Thomas Sauve, each member of the Board meets independence standards under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Board Committees

Our Board has three standing committees: an audit committee; a compensation committee; and a nominating and governance committee. Each of the committees reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

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Audit Committee

The audit committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. The rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Our audit committee meets the requirements for independence of audit committee members under applicable SEC and Nasdaq rules. All of the members of our audit committee (Julie Griffith (Chairperson), Daniel Hasler and Gary Ehlebracht) meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. In addition, Ms. Griffith  qualifies as our “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K.

Our Board adopted a new written charter for the audit committee, which is available on our website. The information on our website is not intended to form a part of or be incorporated by reference into this registration statement.

Compensation Committee

The compensation committee determines our general compensation policies and the compensation provided to our officers. The compensation committee also makes recommendations to our Board regarding director compensation. In addition, the compensation committee reviews and determines security-based compensation for our directors, officers, employees and consultants and will administer our equity incentive plans if any such plans are adopted in the future. Our compensation committee also oversees our corporate compensation programs. Our compensation committee consists of Daniel Hasler (Chairperson), Julie Griffith and Gary Ehlebracht. The composition of our compensation committee satisfies Nasdaq’s additional independence standards for compensation committee members.

Our Board has adopted a new written charter for the compensation committee, which is available on our website.

Nominating Committee

The nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of the Board, and consists of Gary Ehlebracht (Chairperson), Daniel Hasler and Julie Griffith. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance and reporting and making recommendations to the Board concerning corporate governance matters. All of the members of the nominating committee are independent, as defined under the Nasdaq listing rules.

Our Board has adopted a new written charter for the nominating and corporate governance committee, which are available on our website.

Role of Our Board of Directors in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight.

In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our nominating and corporate governance committee is responsible for periodically evaluating our corporate governance policies and systems in light of the governance risks that we face and the adequacy of our policies and procedures designed to address such risks. Our compensation committee assesses and monitors whether any of our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

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Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors

Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of our employees, executive officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The Code of Conduct is available on our website. Any amendments to the Code of Conduct, or any waivers of its requirements, are expected to be disclosed on its website to the extent required by applicable rules and exchange requirements.

Corporate Governance Guidelines

We have adopted a set of corporate governance guidelines to provide the framework for the governance of our Board and to assist our Board in the exercise of its responsibilities. These guidelines reflect our Board’s commitment to monitoring the effectiveness of policy and decision-making both at the board and management levels, with a view to enhancing stockholder value over the long term. The corporate governance guidelines are available on our website.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Throughout this section, unless otherwise noted, “the Company,” “we,” “us,” “our,” “Royalty” and similar terms refer to Legacy Royalty prior to the Business Combination and Royalty after the consummation of the Business Combination. Upon the consummation of the Business Combination, the executive officers of Legacy Royalty became the executive officers of Spectral.

Overview

As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have opted to comply with the scaled disclosure requirements applicable to emerging growth companies.

The named executive officer and director compensation described in this section discusses our 2022 compensation programs. This discussion may contain forward-looking statements that are based on the Company’s current plans, considerations, expectations and determinations regarding future compensation programs.

Executive and Director Compensation

The Company’s Board of Directors, with input from our Chief Executive Officer, has historically determined the compensation for our named executive officers. Our named executive officers for the fiscal year ended December 31, 2023 and 2022, which consist of our principal executive officer and the next two most highly compensated executive officers who were serving as executive officers as of December 31, 2023, are:

•	Thomas Sauve, Chief Executive Officer; and

•	Kirk Taylor, Chief Financial Officer

Summary Compensation Table

The following table summarizes the compensation earned by each of our named executive officers for the fiscal years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Thomas Sauve	2023	150,000	0				150,000
Chief Executive Officer	2022	75,000	0				75,000
Kirk Taylor	2023	0	0		—		0
Chief Financial Officer	2022	0

____________

Narrative Disclosure to Summary Compensation Table

Base Salary

We provide each named executive officer with a base salary for the services that the executive officer performs for us. This compensation component constitutes a stable element of compensation while other compensation elements are variable. Base salaries are reviewed annually and may be increased based on the individual performance of the named executive officer, company performance, any change in the executive’s position within our business, the scope of their responsibilities and market data.

Employment Agreements

Royalty’s Chief Executive officer is party to an employment agreement for the period of January 1, 2022 through December 31, 2022. The agreement calls for an annual salary of $75,000. The contract can extend for annual periods unless terminated by either the executive or the company. The annual salary upon extension is $150,000. As of December 31, 2022, accrued salaries amounted to $75,000. During 2023, the accrued salaries earned in 2022 amounting to $75,000 had been paid. As of December 31, 2023, accrued salaries amounted to $150,000.

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Non-Employee Director Compensation

No compensation arrangements have yet been agreed between the directors and the Company as of the date of this Prospectus.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Person Transactions — Company

Other than compensation arrangements for Royalty directors and our executive officer, which are described elsewhere in this proxy statement/prospectus, there were no other related party transactions.

Land Resources & Royalties LLC / Wabash Enterprises LLC

Royalty may at times in the future lease property from Land Resources & Royalties LLC (“LRR”) and enter into various other agreements with LRR and/or its parent company, Wabash Enterprises LLC, an entity managed by Thomas Sauve and which Kirk Taylor is also part owner. On October 31, 2023, as part of the Business Combination, Wabash Enterprises LLC and LRR became an owner of Class A Common Stock of Royalty and several leases and agreements exist between LRR and Royalty, for which LRR receives income.

Land Betterment Corporation

Royalty may at times in the future enter into agreements with Land Betterment Corporation, an entity in which Kirk Taylor is a director, President and Chief Financial Officer and Thomas Sauve who is a director and Chief Development Officer.  As of December 31, 2022, Royalty had entered into a contractor services agreement with Land Betterment Corporation for environmental services personnel. The contract called for cost plus 12.5% margin.

American Resources Corporation

The Company may at times enter into agreements with American Resources Corporation and its subsidiaries, an entity in which Thomas Sauve is a director and President, and Kirk Taylor is the Chief Financial Officer.

Westside Advisors LLC

Royalty may at times in the future enter into agreements with Westside Advisors LLC, an entity controlled by Thomas Sauve. In October 2021, Westside Advisors LLC sold 250,000 LBX Tokens it owned to Royalty in exchange for the Round A Convertible Note of $2,000,000 and 76,924 warrants (Warrant “A-2”); no cash was part of this consideration. $1,681,756 was outstanding as of December 31, 2022 with no payments in cash of interest or principal paid.  The note carries an interest rate of 10%.  During 2022, $318,244.72 of principal was converted to common shares at a rate of $6.50 per share.  On October 31, 2023, the Warrant A-2 was converted into Class A Common Stock of Royalty as part of the Business Combination that is owned by Westside Advisors LLC.

T Squared Partners LP

Royalty has and may at times in the future enter into agreements with T Squared Partners LP, an entity controlled by Thomas Sauve. On October 2, 2021, T Squared Partners LP invested $250,000 cash into the Royalty in the form of the Round A Convertible Note and 9,616 warrants issued under Warrant “A- 1.” On January 31, 2022, T Squared Partners LP invested an additional $50,000 cash into the Royalty in the form of the Round A Convertible Note and 1,924 warrants issued under Warrant “A-5.” 5”, all of which was outstanding as of December 31, 2022 with no payments of interest or principal paid.  The note carries an interest rate of 10%.  On October 31, 2023, as part of the Business Combination, the notes and warrants held by T Squared Partners LP were converted into Class A Common Stock of Royalty.

White River Holdings LLC

Royalty has and may at times in the future enter into agreements with White River Holdings LLC, an entity controlled by Mark Jensen the former Chief Executive Officer and Chairman of Royalty who resigned on October 31, 2023 as part of the business Combination... On January 1, 2022, Royalty entered into a consulting agreement with White River Holdings LLC whereby we paid White River Holdings a monthly consulting fee of $6,250, effective January 1, 2022, for 12 months. This consulting fee is not payable in cash to Royalty until we raise a minimum of five million dollars of external capital. On February 1, 2022, White River Holdings LLC invested $10,000 cash into the Company in the form of the Round A Convertible Note and 385 warrants issued under Warrant “A-6.”  On November 1, 2023, as part of the Business Combination, the notes and warrants held by White River Holdings LLC were converted into Class A Common Stock of Royalty.

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First Frontier Capital LLC

The Company may at times enter into agreements with First Frontier Capital LLC, an entity controlled by Thomas Sauve, Chief Executive Officer and Chairman of Royalty. On February 1, 2022, First Frontier Capital LLC invested $10,000 cash into the Company in the form of the Round A Convertible Note and 385 warrants issued under Warrant “A-7.”  On October 31, 2023, as part of the Business Combination, the notes and warrants held by First Frontier Capital LLC were converted into Class A Common Stock of Royalty.

Registration Rights Agreement

Pursuant to the Business Combination Agreement, at the Closing, the Company, and Sponsor entered into the Registration Rights Agreement, pursuant to which, among other things, the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Class A Common Stock and other equity securities of the Company that are held by the parties thereto from time to time.

Certain Relationships and Related Person Transactions — AMAO

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers could, but were not obligated to, loan the Company funds as may be required, of which up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant (“Working Capital Loans”). From inception to date, $760,000 has been advanced and repaid and as of December 31, 2022 $ 0 is outstanding.

Administrative Services Arrangement

The Company’s Sponsor agreed, commencing from the date that the Company’s securities are first listed on NASDAQ through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay the Sponsor $10,000 per month for these services. As of December 31, 2022, $150,000 have been paid under this agreement.

Promissory Note — Related Party

On March 22, 2021, the Sponsor agreed to loan the Company an aggregate of up to $800,000 to cover expenses related to Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable in full on or before March 22, 2022 or could be converted into equity on September 22, 2022. During the period ended September 30, 2023 and December 31, 2022, $777,294 and $359,825, respectively has been advanced and remained

At December 31, 2022 and 2021, AMAO had advances owed to the Sponsor in the amount of $359,825 and $0, respectively.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering and the partial exercise of the over-allotment option, the Sponsor purchased an aggregate of 3,901,201  warrants in a private placement (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant ($3,901,201 in the aggregate) from AMAO in a private placement. Each whole Private Placement Warrant was exercisable to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account.

Policies and Procedures for Related Party Transactions

Upon consummation of the Business Combination, it is anticipated the Company adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

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A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member of the Board of the Company;

•	any person who is known by the Company to be the beneficial owner of more than 5% of its voting stock;

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of the Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting stock; and

•	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

It is also anticipated that Royalty will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of our Class A Common Stock as of November 10, 2023 by:

•	each person known by us to be the beneficial owner of more than 5% of our Class A Common Stock;

•	each person who is a named executive officer or director of the Company; and

•	all executive officers and directors of the Company, as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

The beneficial ownership of shares of Class A Common Stock is calculated based on 14,270,761shares of Class A Common Stock outstanding as of November 10, 2023.

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Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Class A Common Stock.

Name and Address of Beneficial Owner(1)(2)	Number of Shares Beneficially Owned	%
Directors and Named Executive Officers of the Company
Thomas Sauve, Chief Executive Officer and Chairman of the Board of Directors(3)	1,167,208	8.18%
Kirk Taylor, Chief Financial Officer(4)	1,420,108	9.95%
Daniel Hasler, Independent Director	-0-	* %
Julie Griffith, Independent Director	-0-	* %
Gary Ehlebracht, Independent Director	-0-	* %
All Directors and Executive Officers of the Company as a Group (5 Individuals)	2,587,316	18.13%

Five Percent Holders
White River Holdings LLC(5)	1,104,739	7.74%
Homewood Holdings LLC (6)	1,052,377	7.37%
Midwest General Investment Company LLC(7)	995,953	6.98%
Maxpro Invest Holdings LLC(8)	943,842	6.61%
White River Ventures LLC(9)	855,196	5.99%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following individuals is c/o Royalty Management Holding Corporation, 12115 Visionary Way, Suite 174, Fishers, IN 46038.
(2)	Excludes shares issuable pursuant to any warrants outstanding.
(3)	Owned through First Frontier Capital LLC, of which Thomas Sauve is manager and beneficial owner.
(4)	Owned through Liberty Hill Capital Management LLC, of which Kirk Taylor is manager and beneficial owner.
(5)	Beneficial owner is Mark Jensen.
(6)	Beneficial owner is Mark LaVerghetta.
(7)	Manager of entity is Mark Jensen. Entity is owned by trust which certain members of the Sauve family are beneficiaries.
(8)	Manager of the entity is Ferrox Holdings CEO, Terry Duffy
(9)	Manager of entity is Thomas Sauve. Entity is owned by trust which certain members of the Jensen family are beneficiaries.

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SELLING STOCKHOLDERS

This prospectus relates to the possible resale from time to time by the selling stockholders listed in the table below of any or all of the shares of Class A Common Stock or Warrants set forth below pursuant to this prospectus. We are registering such shares of Class A Common Stock and Warrants pursuant to the provisions of the Registration Rights Agreement in order to permit such selling stockholders to offer the Class A Common Stock or Warrants for resale from time to time. When we refer to the “selling stockholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the selling stockholders’ interest in the shares of Class A Common Stock and Warrants after the date of this prospectus.

The table below presents information relating to the selling stockholders concerning the Class A Common Stock and Warrants that may be offered from time to time by each selling stockholder pursuant to this prospectus. This table is prepared based on information supplied to us by or on behalf of the selling stockholders, and reflects holdings as of January 30, 2024. The number of shares of Class A Common Stock and Warrants in the column titled “Securities to be Offered Pursuant to this Prospectus” represents all of the shares of Class A Common Stock and Warrants that the selling stockholders may offer and sell under this prospectus. The selling stockholders may sell some, all or none of their respective shares of Class A Common Stock and Warrants, as applicable, in this offering. We do not know how long the selling stockholders will hold their shares of Class A Common Stock and Warrants before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of Class A Common Stock or Warrants.

The selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the selling stockholders, including regarding the identity of, and the securities held by, each selling stockholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days. The applicable percentage of shares of Class A Common Stock beneficially owned by the selling stockholders shown in the table below is based on an aggregate of 14,270,761 shares of our Class A Common Stock.

Unless otherwise noted, the address of each selling stockholder c/o Royalty Management Holding Corporation, 12115 Visionary Way, Suite 174, Fishers IN 46038.

		Securities Beneficially Owned prior to this Offering		Securities to be Offered in this		Securities Beneficially Owned after this Offering
Names and Addresses		Shares of Common Stock	Private Placement Warrants	Shares of Class A Common Stock	Private Placement Warrants	Shares of Class A Common Stock	Private Placement Warrants

American Opportunity Ventures LLC	12115 Visionary Way Fishers IN 46038	2,611,500	3,901,201	2,611,500	3,901,201
David W Boral	2 Sea Wall Ln Bayville NY 11709	161,875	-	161,875	-		-
Joseph T Rallo	181 Montauk Hwy East Hampton NY 11937	161,875	-	161,875	-		-
B Riley Securities Inc.	299 Park Ave New York NY 10171	20,000	-	20,000			-
Kingswood	17 Battery PL Ste 625 New York NY 10004	26,250	-	26,250	-		-
Ed Smid	12115 Visionary Way Fishers IN 46038	5,000	-	5,000	-		-
Gary Ehlebracht	12115 Visionary Way Fishers IN 46038	5,000	-	5,000	-		-
Daniel Hasler	12115 Visionary Way Fishers IN 46038	5,000	-	5,000	-		-

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DESCRIPTION OF SECURITIES

The following description summarizes certain important terms of our capital stock, including the provisions included in our Charter, Bylaws and the Warrant Agreement. This description is not complete and is qualified by reference to the full text of our Charter, Bylaws and the Warrant Agreement, which are included as exhibits to the registration statement of which this prospectus is a part, as well as the applicable provisions of the DGCL.

Authorized and Outstanding Capital Stock

The Charter authorizes the issuance of 110,000,000 shares of capital stock of the Company, consisting of (i) 100,000,000 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Class A Common Stock

Voting Rights

Holders of Class A Common Stock are entitled to cast one vote per share of Class A Common Stock on all matters to be voted on by stockholders. Holders of Class A Common Stock will vote together as a single class, and an action will be approved by stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors will be elected by a plurality of the votes cast. Holders of Class A Common Stock are not entitled to cumulate their votes in the election of directors.

When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting will be decided by a majority vote of the holders of shares of capital stock present or represented at the meeting and voting affirmatively or negatively on such matter. At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast will be sufficient to elect such directors.

Dividend Rights

Subject to preferences that may apply to any Preferred Stock, holders of Class A Common Stock will be entitled to the payment of dividends at the times and in the amounts as the Board in its discretion may determine.

Liquidation, Dissolution and Winding Up

On the liquidation, dissolution, distribution of assets or winding up of the Company, each holder of Class A Common Stock will be entitled, pro rata on a per share basis, to all assets of the Company of whatever kind available for distribution to the holders of Class A Common Stock, subject to the designations, preferences, limitations, restrictions and relative rights of any Preferred Stock then outstanding.

Other Matters

The holders of Class A Common Stock will not have redemption, conversion, preemptive or other subscription rights and there will be no sinking fund provisions applicable to Class A Common Stock. All of the outstanding shares of Class A Common Stock are validly issued, fully paid and non-assessable.

Preferred Stock

General

The Charter provides that the Board has the authority, without action by the stockholders, to designate and issue shares of Preferred Stock in one or more series, and the number of shares constituting any such series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each series of Preferred Stock, including, without limitation, dividend rights, conversion rights, rights and terms of redemption, and liquidation preferences, which rights may be greater than the rights of the holders of Class A Common Stock.

The purpose of authorizing the Board to issue Preferred Stock and determine the rights and preferences of any series of Preferred Stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of Preferred Stock may adversely affect the holders of Class A Common Stock by restricting dividends on Class A Common Stock, diluting the voting power of Class A Common Stock or subordinating the dividend or liquidation rights of Class A Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Class A Common Stock. As of the date of this prospectus, there are no shares of Preferred Stock issued or outstanding.

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Warrants

Each whole Warrant entitles the registered holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of shares of Class A Common Stock. This means that only a whole Warrant may be exercised at any given time by a warrant holder.

No Warrant will be exercisable for cash unless we have an effective and current registration statement covering the shares of Class A Common Stock issuable upon exercise of the Warrants and a current prospectus relating to such shares of Class A Common Stock. Notwithstanding the foregoing, if the registration statement covering the shares of Class A Common Stock issuable upon exercise of the Warrants is not effective within 60 days from the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the whole Warrant for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrant and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported trading price of the shares of Class A Common Stock for the ten (10) trading days ending on the trading day prior to the date of exercise. The Warrants will expire five years from the Closing at 5:00 p.m., New York City time.

The outstanding Warrants (excluding the Warrants issued in the private placements contemporaneously with the IPO) may be called for redemption, in whole and not in part, at a price of $0.01 per warrant:

•	at any time after the Warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•	if, and only if, the reported last sale price of the shares of Class A Common Stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period commencing after the Warrants become exercisable and ending on the third business day prior to the notice of redemption to Warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of Class A Common Stock underlying such Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrants upon surrender of such Warrants.

The redemption criteria for the Warrants have been established at a price which is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of a redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrant.

If the Warrants are called for redemption as described above, management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrant and the “fair market value” by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported closing price of the shares of Class A Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of the Warrants. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of the Class A Common Stock at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The Warrants have been issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and AMAO. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of 65% of the then outstanding Warrants in order to make any change that adversely affects the interests of the registered holders.

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The exercise price and number of shares of Class A Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of shares of Class A Common Stock at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no Warrants will be exercisable for cash and we will not be obligated to issue shares of Class A Common Stock unless at the time a holder seeks to exercise such warrants, a prospectus relating to the shares of Class A Common Stock issuable upon exercise of the Warrants is current and the shares of Class A Common Stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the Warrant Agreement, we have agreed to use commercially reasonable efforts to meet these conditions and to maintain a current prospectus relating to the shares of Class A Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of Class A Common Stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants, and we will not be required to settle any such warrant exercise. If the prospectus relating to the shares of Class A Common Stock issuable upon the exercise of the Warrants is not current or if the Class A Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of Class A Common Stock outstanding.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Warrant holder.

The Warrant Agreement provides that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act (or the rules and regulations thereunder) or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Exclusive Forum

The Charter provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Chancery Court”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (i) any derivative action or proceeding brought on the Company’s behalf; (ii) any action, suit or proceeding asserting a claim of breach of fiduciary duty owed by any current or former director, officer or other employee, agent or stockholder of the Company to the Company or its stockholders; (iii) any action, suit or proceeding asserting a claim against the Company, its current or former directors, officers, or employees, agents or stockholders arising pursuant to any provision of the DGCL, the Charter or the Bylaws or (iv) any action, suit or proceeding asserting a claim against the Company, its current or former directors, officers, or employees, agents or stockholders governed by the internal affairs doctrine, and, if such action is filed in a court other than the Chancery Court (a “Foreign Action”) by any stockholder (including any beneficial owner), to the fullest extent permitted by law, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the Chancery Court in connection with any action brought in any such court; and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

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The exclusive forum provision set forth above does not apply to, and does not preclude or contract the scope of, either (i) exclusive federal jurisdiction pursuant to Section 27 of the Exchange Act for claims seeking to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder, or any other claim for which the U.S. federal courts have exclusive jurisdiction, or (ii) concurrent jurisdiction under Section 22 of the Securities Act for federal and state courts over all claims seeking to enforce any liability or duty created by the Securities Act or the rules and regulations thereunder.

Certain Anti-Takeover Effects of Provisions of the Proposed Charter, Proposed Bylaws and Applicable Law

Section 203 of the DGCL affords us certain protections, such as prohibiting us from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of our outstanding voting stock (the “acquisition”), except if:

•	our board of directors approved the acquisition prior to its consummation;

•	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

•	the business combination is approved by our board of directors, and by a two-thirds vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale, or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, these anti-takeover provisions will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves the acquisition that results in the stockholder becoming an interested stockholder.

This may also have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Authorized but Unissued Shares

The Charter provides that certain shares of authorized but unissued Class A Common Stock and Preferred Stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved Class A Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Special Meetings of Stockholders

The Charter provides that special meetings of the stockholders of the Company may be called, for any purpose or purposes, at any time by the chairperson of the Board or a resolution adopted by the affirmative vote of the majority of the then-serving members of the Board, in accordance with the Bylaws, and shall not be called by stockholders or any other Person or Persons.

Classified Board of Directors

Our Charter provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 10 days nor more than 60 days prior to the anniversary of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the Board and/or the chairperson of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

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Limitation on Stockholder Action by Written Consent

The Charter provides that any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of the stockholders and may not be taken by written consent of the stockholders in lieu of a meeting.

Dissenter’s Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action; provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s shares thereafter devolved by operation of law.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors or officers of corporations and their stockholders for monetary damages for breaches of directors’ or officers’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors or officers for monetary damages for any breach of fiduciary duty as a director or officer except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

The Bylaws provide that the Company must indemnify and hold harmless the directors and officers of the Company to the fullest extent authorized by the DGCL. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the DGCL.

The limitation of liability, advancement and indemnification provisions in the Charter and Bylaws may discourage stockholders from bringing lawsuits against directors or officers for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.

Transfer Agent, Warrant Agent and Registrar

The transfer agent for Class A Common Stock is Continental Stock Transfer & Trust Company. The Company will agree to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Listing of Securities

Our Class A Common Stock and Warrants are listed on Nasdaq under the symbols “RMCO” and “RMCOW,” respectively.

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RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Class A Common Stock or Warrants for at least six months would be entitled to sell their securities; provided, that (i) such person is not deemed to have been an affiliate of the Company at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Class A Common Stock or Warrants for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Class A Common Stock then outstanding; or

•	the average weekly reported trading volume our Class A Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of the Company under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business-combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

As a result of the consummation of the Business Combination, we are no longer a shell company, and so, once the conditions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

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PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 9,148,963 shares Class A Common Stock that may be issued upon exercise of Warrants to purchase Class A Common Stock. We are also registering the resale by the selling stockholders or their permitted transferees of up to 2,996,500 shares of Class A Common Stock and 3,901,201 Warrants. We will not receive any of the proceeds from the sale of the Class A Common Stock or Warrants by the selling stockholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the selling stockholders will be the purchase price of the securities less any discounts and commissions borne by the selling stockholders.

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Class A Common Stock in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of Class A Common Stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell Class A Common Stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling stockholder or borrowed from any selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, if any, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

The selling stockholders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

Restrictions to Sell

Refer to the section titled “Restrictions on Resale of Securities — Lock-up Provisions.”

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EXPERTS

The financial statements as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and the period from January 20, 2021 (inception) to December 31, 2021 of American Acquisition Opportunity appearing in this prospectus and Registration Statement have been audited by BF Borgers CPA PC, an independent registered public accounting firm, as stated in their report thereon and included in this prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Royalty Management Corporation and Subsidiaries at December 31, 2022 and 2021, and for the year ended December 31, 2022 and the period from June 20, 2021 (inception) through December 31, 2021, included in the prospectus of American Acquisition Opportunity, have been audited by BF Borgers CPA PC, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the securities offered hereby will be passed upon for us by Loeb & Loeb LLP.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the shares of Class A Common Stock and Warrants offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website at https://www.royaltymgmtcorp.com/. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

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AMERICAN ACQUISITION OPPORTUNITY INC.

INDEX TO INTERIM CONDENSED FINANCIAL STATEMENTS

Page
FINANCIAL STATEMENTS

Unaudited Condensed Balance Sheet as of September 30, 2023 and December 31, 2022	F-2

Unaudited Condensed Statement of Operations for the Three Months Ended September 30, 2023 and 2022 and the Nine Months Ended September 30, 2023 and 2022	F-3

Unaudited Condensed Statement of Changes Stockholders' Deficit for the Period From January 20, 2021 (Inception) Through September 30, 2023	F-4

Unaudited Condensed Statement of Cash Flows for the Nine Months Ended September 30, 2023 and 2022	F-5

Notes to Unaudited Condensed Financial Statements	F-6

AMERICAN ACQUISITION OPPORTUNITY INC.

ROYALTY MANAGEMENT CORPORATION
Page
FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheet as of September 30, 2023 and December 31, 2022	F-41

Condensed Consolidated Statement of Operations for the Three Months Ended September 30, 2023 and 2022 and the Nine Months Ended September 30, 2023 and 2022	F-42

Condensed Consolidated Statement of Changes Stockholders' Deficit for the Nine Months Ended September 30, 2023 and the Period Beginning January 1, 2022 Through September 30, 2022	F-43

Condensed Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 2023 and 2022	F-44

Notes to Financial Statements	F-45

FINANCIAL STATEMENTS AS OF December 31, 2022 and 2021:

F-1

AMERICAN ACQUISITION OPPORTUNITY INC.

Condensed Balance Sheet (Unaudited)

September 30, 2023

ASSETS
	September 30,	December 31,
CURRENT ASSETS	2023	2022
Cash	$98,439	$77,023
Accounts receivable – related party	-	-
Prepaid Insurance	-	100,049
Deposits	73,682	-

Total Current Assets	171,775	177,072

Cash Held in Trust account	3,629,614	7,613,762
Cash Held in Escrow account	-	-

TOTAL ASSETS	$3,801,389	$7,790,834

LIABILITIES AND SHAREHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable – related party	$291,243	359,825
Accounts payable	920,613	156,931
Total Current Liabilities	1,211,856	516,755

Deferred Underwriter commissions	3,500,000	3,500,000
Fair value liability of Public Warrants	523,602	110,182
Fair value liability of Private Warrants	187,258	101,432
TOTAL LIABILITIES	5,422,716	4,228,369

COMMITMENTS AND CONTINGENCIES
Class A Common Stock at $10.10 per shares, 360,474 in 2023 and 742,308 in 2022 shares at redemption value:	$3,640,791	$7,497,311

SHAREHOLDER’S EQUITY

Class B Common Stock: $0.0001 par value; 10,000,000 shares authorized, 2,726,500 shares issued and outstanding forth period end (including 100,000 representative shares).(1)	273	273

Additional paid-in capital	(10,140,613)	(10,140,613)

Accumulated Deficit	4,878,222	6,205,494

Total Shareholder’s Equity	(5,262,118)	(3,934,846)

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$3,801,389	$7,790,834

The accompanying footnotes are integral to the consolidated financial statements.

F-2

AMERICAN ACQUISITION OPPORTUNITY INC. STATEMENT OF OPERATIONS

				From
				inception
				January 20,
	For the three	For the three	For the nine	2022
	months ended	months ended	months ended	through
	September 30,	September 30,	September 30,	September 30,
	2023	2022	2023	2022
Professional Fees	$(31,578)	$(163,615)	$(239,819)	$(409,807)
General and Administrative	(332,253)	(144,350)	(790,909)	(413,745)
Total Expenses	(363,831)	(307,965)	(1,030,728)	(823,552)
Gain (Loss) on Warrant Fair Value Adjustment	(347,642)	412,481	(499,254)	3,918,376
Other Income	38,330	(69,849)	202,710	(42,056)
Net Income	(673,143)	34,667	(1,327,272)	3,052,768

Weighted average shares outstanding, basic and diluted	3,500,611	4,457,431	3,563,318	7,098,632
Basic and diluted net income per ordinary share	$(0.23)	$0.01	$(0.41)	$0.43

The accompanying footnotes are integral to the consolidated financial statements.

F-3

AMERICAN ACQUISITION OPPORTUNITY INC. STATEMENT OF CHANGES SHAREHOLDER’S EQUITY FOR THE PERIOD FROM JANUARY 20, 2021 (INCEPTION) THROUGH SEPTEMBER 30, 2023

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance January 20, 2021 (inception)	—	$—	$—	$—	$—
Issuance of Class B common stock to Founders(1)
Issuance of Class B Common to Representatives	100,000	10	990	—	1,000
Offering Costs	—	—	(4,910,297)	—	(4,910,297)
Warrant fair value and capital adjustments	—	—	496,956	—	496,956
Class A common stock			(5,752,999)		(5,752,999)
Net income		—	—	2,316,786	2,316,786
Balance – December 31, 2021	2,726,500	$273	$(10,140,613)	$2,316,786	$(7,823,554)
Net income		—	—	3,888,708	3,888,708
Balance – December 31, 2022	2,726,500	$273	$(10,140,613)	$6,205,494	$(3,934,846)
Net income		—	—	(1,327,272)	(1,327,272)
Balance – September 30, 2023	2,726,500	$273	$(10,140,613)	$4,878,222	$(5,262,118)

The accompanying footnotes are integral to the consolidated financial statements.

F-4

AMERICAN ACQUISITION OPPORTUNITY INC. STATEMENT OF CASH FLOWS

	For the nine	For the nine
	months	months
	ending	ending
	September 30,	September 30,
Cash flows from Operating Activities:	2023	2022

Net Income	$(1,327,272)	$3,052,768
Adjustments to reconcile net income to net cash used in operations
Fair Value Adjustment of Public Warrants	413,420	(2,256,286)
Fair Value Adjustment of Private Warrants	85,826	(1,662,091)
Changes in operating assets and liabilities:
Accounts receivable – related party	(68,582)	675,000
Prepaid Insurance	26,367	102,534
Deposits	-	(195,000)
Accounts payable	763,682	323,430
Net used in operating activities	(106,558)	40,355

Cash Flows from Investing Activities
Investment of cash in Trust Account	3,984,148	(98,379,640)

Cash Flows from Financing Activities:
Proceeds from initial stockholders	-	-
Proceeds from sale of Units, net underwriting fees paid	(3,856,520)	(98,614,709)
Proceeds from sale of Private Warrants	-	-
Proceeds from promissory note – related party	-	-
Repayment of promissory note – related party	-	-
Proceeds from advance – related party	-	-
Repayment of advance – related party	-	-
Net cash provided by financing activities	(3,856,520)	(98,614,709)

Net Change in Cash	21,070	(194,714)
Cash – Beginning of period	77,023	293,153
Cash – Ending of period	$98,093	$98,439

The accompanying footnotes are integral to the consolidated financial statements.

F-5

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1: NATURE OF OPERATIONS

The Company is a blank check company organized on January 20, 2021 under the laws of the State of Delaware. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on companies in the land holdings and resources industry in the United States.

The registration statement for the Company’s initial public offering was declared effective on March 17, 2021 (the “Initial Public Offering”). On March 22, 2021, the Company consummated the Initial Public Offering of 10,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 3,800,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant in a private placement to the Company’s sponsor, American Opportunity Ventures, LLC (the “Sponsor”), generating gross proceeds of $3,800,000, which is described in Note 5.

Transaction costs amounted to $4,910,297, consisting of $1,000,000 of underwriting fees, $3,500,000 of deferred underwriting fees and $410,297 of other offering costs.

F-6

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 1: NATURE OF OPERATIONS (cont.)

Following the closing of the Initial Public Offering on March 22, 2022, an amount of $101,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Warrants was placed in a trust account (the “Trust Account”), located in the United States and held as cash items or invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraph (d) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the assets held in the Trust Account, as described below.

The Company has listed the Units on the Nasdaq Capital Market (“Nasdaq”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released for taxes) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. After the Initial Public Offering, the Company is holding $101,000,000 from the proceeds received from the Initial Public Offering and the sale of the Private Warrants in the Trust Account, and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

F-7

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 1: NATURE OF OPERATIONS (cont.)

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation and By-Laws provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.10 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s Warrants. These common stocks will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor has agreed (a) to vote its Class B common stock and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Class B common stock) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to stockholders’ rights of pre-Business Combination activity and (d) that the Class B common stock and the securities underlying the Private Warrants shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

F-8

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 1: NATURE OF OPERATIONS (cont.)

The Company initially had until March 22, 2022 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.10).

On March 21, 2022 the Company certified an Amended and Restated Certificate of Incorporation of the Company extending the Combination Period to September 21, 2022.

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.10 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties: Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Initial Public Offering, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statement do not include any adjustments that might result from the outcome of this uncertainty.

F-9

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

The Company adopted the calendar year as its basis of reporting.

Interim Financial Information

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been omitted. In the opinion of management, these interim unaudited Consolidated Financial Statements reflect all normal and recurring adjustments necessary for a fair presentation of the results for the periods presented. Results of operations for the three and nine months ended September 30, 2023, are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or any other period. These financial statements should be read in conjunction with the Company’s 2022 audited financial statements and notes thereto which were filed on Form 10-K on March 25, 2023.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering (as described in Note 4) and that were charged to stockholder’s equity upon the completion of the Initial Public Offering.

F-10

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of common stock outstanding during the period, excluding common stock subject to forfeiture. At September 30, 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limit of $250,000. As of September 30, 2023 and 2022, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Derivative financial instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, "Derivatives and Hedging". For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrant Liability

The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The Private Warrants and the Public Warrants for periods where no observable traded price was available are valued using a Monte Carlo simulation. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

F-11

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.

The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. As of January 20, 2022, through September 30, 2023, the Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carry forwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company expects to file U.S. federal and various state income tax returns. The Company was formed in 2022 and has not been required to file any tax returns. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

The provision for income taxes was deemed to be de minimis as of September 30, 2023.

F-12

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently issued accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3: INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 10,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one Class A common stock and one half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 (see Note 6).

NOTE 4: PRIVATE PLACEMENT

Simultaneously with the closing of Initial Public Offering, the Sponsor purchased an aggregate of 3,800,000 Private Warrants (or 4,100,000 Private Warrants if the underwriters’ over-allotment is exercised in full) at a price of $1.00 per Private Warrant for $3,800,000 in the aggregate. The Sponsor has agreed to purchase an additional aggregate amount of 300,000 Private Warrants, for $300,000 in the aggregate if the underwriters’ over-allotment was exercised in full. The proceeds from the sale of the Private Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. The terms of the Private Warrants are described in Note 8. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.

F-13

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 5: SHAREHOLDER’S EQUITY

Preferred Stock - The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2023 there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At September 30, 2023, there were 742,308 shares of common stock issued and outstanding, stock subject to possible redemption.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. At September 30, 2023, there were 2,726,500 shares of Class B common stock issued and outstanding, of which 2,626,500 were held by the Sponsor (and of which 375,000 of such shares held by the Sponsor being subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full) so that the Initial Stockholders (exclusive of the holders of Representative Shares) will own 20% of the issued and outstanding shares after the Initial Public Offering (assuming the Initial Stockholders do not purchase any Public Shares in the Initial Public Offering).

F-14

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 5: SHAREHOLDER’S EQUITY (cont.)

Founder Shares

On January 22, 2021 the Company issued the Sponsor an aggregate of 2,875,000 shares of Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares include an aggregate of up to 375,000 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the Sponsor owns, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). The Sponsor agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (1) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

On March 22, 2021, our Sponsor transferred 5,000 shares of Class B common stock with a par value of $0.0001 per share to each of three of our independent directors. The number of shares of Class B common stock that our Sponsor holds after the transfer is 2,860,000.

Representative Shares

On March 22, 2021, we issued the 100,000 shares of Class B common stock to the representative for nominal consideration (the “Representative Shares”). The Company accounted for the Representative Shares as an offering cost of the Initial Public Offering, with a corresponding credit to stockholders’ equity. The Company estimated the fair value of Representative Shares to be $1,000 based upon the price of the Founder Shares issued to the Sponsor. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.

NOTE 6: RELATED PARTY TRANSACTIONS

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers could, but were not obligated to, loan the Company funds as may be required, of which up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant (“Working Capital Loans”). From inception to date, $760,000 has been advanced and repaid and as of September 30, 2023 $ 0 is outstanding. The advance bears no interest rate.

F-15

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 6: RELATED PARTY TRANSACTIONS (cont.)

Administrative Services Arrangement

The Company’s Sponsor agreed, commencing from the date that the Company’s securities are first listed on NASDAQ through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay the Sponsor $10,000 per month for these services. As of September 30, 2023, $90,000 have been paid and $210,000 has been accrued and is owed under this agreement.

Promissory Note — Related Party

On March 22, 2022, the Sponsor agreed to loan the Company an aggregate of up to $800,000 to cover expenses related to Initial Public Offering pursuant to a promissory note (the "Note"). This loan was non-interest bearing and payable in full on or before March 22, 2023 or could be converted into equity on September 22, 2023. During the period ended, $777,294 has been advanced and repaid and as of September 30, 2023 $0 is outstanding.

NOTE 7: WARRANTS

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A common stock upon exercise of a warrant unless the Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

·	in whole and not in part;

·	at a price of $0.01 per warrant;

·	upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

·	if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

F-16

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 7: WARRANTS (cont.)

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A common shares during the 20 trading day period starting on the trading day after the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the Class A common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 8: FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

F-17

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 8: FAIR VALUE MEASUREMENTS (cont.)

At September 30, 2023 and 2022, assets held in the Trust Account were comprised of $3,629,614 and $7,548,977 in money market funds which are invested primarily in U.S. Treasury Securities. Through September 30, 2023, the Company has not withdrawn any of interest earned on the Trust Account.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at September 30, 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		September 30,	September 30,
Description	Level	2023	2022
Assets:
Marketable securities held in Trust Account	1	$3,629,614	$7,548,977

Liabilities:
Warrant Liability – Public Warrants	3	523,602	780,015
Warrant Liability – Private Warrants	3	187,258	600,850

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our accompanying September 30, 2023 and 2022 condensed balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statement of operations.

The Private Warrants were initially valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the common stock. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own Public Warrant pricing. A Monte Carlo simulation methodology was used in estimating the fair value of the Public Warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Warrants. For periods subsequent to the detachment of the warrants from the Units, the close price of the public warrant price was used as the fair value as of each relevant date.

The following table presents the changes in the fair value of warrant liabilities:

	Private		Warrant
	Placement	Public	Liabilities
Fair value as of January 1, 2022	$2,262,941	$3,036,301	$5,299,242
Initial measurement on March 19, 2022	1,662,091)	(2,256,286)	(3,918,377
Change in valuation inputs or other assumptions	600,850	780,015	1,380,865)
Fair value as of September 30, 2022	2,262,941	$3,036,301	$5,299,242

	Private		Warrant
	Placement	Public	Liabilities
Fair value as of January 1, 2023	$101,432	$110,182	$211,614
Change in valuation inputs or other assumptions	85,826	413,420	499,246
Fair value as of September 30, 2023	187,258	523,602	710,860

F-18

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 9: COMMITMENTS AND CONTINGENCIES

In the course of normal operations, the Company may be involved in various claims and litigation that management intends to defend. The range of loss, if any, from potential claims cannot be reasonably estimated. However, management believes the ultimate resolution of matters will not have a material adverse impact on the Company’s business or financial position.

Registration Rights

The holders of the insider shares, as well as the holders of the Private Warrants (and underlying securities) and any securities issued in payment of working capital loans made to the Company, will be entitled to registration rights pursuant to an agreement to be signed on the effective date of Initial Public Offering. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. Notwithstanding anything to the contrary, the underwriters (and/or their designees) may only make a demand registration (i) on one occasion and (ii) during the five-year period beginning on the effective date of the Initial Public Offering. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing upon the date that the Company consummates a Business Combination. The holders of a majority of the Placement Units (and underlying securities) and securities issued in payment of working capital loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. Notwithstanding anything to the contrary, the underwriters (and/or their designees) may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the Initial Public Offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-19

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 9: COMMITMENTS AND CONTINGENCIES (cont.)

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The underwriters partially exercised their option and purchased 506,002 additional units at a per unit price of $10.00

The underwriters are entitled to a cash underwriting discount of one percent (1.00%) of the gross proceeds of the Initial Public Offering, or $1,000,000. In addition, the underwriters are entitled to a deferred fee of three point five percent (3.50%) of the gross proceeds of the Initial Public Offering, or $3,500,000(or up to $4,025,000 if the underwriters’ over- allotment was exercised in full) upon closing of the Business Combination. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Right of First Refusal

For a period beginning on the closing of this offering and ending 24 months from the closing of a business combination, we have granted the Representative a right of first refusal to act as sole book runner, and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings for us or any of our successors or subsidiaries. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

Agreement and Plan of Merger

On June 28, 2023, the Company entered into an agreement and plan of merger by and among the Company and Royalty Management Co, and Indiana Corporation. Which was consummated on October 31, 2023.

NOTE 10: SUBSEQUENT EVENTS

On October 31, 2023, subsequent to the fiscal quarter ended June 30, 2023, the fiscal quarter to which this Quarterly Report on Form 10-Q (this “Report”) relates, we consummated the business combination, or the Business Combination, contemplated by the Agreement and Plan of Merger, with RMC Sub Inc. (“Merger Sub”), a wholly-owned subsidiary of American Acquisition Opportunity Inc. (“AMAO”), a special purpose acquisition company, which is our predecessor, and Royalty Management Co. (“Legacy Royalty”). Pursuant to the Merger Agreement, Merger Sub was merged with and into Legacy Royalty, with Legacy Royalty surviving the merger as a wholly owned subsidiary of AMAO (the “Business Combination”). Upon the closing of the Business Combination, AMAO changed its name to Royalty Management Holdings Co. with its Class A common stock continuing to be listed on Nasdaq under the ticker symbol “RMCO,” its warrants continuing to be listed on Nasdaq under the symbol “RMCOW. Royalty Management Holding co. became the successor entity to AMAO pursuant to Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Cash proceeds of the Business Combination were funded through a combination of Company cash held in trust, net of redemptions.

F-20

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of American Acquisition Opportunity Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of American Acquisition Opportunity Inc. (the “Company”) as of December 31, 2022 and 2021, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period January 1, 2022 through December 31, 2022 and for the period January 20, 2021 (Inception) through December 31, 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the period January 1, 2022 through December 31, 2022 and for the period January 20, 2021 (Inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2021

Lakewood, CO

March 21, 2023

F-21

American Acquisition Opportunity Inc.

Balance Sheet

AMERICAN ACQUISITION OPPORTUNITY INC. Balance Sheet December 31, 2022

ASSETS

CURRENT ASSETS	December 31, 2022	December 31, 2021
Cash	$77,023	$293,153
Accounts receivable – related party	-	675,000
Prepaid Insurance	100,049	102,534
Deposits	-	-

Total Current Assets	177,072	1,070,687

Cash Held in Trust account	7,613,762	106,116,023

TOTAL ASSETS	$7,790,834	$107,186,710

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable – related party	$359,825	-
Accounts payable	156,931	99,002
Total Current Liabilities	516,755	99,002

Deferred Underwriter commissions	3,500,000	3,500,000
Fair value liability of Public Warrants	110,182	3,036,301
Fair value liability of Private Warrants	101,432	2,262,941
TOTAL LIABILITIES	4,228,369	8,898,244

COMMITMENTS AND CONTINGENCIES
Class A Common Stock at $10.10 per share, 742,308 as of 2022 and 10,506,002 as of 2021 shares at redemption value:	$7,497,311	$106,112,020

SHAREHOLDERS’ EQUITY

Class B Common Stock: $0.0001 par value; 10,000,000 shares authorized, 2,726,500 shares issued and outstanding for the period end (including 100,000 representative shares).(1)	273	273

Additional paid-in capital	(10,140,613)	(10,140,613)

Accumulated Deficit	6,205,494	2,316,786

Total Shareholder’s Equity	(3,934,846)	(7,823,554)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,790,834	$107,186,710

_________

(1)	Includes up to 375,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).

The accompanying footnotes are integral to the consolidated financial statements.

F-22

American Acquisition Opportunity Inc.

Statement of Operations

AMERICAN ACQUISITION OPPORTUNITY INC. STATEMENT OF OPERATIONS FOR THE PERIOD BEGINNING JANUARY 20, 2021 (INCEPTION) THROUGH DECEMBER 31, 2022

	For the year ended December 31, 2022	From inception January 20, 2021 through December 31, 2021
Professional Fees	$(662,568)	$(513,762)
General and Administrative	(559,081)	(503,057)
Total Expenses	(1,221,649)	(1,016,819)
Gain (Loss) on Warrant Fair Value Adjustment	5,087,628	3,328,201
Other Income	22,729	5,404
Net Income	3,888,708	2,316,786

Weighted average shares outstanding, basic and diluted	6,246,353	11,115,481
Basic and diluted net income per common share	$0.62	$0.21

The accompanying footnotes are integral to the consolidated financial statements.

F-23

American Acquisition Opportunity Inc.

Statement of Shareholders’ Equity

AMERICAN ACQUISITION OPPORTUNITY INC. STATEMENT OF CHANGES SHAREHOLDERS’ EQUITY FOR THE PERIOD FROM JANUARY 20, 2021 (INCEPTION) THROUGH DECEMBER 31, 2022

	Common Stock		Additional Paid-In	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance January 20, 2021	—	$—	$—	$—	$—
Issuance of Class B common stock to Founders(1)	2,626,500	263	24,737	—	25,000
Issuance of Class B Common to Representatives	100,000	10	990	—	1,000
Offering Costs	—	—	(4,910,297)	—	(4,910,297)
Warrant fair value and capital adjustments	—	—	357,556	—	357,556
Sale of private placement units to sponsor	—	—	139,400	—	139,400
Class A common stock			(5,752,999)		(5,752,999)
Net income		—	—	2,316,786	2,316,786
Balance – December 31, 2021	2,726,500	$273	$(10,140,613)	$2,316,786	$(7,823,554)
Net Income	-	-	-	3,888,708	3,888,708
Balance – December 31, 2022	2,726,500	273	(10,140,613)	6,205,294	(3,934,846)

____________

(1)	Includes up to 375,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).

The accompanying footnotes are integral to the consolidated financial statements.

F-24

American Acquisition Opportunity Inc.

Statement of Cash Flows

AMERICAN ACQUISITION OPPORTUNITY INC. STATEMENT OF CASH FLOWS

	For the year ending December 31, 2022	For the Period from January 20, 2021 (inception) through December 31, 2021
Cash flows from Operating Activities:
Net Income	$3,888,708	$2,316,786
Adjustments to reconcile net income to net cash used in operations
Fair Value Adjustment of Public Warrants	(2,926,119)	(1,663)
Fair Value Adjustment of Private Warrants	(2,161,509)	(1,347,059)
Changes in operating assets and liabilities:
Accounts receivable – related party	675,000	(675,000)
Prepaid Insurance	2,485	(102,534)
Deposits	0
Accounts payable	417,753	99,002
Net used in operating activities	(103,682)	(1,372,504)

Cash Flows used in Investing Activities
Withdrawal (Investment) of cash in Trust Account	98,502,261	(106,116,023)

Cash Flows from Financing Activities:
Proceeds from initial stockholders	-	25,975
(Return of Investment Proceeds) Proceeds from sale of Units, net underwriting fees paid	(98,614,709)	107,616,305
Proceeds from sale of Private Warrants	-	139,400
Proceeds from promissory note – related party	-	485,900
Repayment of promissory note – related party	-	(485,900)
Proceeds from advance – related party	-	760,000
Repayment of advance – related party	-	(760,000)
Net cash used in financing activities	(98,614,709)	107,781,680

Net Change in Cash	(216,130)	293,153
Cash – Beginning of period	293,153	-
Cash – Ending of period	$77,023	$293,153

The accompanying footnotes are integral to the consolidated financial statements.

F-25

AMERICAN ACQUISITION OPPORTUNITY INC.

Notes to the Financial Statements For the Year Ended December 31, 2022

NOTE 1: NATURE OF OPERATIONS

The Company is a blank check company organized on January 20, 2021 under the laws of the State of Delaware. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on companies in the land holdings and resources industry in the United States.

The registration statement for the Company’s initial public offering was declared effective on March 17, 2021 (“Initial Public Offering”). On March 22, 2021, the Company consummated the Initial Public Offering of 10,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 3,800,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant in a private placement to the Company’s sponsor, American Opportunity Ventures, LLC (the “Sponsor”), generating gross proceeds of $3,800,000, which is described in Note 5.

Transaction costs amounted to $4,910,297, consisting of $1,000,000 of underwriting fees, $3,500,000 of deferred underwriting fees and $410,297 of other offering costs.

On March 30, 2021, the underwriters partially exercised their over-allotment option, and the closing and sale of an additional 506,002 Units (the “Over-Allotment Units”) occurred on April 1, 2021. The issuance by the Company of the Over-Allotments Units at a price of $10.00 per Unit resulted in total gross proceeds of $5,060,020.

On April 1, 2021, simultaneously with the sale and issuance of the Over-Allotment Units, the Company consummated the sale of an additional 101,621 Private Placement Warrants (the “Over-Allotment Private Placement Warrants” and, together with the Private Placement Warrants, the “Private Placements”, generating gross proceeds of $101,621. The Over-Allotment Private Placement Warrants were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

F-26

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 1: NATURE OF OPERATIONS (cont.)

Following the closing of the Initial Public Offering on March 22, 2021, an amount of $101,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Warrants was placed in a trust account (the “Trust Account”), located in the United States and held as cash items or invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraph (d) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the assets held in the Trust Account, as described below.

The Company has listed the Units on the Nasdaq Capital Market (“Nasdaq”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released for taxes) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. After the Initial Public Offering, the Company is holding $101,000,000 from the proceeds received from the Initial Public Offering and the sale of the Private Warrants in the Trust Account, and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

F-27

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 1: NATURE OF OPERATIONS (cont.)

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation and By-Laws provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.10 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s Warrants. These common stocks will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor has agreed (a) to vote its Class B common stock and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Class B common stock) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to stockholders’ rights of pre-Business Combination activity and (d) that the Class B common stock and securities underlying the Private Warrants shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company will have until March 22, 2022 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.10).

On March 21, 2022 the Company certified an Amended and Restated Certificate of Incorporation of the Company extending the Combination Period to September 21, 2022.

On September 21, 2022, the Company certified an Amended and Restated Certificate of Incorporation of the Company extending the Combination Period to March 21, 2023.

F-28

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 1: NATURE OF OPERATIONS (cont.)

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.10 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties: Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Initial Public Offering, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statement do not include any adjustments that might result from the outcome of this uncertainty.

F-29

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. The Company adopted the calendar year as its basis of reporting.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering (as described in Note 4) and that were charged to stockholder’s equity upon the completion of the Initial Public Offering.

F-30

AMERICAN ACQUISITION OPPORTUNITY INC. NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net income per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Earnings per share is computed by dividing net income by the weighted average number of common stock outstanding during the period, excluding common stock subject to forfeiture. At December 31, 2022, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted income per share is the same as basic income per share for the periods presented.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limit of $250,000. As of December 31, 2022, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Derivative financial instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, "Derivatives and Hedging". For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrant Liability

The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The Private Warrants and the Public Warrants for periods where no observable traded price was available are valued using a Monte Carlo simulation. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

F-31

AMERICAN ACQUISITION OPPORTUNITY INC. NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480. Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and measured at fair value. Shares of conditionally redeemable Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. As discussed in Note 2, all of the Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2022, 742,308 shares of Class A common stock subject to possible redemption, respectively, are presented as temporary equity outside of the stockholders’ equity section of the Company’s balance sheet. The Company recognizes any subsequent changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Class A common stock to the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value of redeemable Class A common stock. This method would view the end of the reporting period as if it were also the redemption date for the security. The change in the carrying value of redeemable Class A common stock also resulted in charges against additional paid-in capital and accumulated deficit.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.

The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. As of  the year ended December 31, 2022, the Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carry forwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company expects to file U.S. federal and various state income tax returns. The Company was formed in 2021 and has not been required to file any tax returns. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

The provision for income taxes was deemed to be de minimis for the year ending December 31, 2022.

F-32

AMERICAN ACQUISITION OPPORTUNITY INC. NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently issued accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3: INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 10,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 (see Note 6).

NOTE 4: PRIVATE PLACEMENT

Simultaneously with the closing of Initial Public Offering, the Sponsor purchased an aggregate of 3,800,000 Private Warrants (or 4,100,000 Private Warrants if the underwriters’ over-allotment is exercised in full) at a price of $1.00 per Private Warrant for $3,800,000 in the aggregate. The Sponsor has agreed to purchase an additional aggregate amount of 300,000 Private Warrants, for $300,000 in the aggregate if the underwriters’ over-allotment is exercised in full. The proceeds from the sale of the Private Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. The term of the Private Warrants are described in Note 8. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.

On April 1, 2021, simultaneously with the sale and issuance of the Over-Allotment Units, the Company consummated the sale of an additional 101,621 Private Placement Warrants (the “Over-Allotment Private Placement Warrants” and, together with the Private Placement Warrants, the “Private Placements”, generating gross proceeds of $101,621. The Over-Allotment Private Placement Warrants were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

NOTE 5: SHAREHOLDERS’ EQUITY

Preferred Stock - The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2022 there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At December 31, 2022, there were 742,308 shares of Class A common stock issued and outstanding.  At December 31, 2021, there were 10,506,002 shares of Class A common stock issued and outstanding.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. At December 31, 2022, there were 2,975,000 shares of Class B common stock issued and outstanding, of which 2,875,000 were held by the Sponsor (and of which 375,000 of such shares held by the Sponsor being subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full) so that the Initial Stockholders (exclusive of the holders of Representative Shares) will own 20% of the issued and outstanding shares after the Initial Public Offering (assuming the Initial Stockholders do not purchase any Public Shares in the Initial Public Offering).

F-33

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 5: SHAREHOLDERS’ EQUITY (cont.)

Representative Shares

On March 22, 2021, we issued the 100,000 shares of Class B common stock to the representative for nominal consideration (the “Representative Shares”). The Company accounted for the Representative Shares as an offering cost of the Initial Public Offering, with a corresponding credit to stockholders’ equity. The Company estimated the fair value of Representative Shares to be $1,000 based upon the price of the Founder Shares issued to the Sponsor. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.

Founder Shares

On January 22, 2021 the Company issued the Sponsor an aggregate of 2,875,000 shares of Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares include an aggregate of up to 375,000 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the Sponsor owns, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). The Sponsor agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (1) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

On March 22, 2021, our Sponsor transferred 5,000 shares of Class B common stock with a par value of $0.0001 per share to each of three of our independent directors. The number of shares of Class B common stock that our Sponsor holds after the transfer is 2,860,000.

NOTE 6: RELATED PARTY TRANSACTIONS

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers could, but were not obligated to, loan the Company funds as may be required, of which up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant (“Working Capital Loans”). From inception to date, $760,000 has been advanced and repaid and as of December 31, 2022, $0 is outstanding. The advance bears no interest rate.

F-34

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 6: RELATED PARTY TRANSACTIONS (cont.)

Administrative Services Arrangement

The Company’s Sponsor agreed, commencing from the date that the Company’s securities are first listed on NASDAQ through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company agreed to pay the Sponsor $10,000 per month for these services. As of December 31, 2022, $120,000 is accrued and owed under this agreement.

Promissory Note — Related Party

On March 22, 2021, the Sponsor agreed to loan the Company an aggregate of up to $800,000 to cover expenses related to Initial Public Offering pursuant to a promissory note (the "Note"). This loan was non-interest bearing and payable in full on or before March 22, 2022 or could be converted into equity on March 22, 2022. From inception to date, $485,900 was advanced and repaid. As of December 31, 2021 December 31, 2022, $0 and $239,825 is outstanding, respectively.

NOTE 7: WARRANTS

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A common stock upon exercise of a warrant unless the Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

●

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

F-35

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

In addition, if (x) the Company issues additional Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the Class A common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The company uses the black Scholes option pricing model to value its warrants and options.  The significant inputs are as follows:

	2022	2021
Expected Dividend Yield	0.00%	0.0%
Expected volatility	1.55%	11.1%
Risk-Free Rate	4.27%	1.2%
Expected life of warrants	2.72	4.3

			Weighted
		Weighted	Average	Aggregate
	Number of	Average	Contractual	Intrinsic
Public Warrants	Warrants	Exercise Price	Life in Years	Value

Exercisable (vested) - December 31, 2020	-	$-		$-

Granted	4,777,364	$1	4.3	$2,770,871
Forfeited or Expired	-
Exercised	-
Outstanding December 31, 2021	4,777,364	$1	4.3	$2,770,871
Exercisable (vested) - December 31, 2021	4,777,364	$1	4.3	$2,770,871

Granted	-	$-		$-
Forfeited or Expired	-	$-		$-
Exercised	-	$-		$-
Outstanding December 31, 2022	4,777,364	$0	3.3	$100,325
Exercisable (vested) - December 31, 2022	4,777,364	$0	3.3	$100,325

			Weighted
		Weighted	Average	Aggregate
	Number of	Average	Contractual	Intrinsic
Private Warrants	Warrants	Exercise Price	Life in Years	Value

Exercisable (vested) - December 31, 2020	-	$-		$-

Granted	3,901,201	$0.58	4.3	$2,262,696.58
Forfeited or Expired	-	$-		$-
Exercised	-	$-		$-
Outstanding December 31, 2021	3,901,201	$0.58	4.3	$2,262,696.58
Exercisable (vested) - December 31, 2021	3,901,201	$0.58	4.3	$2,262,696.58

Granted	-	$-		$-
Forfeited or Expired	-	$-		$-
Exercised	-	$-		$-
Outstanding December 31, 2022	3,901,201	$0.03	3.3	$101,431.23
Exercisable (vested) - December 31, 2022	3,901,201	$0.03	3.3	$101,431.23

F-36

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 8: FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At December 31, 2022 and 2021, assets held in the Trust Account were comprised of $7,613,762 and  $106,116,023 in money market funds which are invested primarily in U.S. Treasury Securities. Through December 31, 2022, the Company has not withdrawn any of interest earned on the Trust Account.

The following table presents information about the Company’s assets, liabilities and redeemable class A common that are measured at fair value on a recurring basis at December 31, 2022 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2022	December 31, 2021
Assets:
Marketable securities held in Trust Account	1	$7,613,762	$106,116,023

Liabilities:
Warrant Liability – Public Warrants	3	110,182	3,036,301
Warrant Liability – Private Warrants	3	101,432	2,262,941

Commitments and Contingencies:
Class A Common Stock		7,497,311	106,112,020

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our accompanying December 31, 2022 and 2021 condensed balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statement of operations.

The Private Warrants were initially valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the common stock. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own Public Warrant pricing. A Monte Carlo simulation methodology was used in estimating the fair value of the Public Warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Warrants. For periods subsequent to the detachment of the warrants from the Units, the close price of the public warrant price was used as the fair value as of each relevant date. The decrease in the fair value of the warrant liability from the date of the Private Placement (March 19, 2021) to December 31, 2022 reflects a change in the estimated fair value per private warrant for the period from $0.95 to $0.026 and per public warrant for the period from $0.94 to $0.021.

F-37

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

The following tables present the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2021	$—	$—	$—
Initial measurement on March 19, 2021	3,610,000	4,700,000	8,310,000
Change in valuation inputs or other assumptions	(1,347,059)	(1,663,699)	(3,010,758)
Fair value as of December 31, 2021	2,262,941	3,036,301	5,299,242

	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2022	$2,262,941	$3,036,301	$5,299,242
Change in valuation inputs or other assumptions	(2,161,510)	(2,926,119)	(5,087,629)
Fair value as of December 31, 2022	101,431	110,182	211,613

NOTE 9: COMMITMENTS AND CONTINGENCIES

F-38

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 9: COMMITMENTS AND CONTINGENCIES (cont.)

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions.

The underwriters are entitled to a cash underwriting discount of one percent (1.00%) of the gross proceeds of the Initial Public Offering, or $1,000,000 (or up to $1,150,000 if the underwriters’ over-allotment is exercised in full). In addition, the underwriters are entitled to a deferred fee of three-point five percent (3.50%) of the gross proceeds of the Initial Public Offering, or $3,500,000 (or up to $4,025,000 if the underwriters’ over- allotment is exercised in full) upon closing of the Business Combination. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Right of First Refusal

For a period beginning on March 21, 2021 and ending 24 months from the closing of a business combination, we have granted the Representative a right of first refusal to act as sole book runner, and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings for us or any of our successors or subsidiaries. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

Forward Share Purchase Agreements

Effective March 25, 2022, the Company and certain accredited investors in the Company (the “Investors”) entered into Forward Share Purchase Agreements (each, a “Purchase Agreement” and collectively, the “Purchase Agreements”), pursuant to which the Investors may each individually elect to sell and transfer to the Company via redemption on the earlier of (a) the closing of the Company’s initial business combination (the “Business Combination”), and (b) September 22, 2022 (the “Extended Date”), the amount of shares of the Company’s Class A common stock (“Shares”) identified in each Purchase Agreement, for an aggregate purchase price of $10.35 per Share (the “Shares Purchase Price”). Collectively, the Investors hold 1,123,499 Shares subject to the Purchase Agreements.  The agreement expired on September 22, 2022 unused.

The forward purchase agreement expired on September 22, 2022 and all obligations under the agreement concluded.

Agreement and Plan of Merger

On June 28, 2022, the Company entered into a binding agreement and plan of merger by and among the Company and Royalty Management Co, and Indiana Corporation. The agreement and plan of merger calls for Royalty Management Co to become a fully owned subsidiary with the Company and values Royalty Management Co at $111,000,000 enterprise value. As of the balance sheet date, the plan of merger is awaiting regulatory approval.

NOTE 10: SUBSEQUENT EVENTS

On March 21, 2023, the Company, through actions of its Shareholders, filed an amended and restated articles of incorporation which extended the term of the trust to September 22, 2023 to allow for the execution of a business combination.  An additional 216,697 shares redeemed, leaving 525,611 shares of redeemable Class A Common outstanding.

F-39

ROYALTY MANAGEMENT

CORPORATION

CONDENSED CONSOLIDATED

 FINANCIAL STATEMENTS

September 30, 2023 and December 31, 2022 and 2021

F-40

ROYALTY MANAGEMENT CORPORATION

Condensed Consolidated Balance Sheet

	September 30,	December 31,
	2023	2022
Current Assets
Cash	$70,994	$433,343
Accounts Receivable	53,430	71,540
Total Current Assets	124,424	504,883
Long-Term Assets
Interest Receivable	371,868	147,084
Fee Income Receivable	146,754	376
Investments in Corporations and LLCs	10,112,852	10,115,948
Convertible Notes Receivable	900,000	350,000
Notes Receivable	350,000	250,000
Intangible Assets, less accumulated amortization of $85,078 and $28,658	539,066	740,487
Restricted Cash	176,800	176,800
Operating lease right-of-use assets	463,181	181,006
Total Long-Term Assets	13,060,521	11,961,700
Total Assets	$13,184,946	$12,466,583

Current Liabilities
Current portion of operating lease liabilities, net	$32,951	$11,876
Accrued Expenses	974,604	481,318
Total Current Liabilities	1,007,555	493,194

Long-Term Liabilities
Convertible Notes Payable, Net	2,648,585	2,187,512
Notes Payable – Related Party, Net	1,681,755	1,422,138
Operating lease liabilities, net	428,909	169,252
Notes payable	26,000	42,000
Total Long-Term Liabilities	4,785,249	3,820,902

Total Liabilities	$5,792,804	$4,314,096

Stockholders' Equity (Deficit)
Common Stock: $0.01 par value; 100,000,000 shares
authorized, 6,887,971 and 6,890,281 shares issued and
outstanding, respectively	$68,880	$68,903
Additional paid-in capital	10,865,159	10,829,366
Accumulated Deficit	(3,541,897)	(2,745,782)
Total Stockholders' Equity (Deficit)	$7,392,142	$8,152,487

Total Liabilities & Stockholders' Equity (Deficit)	$13,184,946	$12,466,583

F-41

ROYALTY MANAGEMENT CORPORATION

Condensed Consolidated Statement of Operations

	For the three months ended September 30, 2023	For the three months ended September 30, 2022	For the nine months ended September 30, 2023	For the nine months ended September 30, 2022
Income
RMC Environmental Services	$51,190	$12,390	$103,030	$12,390
Fee Income	19,563	0	56,378	0
Rental Income	20,000	22,500	65,000	45,000
Total Income	$90,753	$34,890	$224,408	$57,390

Operating Expenses
Administrative Expenses	0	97	0	227
Bank Fees & Service Charges	2,070	0	16,868	20
Professional Fees	40,362	17,514	89,243	37,514
Printing	0	869	0	869
Software & apps	180	75	540	125
Payroll	22,778	0	75,066	0
Payroll Taxes	1,795	0	6,329	0
Employee Insurance	2,417	0	7,075	0
Board of Directors Comp	15,000	25,000	50,000	40,000
Consultant Fee	18,750	18,750	56,250	56,250
Officers’ Salaries	37,500	18,750	112,500	56,250
Contractor Services	0	6,873	0	6,873
Rent/Lease	19,065	7,343	74,620	7,343
Travel	1,717	0	7,254	0
Fuel	3,276	0	6,460	0
Equipment Rentals	143	0	513	0
Supplies & Materials	0	0	674	0
Repair & Maintenance	0	0	1,213	0
Liability Insurance	4,189	0	4,189	0
Telephone	921	0	2,026	0
Utilities	4,228	36	16,705	36
Total Operating Expenses	$174,391	95,306	527,525	$205,506

Net Loss from Operations	$(83,638)	(60,416)	(303,117)	$(148,116)

Other Income and Expense
Interest Income	13,020	11,725	223,828	15,963
Income/Loss from Investment	0	40,852	0	162,509
Impairment Loss	0	0	0	(2,000,000)
Amortization Expense - Intangibles	(18,807)	0	(56,420)	0
Convertible Debt Interest	(212,050)	(181,554)	(660,407)	(505,249)
Total Other Income and Expense	$(217,837)	(128,978)	(492,999)	$(2,326,777)
Net Loss for the Period	$(301,475)	(189,394)	(796,116)	$(2,474,894)

Weighted Average Number of Common Shares -
Basic and Diluted	6,887,971	6,254,205	6,887,971	6,254,205

Net Loss for the Period Per Common Share -
Basic and Diluted	(0.04)	(0.03)	(0.12)	(0.40)

F-42

ROYALTY MANAGEMENT CORPORATION

                 Condensed Consolidated Statement of Changes in Stockholders’ Deficit

For the Period from January 1, 2022 through September 30, 2022

	Par Value	0.01	Additional	Accumulated
	Shares	Amount	paid in capital	deficit	Total

December 31, 2021	5,943,750	59,438	27,107	(56,576)	29,968

Amortization of debt discount and issuance costs			646,246		646,246

Net loss				(189,054)	(189,054)

Balance March 31, 2022	5,943,750	59,438	673,353	(245,630)	487,160

Common shares issued for purchase or membership interest	236,974	2,370	(2,370)		0

Common shares issued for purchase of the payment rights	8,915	89	89,061		89,150

Common shares issued for conversion of deb	63,026	630	409,039		409669

Amortization of debt discount and issuance costs			0

Net Loss				(2,096,446)	(2,096,446)

Balance June 30, 2022	6,252,665	62,527	1,169,083	(2,342,077)	(1,110,467)

Issuance of common stock for service	1,540	15	9,985		10,000

Amortization of debt discount and issuance costs			79,121		79,121

Net Loss				(189,394)	(189,394)

Balance September 30, 2022	6,254,205	62,542	1,258,188	(2,531,471)	(1,210,740)

For the Period from January 1, 2023 through September 30, 2023

As Restated

	Par Value	0.01	Additional	Accumulated
	Shares	Amount	paid in capital	deficit	Total

December 31, 2022	6,890,281	68,903	10,829,366	(2,745,782)	8,152,487

Issuance of common stock for service	770	8	4,992		5,000

Net loss				(274,345)	274,345)

Balance March 31, 2023	6,891,051	68,911	10,834,359	(3,020,127)	7,883,142

Amortization of debt discount and issuance costs			30,770		30,770

Net Loss				(220,295)	(220,295)

Balance June 30, 2023	6,891,051	68,911	10,865,129	(3,240,422)	7,693,617

Forfeiture of common stock for service	(3,080)	(31)	31		0

Net loss				(301,475)	(301,475)

Balance September 30, 2023	6,887,971	68,880	10,865,160	(3,541,897)	7,392,142

F-43

ROYALTY MANAGEMENT CORPORATION

Condensed Consolidated Statement of Cash Flows

	For the nine Months ended September 30,
	2023	2022
Operating Activities
Net Income (loss)	$(796,116)	$(2,474,894)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization of debt discount	356,460	430,166
Amortization expense of right of use assets	(1,443)	60
Amortization expense – intangible assets	56,420	0
Issuance of common shares for service	0	10,000
Impairment loss on intangible asset	0	2,000,000

Changes in Assets and Liabilities:
Accounts Receivable	18,110	(12,390)
Interest Receivable	(224,784)	(15,963)
Fee Income Receivable	(146,378)	0
Accrued Expenses	493,286	261,596
Net Cash Provided by Operating Activities	$(244,444)	$198,574

Investing Activities
Investments in Corporations and LLCs	$3,096	$(362,509)
Convertible Notes Receivable	(550,000)	0
Notes Receivable	0	(250,000)
Intangible Assets	45,000	(642,082)
Net Cash Used by Investing Activities	$(501,904)	$(1,254,590)

Financing Activities
Notes Payable	$(16,000)	$48,000
Proceeds from issuance of convertible notes	400,000	1,705,199
Net Cash Provided by Financing Activities	$384,000	$1,753,199

Net Cash Increase for the Period	$(362,349)	$697,183
Cash at Beginning of the Period	610,143	0
Cash at End of the Period	$247,794	$697,183

Supplemental Information
Discount on Convertible Notes	$30,770	$40,469
Notes Receivable	$(100,000)	$0
Intangible Assets	$100,000	$0

F-44

ROYALTY MANAGEMENT CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

Royalty Management Corporation (“RMC” or the “Company”) is a corporation organized under the laws of Indiana on June 21, 2021. The Company was formed for the purpose of investing or purchasing assets that have current or near-term income to provide the company with accretive cash flow from which it can reinvest in new assets or expand cash flow from existing assets.  These assets typically are natural resources assets (including real estate and mining permits), patents, intellectual property, and emerging technologies.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Coking Coal Financing LLC and RMC Environmental Services LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Coking Coal Financing LLC was acquired in April 2022 for the purpose of holding energy contracts.

RMC Environmental Services LLC was formed in August 2022 to conduct environmental consulting and services.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. (“U. S. GAAP”).

The Company adopted the calendar year as its basis of reporting.

Going Concern

The Company has suffered recurring losses from operations and currently a working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. We plan to generate profits by expanding current coal operations as well as developing new coal operations. However, we will need to raise the funds required to do so through sale of our securities or through loans from third parties. We do not have any commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to cease operations. We may not be successful in raising the capital needed to expand or develop operations. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. The accompanying financial statements have been prepared assuming the Company will continue as a going concern; no adjustments to the financial statements have been made to account for this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with GAAP requirements management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company’s business and operations are sensitive to general business and economic conditions in the United States along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions, including but not limited to credit risk, and changes to regulations governing the Company’s industry. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and the results of its operations.

F-45

Related Party Policies

In accordance with FASB ASC 850 related parties are defined as either an executive, director or nominee, greater than 10% beneficial owner, or an immediate family member of any of the proceeding. Transactions with related parties are reviewed and approved by the directors of the Company, as per internal policies.

Cash

The Company’s cash is maintained in bank deposit accounts which, at times, may exceed federally insured limits. To date, there have been no losses in such accounts.

Restricted Cash

The Company has $176,800 in restricted cash that is at deposit with the Kentucky State Treasurer that serves as a performance bond required for a mining permit held by McCoy Elkhorn Coal LLC.

 The following table sets forth a reconciliation of cash and restricted cash reported in the consolidated balance sheet that agrees to the total of those amounts as presented in the consolidated statement of cash flows for the periods ended September 30, 2023 and December 31, 2022.

	September 30,	December 31,
	2023	2022
Cash	$70,994	$433,343
Restricted Cash	176,800	176,800
Total cash and restricted cash presented in the statement of cash flows	$247,794	$610,143

Allowance for Doubtful Accounts

The Company recognizes an allowance for losses on trade and other accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging and expected future write-offs, as well as an assessment of specific identifiable amounts considered at risk or uncollectible.

Allowance for trade receivables as of September 30, 2023 and December 31, 2022 amounted to $0 for both periods. Allowance for other accounts receivable, including interest, fee, convertible notes, and notes receivable as of September 30, 2023 and December 31, 2022 amounted to $0 for both periods.

F-46

Beneficial Conversion Features of Convertible Securities

Conversion options that are not bifurcated as a derivative pursuant to ASC 815 and not accounted for as a separate equity component under the cash conversion guidance are evaluated to determine whether they are beneficial to the investor at inception (a beneficial conversion feature) or may become beneficial in the future due to potential adjustments. The beneficial conversion feature guidance in ASC 470-20 applies to convertible stock as well as convertible debt which are outside the scope of ASC 815. A beneficial conversion feature is defined as a nondetachable conversion feature that is in the money at the commitment date. In addition, our convertible debt issuances contain conversion terms that may change upon the occurrence of a future event, such as antidilution adjustment provisions. The beneficial conversion feature guidance requires recognition of the conversion option’s in-the-money portion, the intrinsic value of the option, in equity, with an offsetting reduction to the carrying amount of the instrument. The resulting discount is amortized as a dividend over either the life of the instrument, if a stated maturity date exists, or to the earliest conversion date, if there is no stated maturity date. If the earliest conversion date is immediately upon issuance, the dividend must be recognized at inception. When there is a subsequent change to the conversion ratio based on a future occurrence, the new conversion price may trigger the recognition of an additional beneficial conversion feature on occurrence. The conversion feature is linked to the Company’s own equity value, therefore there is no requirement to quantify the beneficial conversion feature.

The Company has a convertible note outstanding. Principal and accrued interest is convertible into common shares at $6.50 per share.

Loan Issuance Costs and Convertible Note Discounts

Loan Issuance Costs and Convertible Note Discounts are amortized using the effective interest method. Amortization expense of $351,460, which was included in convertible debt interest of $660,407 through the nine months ended September 30, 2023.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 from services provided when (a) persuasive evidence that an agreement exists; (b) the products or services has been delivered or completed; (c) the prices are fixed and determinable and not subject to refund or adjustment; and (d) collection of the amounts due is reasonably assured.

Our revenue is comprised of the performance of environmental services and royalty and lease revenue governed by the underlying contracts. As of September 30, 2023, all the revenue generating activity is undertaken in eastern Kentucky, Indiana, and Limpopo, South Africa.

Leases

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (“ASU 2016-02). ASU 2016-02, along with related amendments issued from 2017 to 2018 (collectively, the “New Leases Standard), requires a lessee to recognize a right-of-use asset and a lease liability on the balance sheet. The Company adopted ASU 2016-02 upon inception.

The Company leases certain land and office space under noncancelable operating leases, typically with initial terms of 5 to 21 years. Right to use assets recorded on the balance sheet as of September 30, 2023, associated with these leases amounted to $463,181. Right to use liabilities recorded on the balance sheet as of September 30, 2023, associated with these leases amounted to $461,860.

F-47

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.

The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances, and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company expects to file U.S. federal and various state income tax returns. The Company was formed in 2021 and has filed all required tax returns to date. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

New Accounting Pronouncements:

Management has determined that the impact of the following recent FASB pronouncements will not have a material impact on the financial statements.

ASU 2020-10, Codification Improvements, effective for years beginning after December 15, 2020.

ASU 2020-08, Codification Improvements to Subtopic 310-20, Receivables – Nonrefundable and other Costs, effective for years beginning after December 15, 2020.

ASU 2020-06, Debt – Debt with Conversion and Other Options, effective for years beginning after December 15, 2021. Management is still evaluating the effects of this pronouncement ahead of its effective date.

F-48

NOTE 3 – INVESTMENTS IN CORPORATIONS AND LLCS

Investments in corporations and llcs as of September 30, 2023 and December 31, 2022 consisted of the following:

	September 30, 2023	December 31, 2022

FUB Mineral LLC	$614,147	$617,243
MaxPro Investment Holdings	9,498,705	9,498,705
Total Investments in corporations and llcs	$10,112,852	$10,115,948

FUB Mineral LLC

On October 1, 2021, the Company made an investment into FUB Mineral LLC (FUB) in the amount of $250,000 in exchange 38.45% of the membership interest. As such, the investment in FUB will be accounted for using the equity method of accounting. On February 1, 2022, the Company invested an additional $200,000 into FUB Mineral LLC through the purchase of debt held in that entity. The Company recorded passthrough activity of $0 and $165,604, for the periods ended September 30, 2023 and December 31, 2022, respectively.

MaxPro Investment Holdings

On December 23, 2022, the Company entered into an agreement with Maxpro Invest Holdings Inc. (Maxpro) to purchase from Maxpro the sum of 95,000,000 Class A Common Stock of Ferrox Holdings Ltd. that was owned by Maxpro.  The consideration paid to Maxpro for those shares was the sum of 627,806 shares of common stock of the Company.

F-49

NOTE 4 – CONVERTIBLE NOTES RECEIVABLE

Convertible notes receivable as of September 30, 2023 and December 31, 2022 consisted of the following:

	September 30, 2023	December 31, 2022

Heart Water Inc.	$500,000	$100,000
Advanced Magnetic Lab, Inc.	400,000	250,000
Total convertible notes receivable	$900,000	$350,000

Heart Water Inc.

On December 2, 2022, the Company advanced $100,000 to Heart Water Inc. in exchange for a Convertible Promissory Note issued to the Company.  The Convertible Promissory Note carries an 8.0% annual interest rate.  Concurrently, the Company and Heart Water entered into an agreement whereby the Company has the ability to invest in certain development projects of Heart Water in exchange for a per-gallon of water payment from the water that is captured and sold from the project. An additional $400,000 was advanced in exchange for a Convertible Promissory Note on June 16, 2023.

Advanced Magnetic Lab, Inc.

On December 21, 2022, Advanced Magnetic Lab, Inc. (or AML) issued a Convertible Promissory Note to the Company in the amount of $250,000.  Additional Convertible Promissory Notes were subsequently issued by AML to the Company in the amount of $50,000 each on February 21, 2023, March 20, 2023, and May 5, 2023.  The Convertible Promissory Notes carry a 10.0% annual interest rate, compounded monthly, and has the ability to convert into a maximum of 166,667 common stock of AML or repaid at maturity, which is twenty-four months after issuance.  Concurrently, the Company and AML entered into a royalty agreement whereby the Company will receive between 0.5% and 1.5% of the sales revenue received from sales of product(s) developed under a Technology Development and Services Agreement.

NOTE 5 – NOTES RECEIVABLE

Notes receivable as of September 30, 2023 and December 31, 2022 consisted of the following:

	September 30, 2023	December 31, 2022

Ferrox Holdings Ltc	$250,000	$250,000
Texas Tech University	100,000	0
Total notes receivable	$350,000	$250,000

Ferrox Holdings Ltd.

In March 2022 and September 2022, the Company made a series of investments totaling $250,000 into convertible debt of Ferrox Holdings, Ltd (Ferrox).  The convertible debt holds a 7.0% annual interest rate, compounded annually, and is convertible into common stock of Ferrox at $0.15 per share.  As part of its investment in the convertible debt of Ferrox, the Company also received an additional 833,335 common shares of Ferrox at the time of investment.

Texas Tech University

On July 31, 2022, the Company purchased payments that are owed to Texas Tech University from a third party for sponsored research services performed by Texas Tech University and agreed to assume responsibility for those payments.  The payments that were due to Texas Tech University amounted to $184,662.72 and the Company has since paid $100,000 of that amount so far.  A note payable between the Company and the third party was created to reflect the assumption by the Company of these payments and the note pays interest.  The operator of the technology is a related entity and is described more in Note 12.

F-50

NOTE 6 – INTANGIBLE ASSETS

Intangible assets as of September 30, 2023 and December 31, 2022 consisted of the following:

	September 30, 2023	December 31, 2022

Mining Permit Package	$68,739	$68,739
MC Mining	149,150	149,150
Carnegie ORR	117,623	117,623
Energy Technologies Inc	52,700	52,700
Coking Coal Financing LLC	8,978	53,978
RMC Environmental Services LLC	225,000	225,000
Texas Tech University	0	100,000
Pollinate	1,954	1,954
Less: Accumulated Amortization	(85,078)	(28,658)
Total Intangible Assets	$539,066	$740,487

Amortization expense - Intangible Assets totaled $56,420 and $28,658 for the nine month period ended September 30, 2023 and December 31, 2022, respectively.

As of September 30, 2023, future amortization expense are as follows:
2024	75,227
2025	75,227
2026	75,227
2027	71,477
2028 and thereafter	230,976
528,134

Land Betterment Exchange (LBX)

The Company is the holder of 250,000 LBX Tokens.  The Company purchased the LBX Tokens for the consideration of $2,000,000 of Round A Convertible Debt and 76,924 Warrant “A-2” issued to an affiliated party.  The token issuance process is undertaken by a related party, Land Betterment Corporation, and is predicated on proactive environmental stewardship and regulatory bond releases.  As of June 30, 2022, there is no market for the LBX Token and therefore the purchase price of $8 per token has been assigned for fair value. The consideration issued for the 250,000 tokens was in the form of a $2,000,000 convertible note.  Due to the lack of market or independent market level transactions, the value assigned to the LBX Token of $0 as of September 30, 2023. The intangible will be treated as an indefinite lived asset.

Mining Permit Package

On January 3, 2022, the Company entered into an agreement with a Kentucky licensed engineer to create three coal mining permits for the total payment of $75,000, payable in equal weekly installments over the course of 36 weeks. The permits will be held in the name of American Resources Corporation, or its subsidiaries, and the Company will receive an overriding royalty in the amount of the greater of $0.10 per ton or 0.20% of the gross sales price of the coal sold from the permit. The intangible will be amortized over its initial 10 year contract period.

F-51

MC Mining

On April 1, 2022, the Company purchased the rights to receive rental income from property located in Pike County, Kentucky.  The rental income is $2,500 per month and the consideration paid by the Company to the seller was a total of $149,150.44, which represents $60,000 in cash to be paid to the seller in the form of 80% of the monthly rental income until the cash consideration is paid in full, plus the issuance of $89,150.44 worth of shares of the Company that will be valued at the same per common share value at the consummation of a transaction that results in the Company becoming publicly traded. The intangible will be amortized over its initial 30 year contract period.

Carnegie ORR

On May 20, 2022, the Company entered into an agreement to fund the development of a series of coal mines located in Pike County, Kentucky in exchange for a promissory note to repay the Company its capital invested, plus interest, and then an ongoing overriding royalty from coal sold from the mines.  $117,623.17 has been funded by the Company under this contract thus far.  The operator of the property is a related entity and is described more in Note 12. The intangible will be amortized over its initial 15 year anticipated mine life.

Energy Technologies Inc

On September 30, 2022, the Company entered into an agreement to purchase, for the consideration of $52,700, a partial interest in a density gauge analyzer that is manufactured by Energy Technologies, Inc. and will be repaid to the Company on a per ton of coal basis from coal sold by using the density gauge analyzer.  The operator of the technology is a related entity and is described more in Note 12. The intangible will be amortized over the 5 year useful life period of the underlying equipment.

Coking Coal Financing LLC

On April 15, 2022, the Company entered into a membership interests purchase agreement with ENCECo, Inc., the sole owner and member of Coking Coal Leasing LLC (“CCL”), whereby the Company issued 236,974 shares to ENCECo, Inc. for the purchase of purchase of CCL.  As part of this transaction, the Company, through CCL, purchased a contract to manage the electrical power account for a coal mining complex located in Perry County, Kentucky.  The fee for managing this contract payable to the Company is $5,000 per month. The intangible will be treated as an indefinite lived asset.

RMC Environmental Services LLC

On August 17, 2022, the Company formed RMC Environmental Services LLC as a wholly owned subsidiary of the Company for the purpose of purchasing certain rights to operate a clean fill landfill located in Hamilton County, Indiana that pays RMC Environmental Services for each load of clean fill material that is disposed on, or removed from, the landfill.  The consideration paid by the Company was $225,000 for the rights to operate this business. The intangible will be amortized over its initial 5 year contract period.

Pollinate

On July 15, 2022, the Company entered into a Honey Royalty Agreement whereby the Company will purchase apiaries for the use of Land Betterment Corporation and the Company will be paid $1.00 per pound of salable honey sold or used by Land Betterment from the purchased apiaries.  The operator of Pollinate is a related entity and is described more in Note 12. The intangible will be treated as an indefinite lived asset.

F-52

NOTE 7 – RIGHT OF USE ASSETS

The right-of-use asset is the Company’s right to use an asset over the life of a lease. The asset is calculated as the initial amount of the lease liability, plus any lease payments made to the lessor before the lease commencement date, plus any initial direct costs incurred, minus any lease incentives received.

The Company’s discounted lease payment rate is 10%, which is the Company’s borrowing rate.

We lease an office from an affiliated entity, LRR, located at 1845 South KY Highway 15 South, Hazard, KY 41701. We pay $250.00 a month, plus common charges, in rent with an initial lease term of 10 years.

We sublease an office from an affiliated entity, American Resources Corporation, located at 12115 Visionary Way, Ste 174, Fishers, IN 46038. We pay $2,143.25 a month in rent with an initial lease term of 10 years.

We lease land from an affiliated entity, LRR, located in Pike County, Kentucky. We pay $2,000 a month in rent with an initial lease term of 21 years.

We lease land from an affiliated entity, LRR, located in Hamilton County, Indiana. We pay a minimum of $2,000 a month in rent or 20% of the immediately prior month’s total monthly gross revenues from the lessee’s operations. The initial lease term is 5 years.

At September 30, 2023 and December 31, 2022, right of use assets and liabilities were comprised of the following:

	September 30, 2023	December 31, 2022
Assets:
ROU asset	$463,181	$181,006

Liabilities
Current:
Operating lease assets	$32,951	11,876
Non-current
Operating lease assets	428,909	$169,252

As of September 30, 2023, remaining maturities of lease liabilities were as follows:
2024	32,951
2025	36,401
2026	40,214
2027	50,326
2028 and thereafter	301,968
461,860

F-53

NOTE 8 – ROUND A CONVERTIBLE DEBT

As of September 30, 2023 and December 31, 2022, the amount outstanding under the Round A Convertible Debt amounted to:

	September 30, 2023	December 31, 2022

Gross principal value of convertible notes – related party	$370,000	$370,000
Gross principal value of convertible notes – non-related party	2,359,150	1,959,150
Unamortized loan discounts	(80,565)	(141,638)
Total convertible notes payable, Net	$2,648,585	$2,187,512

The principal and any accrued interest in the Round A Convertible Debt has a per share conversion price of $6.50 and bear a 10.0% annual interest rate, compounded calendar quarterly. Accrued interest of $301,189 was recorded at September 30, 2023. The notes issued under the Round A Convertible Debt are due two years from the date of issuance or earlier if converted to Common Shares. Due dates range from October 2023 through June 2025.  Related party Round A Convertible Debt payable as of September 30, 2023, holds the same terms as the other Round A Convertible Debt.

NOTE 9 –NOTE PAYABLE - RELATED PARTY

As of September 30, 2023 and December 31, 2022, the amount outstanding of non-convertible Note Payable to related parties amounted to:

	September 30, 2023	December 31, 2022

Gross principal value of note payable – related party	$1,681,755	$1,681,755
Unamortized loan discounts	(0)	(259,617)
Total notes payable – related party, Net	$1,681,755	$1,422,138

The Note Payable bears a 10.0% annual interest rate, compounded calendar quarterly. Accrued interest of $261,526 was recorded at September 30, 2023. The related party note is due two years from the date of issuance and is due in October 2023.

F-54

NOTE 10– EQUITY TRANSACTIONS

The Company initially authorized 10,000,000 shares of $0.01 par value common stock on June 21, 2021, the Company’s inception date. On November 22, 2021, the Company filed restated Articles of Incorporation, authorizing 100,000,000 shares of $0.01 par value of common stock (“Common shares”). Common shares have all right and voting privileges of standard common shares.

Upon Company formation, 5,943,750 share of common stock were issued.

On April 1, 2022, the Company issued 8,915 common shares for the purchase of payment rights.

On April 15, 2022, the Company issued 236,974 common shares for the purchase of membership interest.

On April 15, 2022, the Company issued 63,026 common shares for the conversion of debt.

On September 24, 2022, the Company issued 1,540 common shares for service.

On December 27, 2022, the Company issued 627,806 common shares for the purchase of membership interest.

On December 31, 2022, the Company issued 8,270 common shares for service.

On January 31, 2023 the Company issued 770 common shares for service.

On July 2, 2023 the Company had one shareholder forfeit 3,080 common shares for service.

As of September 30, 2023, 6,887,971 remain outstanding.

New Warrant Issuances

On June 12, 2023, the Company issued Common Stock Purchase Warrant “A-19” in conjunction with the issuance of $400,000 of Round A Convertible Notes.  The warrant provides the option to purchase 15,385 Class A Common Shares at a price of $9.00.  The warrants expire on June 12, 2025.

The company uses the Black Scholes option pricing model to value its warrants and options. The significant inputs are as follows:

Expected Dividend Yield	0%
Expected Volatility	57.76%
Risk Free Rate	4.61%
Weighted Average Expected Life of warrants	1.52 years

F-55

Company Warrants:

WARRANTS
January 1, 2023 to September 30, 2023

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Contractual Life (Yrs)	Aggregate Intrinsic Value
Outstanding - September 30, 2023	181,902	$9.00	1.52	$0.00
Exercisable - September 30, 2023	181,902	$9.00	1.52	$0.00
Granted	0	$0.00	0.00	$0.00
Forfeited or Expired	0	$0.00	0.00	$0.00
Exercised	0	$0.00	0.00	$0.00
Outstanding - September 30, 2023	181,902	$9.00	1.52	$0.00
Exercisable - September 30, 2023	181,902	$9.00	1.52	$0.00

NOTE 11 - FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At September 30, 2023, the Company is the holder of 250,000 LBX Tokens which were initially recorded at their purchase price of $8 per token.  During 2022, the value of the LBX Tokens were written to $0 to reflect that there was no market for the tokens.  No cash consideration was given but a convertible note in the amount of $2,000,000 and 76,924 warrants (Warrant “A-2”) were issued to Westside Advisors LLC.

F-56

 NOTE 12 – RELATED PARTY TRANSACTIONS

Land Resources & Royalties LLC / Wabash Enterprises LLC

The Company may at times lease property from Land Resources & Royalties LLC (“LRR”) and enter into various other agreements with LRR and/or its parent company, Wabash Enterprises LLC, an entity owned and controlled by certain members of the Company’s management who are also directors and shareholders of the Company.  On January 24, 2022, Wabash Enterprises LLC invested $50,000 cash into the Company in the form of the Round A Convertible Note and 1,924 warrants issued under Warrant “A-3”.

Land Betterment Corporation

The Company may at times enter into agreements with Land Betterment Corporation, an entity controlled by certain members of the Company’s management who are also directors and shareholders of the Company.

American Resources Corporation

The Company may at times enter into agreements with American Resources Corporation, an entity controlled by certain members of the Company’s management who are also directors and shareholders of the Company.

Westside Advisors LLC

The Company may at times enter into agreements with Westside Advisors LLC, an entity controlled by certain members of the Company’s management who are also shareholders of the Company.  In October 2021, Westside Advisors LLC sold 250,000 LBX Tokens it owned to the Company in exchange for the Round A Convertible Note of $2,000,000 and 76,924 warrants (Warrant “A-2”); no cash was part of this consideration.

T Squared Partners LP

The Company may at times enter into agreements with T Squared Partners LP, an entity controlled by certain members of the Company's management who are also shareholders of the Company.  On October 2, 2021, T Squared Partners LP invested $250,000 cash into the Royalty in the form of the Round A Convertible Note and 9,616 warrants issued under Warrant “A-1”.  On January 31, 2022, T Squared Partners LP invested an additional $50,000 cash into the Royalty in the form of the Round A Convertible Note and 1,924 warrants issued under Warrant “A-5”.

White River Holdings LLC

The Company may at times enter into agreements with White River Holdings LLC, an entity controlled by certain shareholders of the Company.  On January 1, 2022, Royalty entered into a consulting agreement with White River Holdings LLC whereby we paid White River Holdings a monthly consulting fee.  On February 1, 2022, White River Holdings LLC invested $10,000 cash into the Company in the form of the Round A Convertible Note and 385 warrants issued under Warrant “A-6”.

First Frontier Capital LLC

The Company may at times enter into agreements with First Frontier Capital LLC, an entity controlled by the Company's management who are also shareholders of the Company.  On February 1, 2022, First Frontier Capital LLC invested $10,000 cash into the Company in the form of the Round A Convertible Note and 385 warrants issued under Warrant “A-7”.

F-57

NOTE 13 – COMMITMENTS AND CONTINGENCIES

In the course of normal operations, the Company may be involved in various claims and litigation that management intends to defend. The range of loss, if any, from potential claims cannot be reasonably estimated. However, management believes the ultimate resolution of matters will not have a material   adverse impact on the Company’s business or financial position.

NOTE 14 – SUBSEQUENT EVENTS

On October 31, 2023, the Company merged with American Acquisition Opportunity Inc which was a previously publicly traded company under the ticker AMAO. Royalty Holding Management Co is the new merged entity name.

F-58

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Royalty Management Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Royalty Management Corporation (the "Company") as of December 31, 2022 and 2021, the related statement of operations, stockholders' equity (deficit), and cash flows (as restated) for the year ended December 31, 2022 and for the period June 21, 2021 (Inception) through December 31, 2021 and the related notes (as restated for December 31, 2022) (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period June 21, 2021 (Inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of Previous Issued Financial Statements

The accompanying financial statements include a restatement to certain portions.  Notes 3A and 3B describe this restatement in more detail.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2022

Lakewood, CO

May 2, 2023 except for Restatement as outlined in Footnote 3A and 3B which is dated October 5, 2023

F-59

ROYALTY MANAGEMENT CORPORATION

Condensed Consolidated Balance Sheet

	December 31,	December 31,
	2022 As Restated	2021
Current Assets
Cash	$433,343	$0
Accounts Receivable	71,540	0
Total Current Assets	504,883	0
Long-Term Assets
Interest Receivable	147,084	0
Fee Income Receivable	376	0
Investments in Corporations and LLCs	10,115,948	251,639
Convertible Notes Receivable	350,000	0
Notes Receivable	250,000	0
Intangible Assets. Net of accumulated amortization $28,658 and $0	740,487	0
Restricted Cash	176,800	0
Operating lease right-of-use assets	181,006	0
Total Long-Term Assets	11,961,700	251,639

Total Assets	$12,466,583	$251,639

Current Liabilities
Current portion of operating lease liabilities, net	$11,876	$0
Accrued Expenses	481,318	47,397
Total Current Liabilities	493,194	47,397

Long-Term Liabilities
Convertible Notes Payable – Related Party, Net	3,609,650	174,274
Operating lease liabilities, net	169,252	0
Notes payable	42,000	0
Total Long-Term Liabilities	3,820,902	174,274

Total Liabilities	$4,314,096	$221,671

Stockholders’ Equity (Deficit)
Common Stock: $0.01 par value; 100,000,000 shares authorized, 6,890,281 and 5,943,750 shares issued and outstanding, respectively	$68,903	$59,438
Additional paid-in capital	10,829,366	27,106
Accumulated Deficit	(2,745,782)	(56,576)
Total Stockholders’ Equity (Deficit)	$8,152,487	$29,968

Total Liabilities & Stockholders’ Equity (Deficit)	$12,466,583	$251,639

F-60

ROYALTY MANAGEMENT CORPORATION

Condensed Consolidated Statement of Operations

	December 31,
	2022 As Restated	2021
Income
RMC Environmental Services	$104,810	$0
Fee Income	376	0
Rental Income	67,500	0
Total Income	$172,686	$0

Operating Expenses
Administrative Expenses	227	0
Bank Fees & Service Charges	94	0
Sponsorship Expense	15,000	0
Professional Fees	95,787	0
Printing	869	0
Software & apps	265	0
Payroll	30,419	0
Payroll Taxes	2,942	0
Employee Insurance	718	0
Board of Directors Comp	60,000	0
Consultant Fee	75,000	0
Officers’ Salaries	75,000	0
Rent/Lease	59,052	0
Fuel	3,425	0
Equipment Rentals	44	0
Small Equipment	1,197	0
Telephone	319	0
Utilities	5,570	0
Impairment Loss	(2,000,000)	0
Total Operating Expenses	$2,425,929	$0

Net Loss from Operations	$(2,253,243)	$0

Other Income and Expense
Interest Income	149,808	0
Income/Loss from Investment	165,604	1,639
Amortization expense of intangibles	(28,658)	0
Convertible Debt Interest	(722,717)	(58,215)
Total Other Income and Expense	$(435,962)	$(56,577)
Net Loss for the Period	$(2,689,205)	$(56,577)

Weighted Average Number of Common Shares -
Basic and Diluted	6,890,281	5,943,750

Net Loss for the Period Per Common Share -
Basic and Diluted	(0.39)	(0.01)

F-61

ROYALTY MANAGEMENT CORPORATION

Condensed Consolidated Statement of Changes in Stockholders’ Deficit

December 31, 2022

	Par Value	0.01	Additional	Accumulated
	Shares	Amount	paid in capital	deficit	Total
December 31, 2020	0	0	0	0	0

Founding June 21, 2021	5,943,750	59,438	(59,438)	0	0

Amortization of debt discount and issuance costs			86,544		86,544

Net Loss				(56,577)	(56,577)

December 31, 2021	5,943,750	59,438	27,107	(56,577)	29,967

Common shares issued for purchase of membership interest	864,780	8,648	9,490,057	0	9,498,705

Common shares issued for conversion of debt	63,026	630	409,039	0	409,669

Common shares issued for purchase of the payment rights	8,915	89	89,061	0	89,150

Issuance of common stock for service	9,810	98	63,652	0	63,750

Amortization of debt discount and issuance costs			750,451		750,451

Net loss				(2,689,205)	(2,689,205)

Balance December 31, 2022 (As Restated)	6,890,281	68,903	10,829,366	(2,745,782)	8,152,487

F-62

ROYALTY MANAGEMENT CORPORATION

Condensed Consolidated Statement of Cash Flows

	2022 As Restated	2021
Operating Activities
Net Income (loss)	$(2,689,205)	$(56,577)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization of debt discount	750,451	10,818
Amortization expense of intangibles	28,658	0
Amortization expense of right of use assets	122	0
Issuance of commons shares for service	63,750	0
Impairment Loss on Intangible Assets	2,000,000	0

Changes in Assets and Liabilities:
Accounts Receivable	(71,540)	0
Interest Receivable	(147,084)	0
Fee Income Receivable	(376)	0
Accrued Expenses	433,920	47,397
Net Cash Provided by Operating Activities	$368,696	$1,639

Investing Activities
Investments in Corporations and LLCs	$(365,604)	$(251,639)
Convertible Notes Receivable	(350,000)	0
Notes Receivable	(250,000)	0
Intangible Assets	(679,995)	0
Net Cash Used by Investing Activities	$(1,645,599)	$(251,639)

Financing Activities
Notes Payable	$42,000	$0
Proceeds from issuance of convertible notes	1,435,377	250,000
Convertible Note Conversions	409,669	0
Net Cash Provided by Financing Activities	$1,887,046	$250,000

Net Cash Increase for the Year	$610,143	$0
Cash at Beginning of the Year	0	0
Cash at End of the Year	$610,143	$0

Supplemental Information
Discount on Convertible Notes	$750,451	$86,544
Acquisition of right of use assets for lease obligation	186,636	0
Issuance of common shares for purchase of membership interest	9,498,705	0

F-63

ROYALTY MANAGEMENT CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 (As Restated) and 2021

NOTE 1 – NATURE OF OPERATIONS

Royalty Management Corporation (“RMC” or the “Company”) is a corporation organized under the laws of Indiana on June 21, 2021. The Company was formed for the purpose of investing or purchasing assets that have current or near-term income to provide the company with accretive cash flow from which it can reinvest in new assets or expand cash flow from existing assets. These assets typically are natural resources assets (including real estate and mining permits), patents, intellectual property, and emerging technologies.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Coking Coal Financing LLC and RMC Environmental Services LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Coking Coal Financing LLC was acquired during April 2022 for the purpose of holding energy contracts.

RMC Environmental Services LLC was formed during 2022 to conduct environmental consulting and services.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. (“U. S. GAAP”).

The Company adopted the calendar year as its basis of reporting.

Going Concern: The Company has suffered recurring losses from operations and currently a working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. We plan to generate profits by expanding current coal operations as well as developing new coal operations. However, we will need to raise the funds required to do so through sale of our securities or through loans from third parties. We do not have any commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to cease operations. We may not be successful in raising the capital needed to expand or develop operations. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. The accompanying financial statements have been prepared assuming the Company will continue as a going concern; no adjustments to the financial statements have been made to account for this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with GAAP requirements management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company’s business and operations are sensitive to general business and economic conditions in the United States along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions, including but not limited to credit risk, and changes to regulations governing the Company’s industry. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and the results of its operations.

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Related Party Policies

In accordance with FASB ASC 850 related parties are defined as either an executive, director or nominee, greater than 10% beneficial owner, or an immediate family member of any of the proceeding. Transactions with related parties are reviewed and approved by the directors of the Company, as per internal policies.

Cash

The Company’s cash is maintained in bank deposit accounts which, at times, may exceed federally insured limits. To date, there have been no losses in such accounts.

Restricted Cash

The Company has $176,800 in restricted cash that is at deposit with the Kentucky State Treasurer that serves as a performance bond required for a mining permit held by McCoy Elkhorn Coal LLC.

The following table sets forth a reconciliation of cash and restricted cash reported in the consolidated balance sheet that agrees to the total of those amounts as presented in the consolidated statement of cash flows for the year ended December 31, 2022 and 2021.

	December 31,
	2022	2021
Cash	$433,816	$0
Restricted Cash	176,800	0
Total cash and restricted cash presented in the statement of cash flows	$610,616	$0

Allowance for Doubtful Accounts

The Company recognizes an allowance for losses on trade and other accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging and expected future write-offs, as well as an assessment of specific identifiable amounts considered at risk or uncollectible.

Allowance for trade receivables as of December 31, 2022 and 2021 amount to $0, for both years. Allowance for other accounts receivable, including interest, fee, convertible notes, and notes receivable as of December 31, 2022 and 2021 amounted to $0 for both years.

Beneficial Conversion Features of Convertible Securities

Conversion options that are not bifurcated as a derivative pursuant to ASC 815 and not accounted for as a separate equity component under the cash conversion guidance are evaluated to determine whether they are beneficial to the investor at inception (a beneficial conversion feature) or may become beneficial in the future due to potential adjustments. The beneficial conversion feature guidance in ASC 470-20 applies to convertible stock as well as convertible debt which are outside the scope of ASC 815. A beneficial conversion feature is defined as a nondetachable conversion feature that is in the money at the commitment date. In addition, our convertible debt issuances contain conversion terms that may change upon the occurrence of a future event, such as antidilution adjustment provisions. The beneficial conversion feature guidance requires recognition of the conversion option’s in-the-money portion, the intrinsic value of the option, in equity, with an offsetting reduction to the carrying amount of the instrument. The resulting discount is amortized as a dividend over either the life of the instrument, if a stated maturity date exists, or to the earliest conversion date, if there is no stated maturity date. If the earliest conversion date is immediately upon issuance, the dividend must be recognized at inception. When there is a subsequent change to the conversion ratio based on a future occurrence, the new conversion price may trigger the recognition of an additional beneficial conversion feature on occurrence. The conversion feature is linked to the Company’s own equity value, therefore there is no requirement to quantify the beneficial conversion feature.

F-65

The Company has a convertible note outstanding. Principal and accrued interest is convertible into common shares at $6.50 per share.

Loan Issuance Costs and Convertible Note Discounts

Loan Issuance Costs and Convertible Note Discounts are amortized using the effective interest method. Amortization expense of $424,922, which was included in convertible debt interest of $722,717 as of December 31, 2022.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 from services provided when (a) persuasive evidence that an agreement exists; (b) the products or services has been delivered or completed; (c) the prices are fixed and determinable and not subject to refund or adjustment; and (d) collection of the amounts due is reasonably assured.

Our revenue is comprised of the performance of environmental services and royalty and lease revenue governed by the underlying contracts. As of December 31, 2022, all the revenue generating activity is undertaken in eastern Kentucky, Indiana, and Limpopo, South Africa.

Leases

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (“ASU 2016-02). ASU 2016-02, along with related amendments issued from 2017 to 2018 (collectively, the “New Leases Standard), requires a lessee to recognize a right-of-use asset and a lease liability on the balance sheet. The Company adopted ASU 2016-02 upon inception.

The Company leases certain office space under noncancelable operating leases, typically with initial terms of 10 years. Right to use assets recorded on the balance sheet as of December 31, 2022, associated with these leases amounted to $181,006. Right to use liabilities recorded on the balance sheet as of December 31, 2022, associated with these leases amounted to $181,128.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.

F-66

The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances, and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company expects to file U.S. federal and various state income tax returns. The Company was formed in 2021 and has filed all required tax returns to date. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

New Accounting Pronouncements:

Management has determined that the impact of the following recent FASB pronouncements will not have a material impact on the financial statements.

ASU 2020-10, Codification Improvements, effective for years beginning after December 15, 2020.

ASU 2020-08, Codification Improvements to Subtopic 310-20, Receivables – Nonrefundable and other Costs, effective for years beginning after December 15, 2020.

ASU 2020-06, Debt – Debt with Conversion and Other Options, effective for years beginning after December 15, 2021. Management is still evaluating the effects of this pronouncement ahead of its effective date.

NOTE 3A — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS AS OF December 31, 2022

The Company is filing this Amendment to amend the Original Report, to restate the Company’s related statement of cash flows and related footnote disclosures as of and for the year ended December 31, 2022 to correct errors noted below that were identified by the Company’s management.  The errors related to the cash effects of issuance of common stock to purchase a membership interest.

The following table summarizes the effect of the restatement on each financial statement line items as of December 31, 2022.

	As Previously		Restated
	Reported	Adjustments	Balances
Operating Activities
Issuance of common shares for purchase of membership interest	$9,498,705.00	$(9,498,705.00)	$-
Impairment loss on intangible asset	-	2,000,000.00	2,000,000.00
Net Cash Provided by Operating Activities	7,867,401.00	(7,498,705.00)	368,696.00
Investing Activities
Investments in Corporations and LLCs	(9,864,309.00)	9,498,705.00	(365,604.00)
Net Cash Used by Investing Activities	(11,144,304.00)	9,498,705.00	(1,645,599.00)
Financing Activities
Proceeds from issuance of convertible notes	3,435,377.00	(2,000,000.00)	1,435,377.00
Net Cash Provided by Financing Activities	3,887,046.00	(2,000,000.00)	1,887,046.00
Net Cash Increase for the Year	$610,143.00	$-	$610,143.00
Supplemental Information
Issuance of common shares for purchase of membership interest	1,540,331.00	7,958,374.00	9,498,705.00

As a result, these restatements and revisions result in cash flow classification differences and will have no impact on the Company’s current or previously reported cash position, operating expenses, or ending cash flow for the period represented.

NOTE 3B — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS AS OF December 31, 2022

The Company is filing this Amendment to amend the Original Report, to restate the Company’s related balance sheets, statement of operations, and footnote disclosures as of and for the year ended December 31, 2022 to correct errors noted below that were identified by the Company’s management.  The errors related to the cash effects of the impairment of intangible assets.

The following table summarizes the effect of the restatement on the balance sheet line items as of December 31, 2022.

	As Previously		Restated
	Reported	Adjustments	Balances
Intangible Assets. Net of accumulated amortization	$769,145	$(28,658)	$740,487
Total Long-Term Assets	11,990,358	(28,658)	11,961,700
Total Assets	12,495,241	(28,658)	12,466,583
Accumulated Deficit	(2,717,124)	(28,658)	(2,745,782)
Total Stockholders’ Equity (Deficit)	8,181,145	(28,658)	8,152,487
Total Liabilities & Stockholders’ Equity (Deficit)	12,495,241	(28,658)	12,466,583

The following table summarizes the effect of the restatement on the statement of operations line items as of December 31, 2022.

	As Previously		Restated
	Reported	Adjustments	Balances
Amortization expense of intangibles	$0	$(28,658)	$(28,658)
Total Other Income and Expense	(407,304)	(28,658)	(435,962)
Net Loss for the Period	(2,660,547)	(28,658)	(2,689,205)

As a result, these restatements and revisions result in the financial statement line items noted and will have no impact on the Company’s current or previously reported statements for the period represented.

NOTE 4 – INVESTMENTS IN CORPORATIONS AND LLCS

Investments in corporations and llcs as of December 31, 2022 and 2021 consisted of the following:

	December 31,
	2022	2021

FUB Mineral LLC	$617,243	$251,639
MaxPro Investment Holdings	9,498,705	0
Total Investments in corporations and llcs	$10,115,948	$251,639

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FUB Mineral LLC

On October 1, 2021, the Company made an investment into FUB Mineral LLC (FUB) in the amount of $250,000 in exchange 38.45% of the membership interest. As such, the investment in FUB will be accounted for using the equity method of accounting. On February 1, 2022, the Company invested an additional $200,000 into FUB Mineral LLC through the purchase of debt held in that entity. The Company recorded pass through activity of $165,604 and $1,639, for the years ended December 31, 2022 and 2021, respectively.

MaxPro Investment Holdings

On December 23, 2022, the Company entered into an agreement with Maxpro Invest Holdings Inc. (Maxpro) to purchase from Maxpro the sum of 95,000,000 Class A Common Stock of Ferrox Holdings Ltd. that was owned by Maxpro. The consideration paid to Maxpro for those shares was the sum of 627,806 shares of common stock of the Company. The investment is carried at the cost of consideration paid and accounted for on the cost method of accounting.  The investment is measured for impairment when conditions arise requiring the review.  As of December 31, 2022 no events have transpired and the Company owns 9.9%.

NOTE 5 – CONVERTIBLE NOTES RECEIVABLE

Convertible notes receivable as of December 31, 2022 and 2021 consisted of the following:

	December 31,
	2022	2021

Heart Water Inc.	$100,000	$0
Advanced Magnetic Lab, Inc.	250,000	0
Total convertible notes receivable	$350,000	$0

Heart Water Inc.

On December 2, 2022, the Company advanced $100,000 to Heart Water Inc. in exchange for a Convertible Promissory Note issued to the Company. The Convertible Promissory Note carries an 8.0% annual interest rate. Concurrently, the Company and Heart Water entered into an agreement whereby the Company has the ability to invest in certain development projects of Heart Water in exchange for a per-gallon of water payment from the water that is captured and sold from the project.

Advanced Magnetic Lab, Inc.

On December 21, 2022, Advanced Magnetic Lab, Inc. (or AML) issued a Convertible Promissory Note to the Company in the amount of $250,000. The Convertible Promissory Note carries a 10.0% annual interest rate, compounded monthly, and has the ability to convert into a maximum of 166,667 common stock of AML or repaid at maturity, which is December 21, 2024. Concurrently, the Company and AML entered into a royalty agreement whereby the Company will receive between 0.5% and 1.5% of the sales revenue received from sales of product(s) developed under a Technology Development and Services Agreement.

NOTE 6 – NOTES RECEIVABLE

Ferrox Holdings Ltd.

In March 2022 and September 2022, the Company made a series of investments totaling $250,000 into convertible debt of Ferrox Holdings, Ltd (Ferrox). The convertible debt holds a 7.0% annual interest rate, compounded annually, and is convertible into common stock of Ferrox at $0.15 per share. As part of its investment in the convertible debt of Ferrox, the Company also received an additional 833,335 common shares of Ferrox at the time of investment.

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NOTE 7 – INTANGIBLE ASSETS

Intangible assets as of December 31, 2022 and 2021 consisted of the following:

	December 31,
	2022	2021

Mining Permit Package	$68,739	$0
MC Mining	149,150	0
Carnegie ORR	117,623	0
Energy Technologies Inc	52,700	0
Coking Coal Financing LLC	53,978	0
RMC Environmental Services LLC	225,000	0
Texas Tech University	100,000	0
Pollinate	1,954	0
Total Intangible Assets	$769,145	$0

Amortization Expense - Intangible Assets totaled $28,658 and $0 for the years ended December 31, and 2022, respectively. The estimated aggregate amortization on intangible assets for the calendar year 2023 is $75,227.

Land Betterment Exchange (LBX)

The Company is the holder of 250,000 LBX Tokens. The Company purchased the LBX Tokens for the consideration of $2,000,000 of Round A Convertible Debt and 76,924 Warrant “A-2” issued to an affiliated party. The token issuance process is undertaken by a related party, Land Betterment Corporation, and is predicated on proactive environmental stewardship and regulatory bond releases. As of June 30, 2022, there is no market for the LBX Token and therefore the purchase price of $8 per token has been assigned for fair value. The consideration issued for the 250,000 tokens was in the form of a $2,000,000 convertible note. Due to the lack of market or independent market level transactions, the value assigned to the LBX Token of $0 as of December 31, 2022. The impairment loss was recorded in the statement of operations as an operating expense. The intangible will be treated as an indefinite lived asset.

Mining Permit Package

On January 3, 2022, the Company entered into an agreement with a Kentucky licensed engineer to create three coal mining permits for the total payment of $75,000, payable in equal weekly installments over the course of 36 weeks. The permits will be held in the name of American Resources Corporation, or its subsidiaries, and the Company will receive an overriding royalty in the amount of the greater of $0.10 per ton or 0.20% of the gross sales price of the coal sold from the permit. The intangible will be amortized over its initial 10 year contract period.

MC Mining

On April 1, 2022, the Company purchased the rights to receive rental income from property located in Pike County, Kentucky. The rental income is $2,500 per month and the consideration paid by the Company to the seller was a total of $149,150.44, which represents $60,000 in cash to be paid to the seller in the form of 80% of the monthly rental income until the cash consideration is paid in full, plus the issuance of $89,150.44 worth of shares of the Company that will be valued at the same per common share value at the consummation of a transaction that results in the Company becoming publicly traded. The intangible will be amortized over its initial 30 year contract period.

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Carnegie ORR

On May 20, 2022, the Company entered into an agreement to fund the development of a series of coal mines located in Pike County, Kentucky in exchange for a promissory note to repay the Company its capital invested, plus interest, and then an ongoing overriding royalty from coal sold from the mines. $117,623.17 has been funded by the Company under this contract thus far. The operator of the property is a related entity and is described more in Note 11. The intangible will be amortized over the anticipated 15 year mining plan.

Energy Technologies Inc

On September 30, 2022, the Company entered into an agreement to purchase, for the consideration of $52,700, a partial interest in a density gauge analyzer that is manufactured by Energy Technologies, Inc. and will be repaid to the Company on a per ton of coal basis from coal sold by using the density gauge analyzer. The operator of the technology is a related entity and is described more in Note 11. The intangible will be amortized over the 5 year useful life period of the underlying equipment.

Coking Coal Financing LLC

On April 15, 2022, the Company entered into a membership interests purchase agreement with ENCECo, Inc., the sole owner and member of Coking Coal Leasing LLC (“CCL”), whereby the Company issued 236,974 shares to ENCECo, Inc. for the purchase of purchase of CCL. As part of this transaction, the Company, through CCL, purchased a contract to manage the electrical power account for a coal mining complex located in Perry County, Kentucky. The fee for managing this contract payable to the Company is $5,000 per month. The intangible will be treated as an indefinite lived asset.

RMC Environmental Services LLC

On August 17, 2022, the Company formed RMC Environmental Services LLC as a wholly owned subsidiary of the Company for the purpose of purchasing certain rights to operate a clean fill landfill located in Hamilton County, Indiana that pays RMC Environmental Services for each load of clean fill material that is disposed on, or removed from, the landfill. The consideration paid by the Company was $225,000 for the rights to operate this business. The intangible will be amortized over its initial 5 year contract period.

Texas Tech University

On July 31, 2022, the Company purchased payments that are owed to Texas Tech University from a third party for sponsored research services performed by Texas Tech University and agreed to assume responsibility for those payments. The payments that were due to Texas Tech University amounted to $184,662.72 and the Company has since paid $100,000 of that amount so far. A note payable between the Company and the third party was created to reflect the assumption by the Company of these payments and the note pays interest and an ongoing royalty from the sales of product created from the sponsored research agreement with Texas Tech University. The operator of the technology is a related entity and is described more in Note 11. The intangible will be treated as an indefinite lived asset.

Pollinate

On July 15, 2022, the Company entered into a Honey Royalty Agreement whereby the Company will purchase apiaries for the use of Land Betterment Corporation and the Company will be paid $5.00 per pound of salable honey sold or used by Land Betterment from the purchased apiaries. The operator of Pollinate is a related entity and is described more in Note 11. The intangible will be treated as an indefinite lived asset.

F-70

NOTE 8 – RIGHT OF USE ASSETS

The right-of-use asset is the Company’s right to use an asset over the life of a lease. The asset is calculated as the initial amount of the lease liability, plus any lease payments made to the lessor before the lease commencement date, plus any initial direct costs incurred, minus any lease incentives received.

The Company’s discounted lease payment rate is 10%, which is the Company’s borrowing rate.

We lease an office from an affiliated entity, LRR, located at 1845 South KY Highway 15 South, Hazard, KY 41701. We pay $250.00 a month in rent with an initial lease term of 10 years.

We sublease an office from an affiliated entity, American Resources Corporation, located at 12115 Visionary Way, Ste 174, Fishers, IN 46038. We pay $2,143.25 a month in rent with an initial lease term of 10 years.

At December 31, 2022 and 2021, right of use assets and liabilities were comprised of the following:

	December 31,
	2022	2021
Assets:
ROU asset	181,006	0

Liabilities
Current:
Operating lease assets	11,876	0
Non-current
Operating lease assets	169,252	0

As of December 31, 2022, remaining maturities of lease liabilities were as follows:

2023	11,876
2024	13,119
2025	14,494
2026	16,011
2027 and thereafter	125,628
181,128

NOTE 9 – ROUND A CONVERTIBLE DEBT

As of December 31, 2022, the amount outstanding under the Round A Convertible Debt amounted to:

December 31, 2022
Gross principal value of convertible notes	$4,010,905
Unamortized loan discounts	(401,255)
Total convertible notes payable - related party, Net	$3,609,650

The principal and any accrued interest in the Round A Convertible Debt has a per share conversion price of $6.50 and bear a 10.0% annual interest rate, compounded calendar quarterly. Accrued interest of $253,768 and $47,397 was recorded at December 31, 2022 and 2021, respectively. The notes issued under the Round A Convertible Debt are due two years from the date of issuance or earlier if converted to Common Shares. Due dates range from June 2023 through December 2024.

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NOTE 10– EQUITY TRANSACTIONS

The Company initially authorized 10,000,000 shares of $0.01 par value common stock on June 21, 2021, the Company’s inception date. On November 22, 2021, the Company filed restated Articles of Incorporation, authorizing 100,000,000 shares of $0.01 par value of common stock (“Common shares”). Common shares have all right and voting privileges of standard common shares.

Upon Company formation, 5,943,750 share of common stock were issued.

On April 1, 2022, the Company issued 8,915 common shares for the purchase of payment rights.

On April 15, 2022, the Company issued 236,974 common shares for the purchase of membership interest.

On April 15, 2022, the Company issued 63,026 common shares for the conversion of debt.

On September 24, 2022, the Company issued 1,540 common shares for service.

On December 27, 2022, the Company issued 627,806 common shares for the purchase of membership interest.

On December 31, 2022, the Company issued 8,270 common shares for service.

As of December 31, 2022, 6,890,281 remain outstanding.

New Warrant Issuances

On January 4, 2022, the Company issued Common Stock Purchase Warrant “A-4” in conjunction with the issuance of $100,000 of Round A Convertible Notes. The warrant provides the option to purchase 3,847 Class A Common Shares at a price of $9.00. The warrants expire on January 4, 2024.

On January 24, 2022, the Company issued Common Stock Purchase Warrant “A-3” in conjunction with the issuance of $50,000 of Round A Convertible Notes. The warrant provides the option to purchase 1,924 Class A Common Shares at a price of $9.00. The warrants expire on January 24, 2024.

On January 31, 2022, the Company issued Common Stock Purchase Warrant “A-5” in conjunction with the issuance of $50,000 of Round A Convertible Notes. The warrant provides the option to purchase 1,924 Class A Common Shares at a price of $9.00. The warrants expire on January 31, 2024.

On February 2, 2022, the Company issued Common Stock Purchase Warrants “A-6” and “A-7” in conjunction with the issuance of two of Round A Convertible Notes totaling $20,000. The warrants provide the option to purchase a combined total of 770 Class A Common Shares at a price of $9.00. The warrants expire on February 2, 2024.

On February 8, 2022, the Company issued Common Stock Purchase Warrant “A-8” in conjunction with the issuance of $75,000 of Round A Convertible Notes. The warrant provides the option to purchase 2,885 Class A Common Shares at a price of $9.00. The warrants expire on February 8, 2024.

F-72

On March 18, 2022, the Company issued Common Stock Purchase Warrant “A-9” in conjunction with the issuance of $295,000 of Round A Convertible Notes. The warrant provides the option to purchase 11,347 Class A Common Shares at a price of $9.00. The warrants expire on March 18, 2024.

On March 23, 2022, the Company issued Common Stock Purchase Warrant “A-10” in conjunction with the issuance of $25,000 of Round A Convertible Notes. The warrant provides the option to purchase 962 Class A Common Shares at a price of $9.00. The warrants expire on March 23, 2024.

On July 21, 2022, the Company issued Common Stock Purchase Warrant “A-11” in conjunction with the issuance of $150,000 of Round A Convertible Notes. The warrant provides the option to purchase 5,770 Class A Common Shares at a price of $9.00. The warrants expire on July 21, 2024.

On August 16, 2022, the Company issued Common Stock Purchase Warrant “A-12” in conjunction with the issuance of $136,700 of Round A Convertible Notes. The warrant provides the option to purchase 5,258 Class A Common Shares at a price of $9.00. The warrants expire on August 16, 2024.

On September 8, 2022, the Company issued Common Stock Purchase Warrant “A-13” in conjunction with the issuance of $213,800 of Round A Convertible Notes. The warrant provides the option to purchase 8,224 Class A Common Shares at a price of $9.00. The warrants expire on September 8, 2024.

On September 8, 2022, the Company issued Common Stock Purchase Warrant “A-14” in conjunction with the issuance of $318,650 of Round A Convertible Notes. The warrant provides the option to purchase 12,256 Class A Common Shares at a price of $9.00. The warrants expire on September 8, 2024.

On September 26, 2022, the Company issued Common Stock Purchase Warrant “A-15” in conjunction with the issuance of $300,000 of Round A Convertible Notes. The warrant provides the option to purchase 11,539 Class A Common Shares at a price of $9.00. The warrants expire on September 26, 2024.

On October 19, 2022, the Company issued Common Stock Purchase Warrant “A-16” in conjunction with the issuance of $195,000 of Round A Convertible Notes. The warrant provides the option to purchase 7,500 Class A Common Shares at a price of $9.00. The warrants expire on October 19, 2024.

On October 20, 2022, the Company issued Common Stock Purchase Warrant “A-17” in conjunction with the issuance of $100,000 of Round A Convertible Notes. The warrant provides the option to purchase 3,847 Class A Common Shares at a price of $9.00. The warrants expire on October 20, 2024.

On December 20, 2022, the Company issued Common Stock Purchase Warrant “A-18” in conjunction with the issuance of $50,000 of Round A Convertible Notes. The warrant provides the option to purchase 1,924 Class A Common Shares at a price of $9.00. The warrants expire on December 20, 2024.

The company uses the Black Scholes option pricing model to value its warrants and options. The significant inputs are as follows:

Expected Dividend Yield	0%
Expected Volatility	57.76%
Risk Free Rate	4.04%
Weighted Average Expected Life of warrants	2.35 years

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Company Warrants:

WARRANTS
December 31, 2021 to December 31, 2022

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Contractual Life (Yrs)	Aggregate Intrinsic Value
Outstanding - December 31, 2021	86,540	$9.00	2.55	$0.00
Exercisable - December 31, 2021	86,540	$9.00	2.55	$0.00
Granted	79,977	$9.00	2.54	$0.00
Forfeited or Expired	0	$0.00	0.00	$0.00
Exercised	0	$0.00	0.00	$0.00
Outstanding - December 31, 2022	166,517	$9.00	2.54	$0.00
Exercisable - December 31, 2022	166,517	$9.00	2.54	$0.00

NOTE 10 - FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At December 31, 2022, the Company is the holder of 250,000 LBX Tokens which were initially recorded at their purchase price of $8 per token. During 2022, the value of the LBX Tokens were written to $0 to reflect that there was no market for the tokens. No cash consideration was given but a convertible note in the amount of $2,000,000 and 76,924 warrants (Warrant “A-2”) were issued to Westside Advisors LLC.

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NOTE 11 – RELATED PARTY TRANSACTIONS

Land Resources & Royalties LLC / Wabash Enterprises LLC

The Company may at times lease property from Land Resources & Royalties LLC (“LRR”) and enter into various other agreements with LRR and/or its parent company, Wabash Enterprises LLC, an entity owned and controlled by certain members of the Company’s management who are also directors and shareholders of the Company. On January 24, 2022, Wabash Enterprises LLC invested $50,000 cash into the Company in the form of the Round A Convertible Note and 1,924 warrants issued under Warrant “A-3”.

Land Betterment Corporation

The Company may at times enter into agreements with Land Betterment Corporation, an entity controlled by certain members of the Company’s management who are also directors and shareholders of the Company.

American Resources Corporation

The Company may at times enter into agreements with American Resources Corporation, an entity controlled by certain members of the Company’s management who are also directors and shareholders of the Company.

Westside Advisors LLC

The Company may at times enter into agreements with Westside Advisors LLC, an entity controlled by certain members of the Company’s management who are also shareholders of the Company. In October 2021, Westside Advisors LLC sold 250,000 LBX Tokens it owned to the Company in exchange for the Round A Convertible Note of $2,000,000 and 76,924 warrants (Warrant “A-2”); no cash was part of this consideration.

T Squared Partners LP

The Company may at times enter into agreements with T Squared Partners LP, an entity controlled by certain members of the Company’s management who are also shareholders of the Company. On October 2, 2021, T Squared Partners LP invested $250,000 cash into the Royalty in the form of the Round A Convertible Note and 9,616 warrants issued under Warrant “A-1”. On January 31, 2022, T Squared Partners LP invested an additional $50,000 cash into the Royalty in the form of the Round A Convertible Note and 1,924 warrants issued under Warrant “A-5”.

White River Holdings LLC

The Company may at times enter into agreements with White River Holdings LLC, an entity controlled by certain shareholders of the Company. On January 1, 2022, Royalty entered into a consulting agreement with White River Holdings LLC whereby we paid White River Holdings a monthly consulting fee. On February 1, 2022, White River Holdings LLC invested $10,000 cash into the Company in the form of the Round A Convertible Note and 385 warrants issued under Warrant “A-6”.

First Frontier Capital LLC

The Company may at times enter into agreements with First Frontier Capital LLC, an entity controlled by the Company’s management who are also shareholders of the Company. On February 1, 2022, First Frontier Capital LLC invested $10,000 cash into the Company in the form of the Round A Convertible Note and 385 warrants issued under Warrant “A-7”.

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NOTE 12 – INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The primary temporary differences that give rise to the deferred tax assets and liabilities are as follows: accrued expenses.

Deferred tax assets consisted of $66,021 and $11,881 at December 31, 2022 and 2021, respectively, which was fully reserved. Deferred tax assets consist of net operating loss carryforwards in the amount of $77,902 and $11,881 at December 31, 2022 and 2021, respectively, which was fully reserved. The net operating loss carryforwards for year 2021 begin to expire in 2041. The application of net operating loss carryforwards are subject to certain limitations as provided for in the tax code. The Tax Cuts and Jobs Act was signed into law on December 22, 2017, and reduced the corporate income tax rate from 34% to 21%. The Company’s deferred tax assets, liabilities, and valuation allowance reflect the impact of the tax law.

The Company’s effective income tax rate is lower than what would be expected if the U.S. federal statutory rate (21%) were applied to income before income taxes primarily due to certain expenses being deductible for tax purposes but not for financial reporting purposes. The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. All years are open to examination as of December 31, 2022.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

In the course of normal operations, the Company may be involved in various claims and litigation that management intends to defend. The range of loss, if any, from potential claims cannot be reasonably estimated. However, management believes the ultimate resolution of matters will not have a material adverse impact on the Company’s business or financial position.

NOTE 14 – SUBSEQUENT EVENTS

The Company’s wholly owned subsidiary, RMC Environmental Services LLC, signed a service lease with a related party, Land Resources & Royalties LLC effective January 1, 2023. The initial term of the lease is for five years. Rent is the greater of $2,000 per month or 20% of monthly revenue.

On February 21, 2023 and March 20, 2023, the Company invested an additional $50,000 on each date into Advanced Magnet Lab, Inc. (or “AML”) as a Convertible Promissory Note under the same terms and conditions as the Convertible Promissory Note the Company invested into AML on December 21, 2022.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.

Amount
Securities and Exchange Commission registration fee	$14,941
Accountants’ fees and expenses	$5,000
Legal fees and expenses	$20,000
Miscellaneous	$5,000
Total expenses	$44,941

Item 14. Indemnification of Directors and Officers.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Charter provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Our Charter provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Charter provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

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We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Class A Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

 (a) Issuance of Capital Stock.  On October 31, 2023, in connection with the closing of the Business Combination, we issued 350,000 shares of Class A Common Stock in a private placement to EF Hutton, Division of Benchmark Securities LLC in satisfaction of the deferred underwriting fee due to them in connection with our IPO.

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Item 16. Exhibits and Financial Statement Schedules.

Exhibits and Financial Statement Schedules

Exhibit Index

Exhibit Number	Description
2.1†*

Agreement and Plan of Merger, by and among American Acquisition Opportunity, Inc., Merger Sub, and Royalty Management Corporation, dated as of June 28, 2022 (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2022 (File No. 01-40233)).

2.2

Amendment No. 1 to Agreement and Plan of Merger dated as of November 27, 2022 (incorporated by reference to Annex A to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 15, 2022 (File No. 333-268817))

2.3

Amendment No 2 to Agreement and Plan of Merger dated as of April 28, 2023 (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed with the SEC on May 1, 2023 (File No. 01-40233))

3.1

Second Amended and Restated Certificate of Incorporation of Royalty Management Holding Corporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on November 6, 2023).

3.2	Amended and Restated Bylaws of Royalty Management Holding Corporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on November 6, 2023).
4.1

Warrant Agreement, dated March 17, 2021, between American Acquisition Opportunity Inc. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on March 23, 2021)

4.2	Specimen common stock certificate (Incorporated by reference to the Registrants Registration Statement on Form S-4/A filed with the SEC on October 19, 2023 (File No. 333-268817))
4.3	Registration Rights Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 23, 2021.
5.1*	Opinion of Loeb & Loeb LLP
10.1	Form of Indemnity Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on November 6, 2023).
10.2

Private Placement Warrants Purchase Agreement, dated March 17, 2021, between the Company and the Sponsor (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on March 23, 2023)

10.3

Letter Agreement dated March 17, 2021 by and among American Acquisition Opportunity Inc., the Sponsor and Kingswood Capital Markets (incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 23, 2021)

10.4	Employment Agreement (Incorporated by reference to the Registrant’s Registration Statement on Form S-4/A filed with the SEC on October 19, 2023)
10.5	Company Support Agreement, dated June 28, 2023 (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 5, 2022).
10.6

Sponsor Support Agreement, dated June 28, 2023, by and among American Acquisition Opportunity Inc. and Royalty ManagementCorporation (incorporated by reference to Annex F of the Registration Statement on Form S-4 (File No. 333-268817)).

23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
23.2	Consent of BF Borgers CPA, PC
24.1	Power of Attorney (included on signature page to this registration statement)
107	Calculation of Filing Fee Table

** To be filed by amendment† Schedules to this Exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5) promulgated under the Exchange Act. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)

that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fishers, Indiana, on the 6th day of February 2024.

Royalty Management Holding Corporation
By:	/s/ Thomas Sauve
Name:	Thomas Sauve
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas Sauve and Kirk Taylor his, her or their true and lawful attorney-in-fact, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Sauve	Chairman and Chief Executive Officer (Principal Executive Officer)	February 6, 2024
Thomas Sauve

/s/ Kirk Taylor	Chief Financial Officer (Principal Financial Officer)	February 6, 2024
Kirk Taylor

/s/ Daniel Hasler	Director	February 6, 2024
Daniel Hasler

/s/ Julie Griffith	Director	February 6, 2024
Julie Griffith

/s/ Gary Ehlebracht	Director	February 6, 2024
Gary Ehlebracht

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